Exhibit 3.1

NINTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

Reata Pharmaceuticals, Inc.

(a Delaware corporation)

(Pursuant to Sections 228, 242 and 245 of the

General Corporation Law of the State of Delaware)

Reata Pharmaceuticals, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”), hereby certifies as follows:

1. The Corporation was originally incorporated as Signifix, Inc., a Delaware corporation on March 11, 2002.

2. The Corporation changed its name to Reata Discovery, Inc. pursuant to an amendment to the Corporation’s Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on March 28, 2002.

3. The Corporation changed its name to Reata Pharmaceuticals, Inc. pursuant to an amendment to the Corporation’s Third Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on March 21, 2005.

4. Pursuant to Sections 228, 242 and 245 of the DGCL, this Ninth Amended and Restated Certificate of Incorporation (this “Certificate”) restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

5. The text of the Certificate of Incorporation of the Corporation is hereby restated in its entirety to read as follows:

ARTICLE ONE

The name of the corporation is Reata Pharmaceuticals, Inc. (the “Corporation”).

ARTICLE TWO

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, 19801, County of New Castle, Delaware. The name of the registered agent at that address is The Corporation Trust Company.

ARTICLE THREE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the DGCL.

ARTICLE FOUR

Section 1. AUTHORIZED CAPITAL STOCK. The total number of shares of capital stock that the Corporation shall have authority to issue is 240,000,000, consisting of 150,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and 90,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

Authority is hereby expressly vested in the board of directors of the Corporation (the “Board”) to establish and authorize the issuance of the Preferred Stock from time to time in one or more series and, with respect to each series of the Preferred Stock, to fix and determine by resolution or resolutions, in the manner provided for by law, the number of shares to constitute the series, the designation of the series and, subject to the provisions of the DGCL, the rights and preferences of the shares of any series so established.

The Board may decrease the number of shares designated for any existing series of the Preferred Stock; provided that the Board may not decrease the number of shares within a series below the number of shares within such series that is then outstanding.

Each share of the Preferred Stock within an individual series shall be identical in all respects with the other shares of such series, except as to the date, if any, from which dividends on such share shall accumulate and other details which because of the passage of time are required to be made in order for the substantive rights of the holders of the shares of such series to be identical.

The Corporation may purchase, directly or indirectly, its own shares to the extent that may be allowed by law.

Except as may otherwise be specifically set forth in the designations for a series of Preferred Stock, the number of authorized shares of any class or series of stock of the Corporation may be increased or decreased (but not below the number of shares of such class or series then outstanding) by an amendment to this Certificate approved by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote on such amendment voting together as a single class, and no such class or series of stock shall be entitled to vote on such amendment as a separate class.

Section 2. DESIGNATION OF SERIES A PREFERRED STOCK. 1,751,000 shares of Preferred Stock are designated as the Corporation’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”). The voting powers, preferences, and relative participation, optional, or other special rights and privileges and qualifications, limitations, or restrictions of the Series A Preferred Stock are as set forth below:

2.1 Dividends.

(a) Series A Preferred Stock. The Series A Preferred Stock ranks senior with respect to dividends to any Equity Securities that do not by their terms rank senior to or on a parity with the Series A Preferred Stock, including the Common Stock. The holders of the outstanding shares of Series A Preferred Stock shall be entitled to receive dividends from time to time out of any assets legally available for payment of dividends equal to $0.08 per annum per share (as adjusted for any stock splits, stock dividends, recapitalizations, combinations, or similar transactions), after declaration or payment of any dividend on any Equity Securities ranking senior to the Series A Preferred Stock with respect to dividends (the “Dividend Senior Stock”), but prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder of such rights to receive shares of Common Stock of the Corporation) on the Common Stock or other Equity Securities ranking junior to the Series A Preferred Stock with respect to dividends. Dividends on each share of Series A Preferred Stock shall be cumulative and shall accrue on each share from day to day until paid, whether or not earned or declared, and whether or not there are profits, surplus, or other funds legally available for the payment of dividends. All accrued but unpaid dividends on each share of Series A Preferred Stock shall be payable (i) in cash when, as and if declared by the Board, (ii) upon the liquidation, dissolution, or winding up of the Corporation as provided in Section 2.2 of this Article Four, and (iii) upon any conversion in the manner provided in Section 2.5 of this Article Four.

(b) Priority on Dividends; Participation. Unless the full amount of any accrued and unpaid dividends on the Series A Preferred Stock shall have been paid or declared in full and a sum sufficient for the payment of such dividends reserved and set apart, (i) no dividend or distribution (other than a dividend payable solely in Common Stock or other securities and rights convertible into or entitling the holder of such rights to receive solely shares of Common Stock of the Corporation) shall be declared or paid on the Common Stock or on any Equity Securities ranking junior to the Series A Preferred Stock with respect to dividends or distributions (except for any dividends payable upon exercise of the Warrants) and (ii) no shares of Equity Securities ranking junior to the Series A Preferred Stock with respect to dividends or distributions shall be purchased, redeemed, or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption, or acquisition of any such shares of Equity Securities; provided that this restriction shall not apply to (i) the repurchase of capital stock pursuant to the Investors’ Rights Agreement or any of the Corporation’s repurchase rights under the Series H Securities Purchase Agreement or (ii) the repurchase of shares of Common Stock or Preferred Stock from directors, employees, or consultants of the Corporation or a Subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of service to the Corporation or a Subsidiary.

(c) Participation Rights. If, after dividends on the full preferential amounts specified in this Section 2.1 of Article Four for the Series A Preferred Stock and for any Equity Securities ranking junior to the Series A Preferred Stock but senior to the Common Stock with respect to dividends have been paid or declared and set apart, the Board shall declare additional dividends on the Common Stock out of funds legally available for payment of dividends in that calendar year (subject to the requisite compliance with the provisions set forth in Section 2.1(b) of this Article Four), then the aggregate amount of such additional dividends shall be distributed pro rata among (i) the holders of Common Stock, (ii) the holders of the Series A Preferred Stock (with each such holder of Series A Preferred Stock being treated for this purpose as holding the greatest whole number of shares of Common Stock then issuable upon conversion of all shares of Series A Preferred Stock held by such holder pursuant to Section 2.5 of this Article Four), and (iii) among the holders of any other Equity Securities having the right to participate in dividends declared on the Common Stock, in accordance with the respective terms thereof.

(d) Non-Cash Dividends. Whenever a dividend provided for in this Section 2.1 of Article Four shall be payable in property other than cash, the value of such dividend shall be deemed to be the Fair Market Value of such property.

2.2 Liquidation Preference.

(a) Series A Preferred Stock. The Series A Preferred Stock ranks senior with respect to distributions on liquidation to any Equity Securities that do not by their terms rank senior to or on a parity with Series A Preferred Stock, including the Common Stock. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, after payment or distribution and setting apart for payment or distribution of any of the assets or surplus funds of the Corporation required to be made to the holders of Liquidation Senior Stock (the “Liquidation Senior Stock Preference”), but prior and in preference to any payment or distribution and setting apart for payment or distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock and to the holders of any other Equity Securities ranking junior to the Series A Preferred Stock with respect to distributions on liquidation, an amount for each share of Series A Preferred Stock then held by them equal to $1.00 (as adjusted for any stock splits, stock dividends, recapitalizations, combinations, or similar transactions with respect to such shares after the filing date of this Certificate, the “Original Issue Price”) plus all accrued or declared but unpaid dividends on the Series A Preferred Stock up to and including the date of payment of such Liquidation Preference (the “Liquidation Preference”). If, upon the occurrence of such event, the assets and funds legally available for distribution among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock based upon the aggregate Liquidation Preferences of the shares of Series A Preferred Stock held by each such holder.

(b) Participation Rights. If, after full payment of the Liquidation Senior Stock Preference, if any, the assets and funds of the Corporation legally available for distribution to the Corporation’s stockholders exceed the aggregate Liquidation Preference payable pursuant to Section 2.2(a) of this Article Four, then, after the payments required by Section 2.2(a) of this Article Four shall have been made or irrevocably set apart for payment, the remaining assets and funds of the Corporation available for distribution to the Corporation’s stockholders shall be distributed pro rata among (i) the holders of the Common Stock, (ii) the holders of the Series A Preferred Stock (with each such holder of Series A Preferred Stock being treated for this purpose as holding the greatest whole number of shares of Common Stock then issuable upon conversion of all shares of Series A Preferred Stock held by such holder pursuant to Section 2.5 of this Article Four), and (iii) among the holders of any other Equity Securities having the right to participate in such distributions on liquidation, in accordance with the respective terms thereof.

(c) Merger or Sale of Assets. For purposes of Section 2.1(a)(ii) and this Section 2.2 of Article Four, unless otherwise determined by the holders of at least 67% of the Preferred Stock then outstanding, voting together as a single class on an as converted basis (which may be effected by a vote of the holders of the Preferred Stock at a special meeting of such holders or by written consent), a liquidation, dissolution, or winding up of the Corporation shall be deemed to be occasioned by, and the holders of Series A Preferred Stock shall be entitled to receive in cash, securities, or other property (valued at Fair Market Value) amounts as specified in Section 2.2(a) and Section 2.2(b) above at the closing of, (i) a consolidation or merger of the Corporation with or into one or more other corporations or other business organizations, (ii) the sale, lease, or transfer of all or substantially all of the assets of the Corporation, (iii) the exclusive licensing of all or substantially all of the Corporation’s intellectual property in a single transaction or series of related transactions, or (iv) any other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for or converted into cash, securities of another corporation or business organization, or other property, unless, in the case of clauses (i) and (iv), the Corporation’s stockholders of record immediately prior to such event shall (by virtue of the securities issued as a part of such event) hold greater than 50% of the voting power of the surviving or acquiring Person immediately following such event.

(d) Liquidation Notice. The Corporation shall give written notice of any liquidation, dissolution, or winding up (or any transaction which might reasonably be deemed to be a liquidation, dissolution, or winding up pursuant to Section 2.2(c) of this Article Four) to each holder of Series A Preferred Stock not less than 20 days prior to the date stated in such notice for the distribution and payment of the amounts provided in Section 2.1(a)(ii) and this Section 2.2 of Article Four. Each holder of Series A Preferred Stock may convert all or any portion of the Series A Preferred Stock then held by such holder into Common Stock pursuant to Section 2.5 of this Article Four at any time on or prior to the date fixed in such notice for distribution and payment or the date of a merger, consolidation, license of intellectual property or sale of assets deemed to be a liquidation, dissolution, or winding up of the Corporation as described in Section 2.2(c) of this Article Four.

2.3 Redemption. The Series A Preferred Stock shall have no rights with respect to redemption.

2.4 Voting Rights.

(a) General. The holders of shares of Series A Preferred Stock, together as a single class with the holders of any other Equity Securities given such voting rights, and the holders of Common Stock shall vote as a single class on all matters submitted to a vote of common stockholders of the Corporation, except as otherwise provided in this Certificate or in the DGCL. Each holder of shares of Series A Preferred Stock shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which all shares of Series A Preferred Stock held of record by such holder could then be converted pursuant to Section 2.5 of this Article Four at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is first executed. The holders of shares of Series A Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws.

(b) Series A Preferred Stock Voting Rights. So long as at least 150,000 shares of Series A Preferred Stock remain outstanding:

(i) without the affirmative vote of the holders of at least 67% of the Preferred Stock then outstanding, voting together as a single class on an as converted basis, the Corporation shall not:

1. effect any sale, lease, assignment, transfer, exchange, or other conveyance of all or substantially all of the assets of the Corporation or any Subsidiary, or any consolidation, conversion, or merger involving the Corporation (where the Corporation’s stockholders of record immediately prior to such event shall (by virtue of the securities issued as a part of such event) hold less than 50% of the voting power of the surviving or acquiring Person immediately following such event) or any share exchange, reclassification, or other change of any stock, or any recapitalization, or any dissolution, liquidation, or winding up of the Corporation or, unless the obligations of the Corporation under an agreement are expressly conditional upon the requisite approval of the holders of the Series A Preferred Stock as provided for in this Certificate, make any agreement or become obligated to do so;

2. increase the total number of authorized shares of Preferred Stock;

3. except as set forth in the Series H Securities Purchase Agreement, authorize, create, issue, or obligate itself to issue or create any security with any rights as to dividends, redemption rights, liquidation preferences, conversion rights, voting rights, or otherwise ranking senior to or on a parity with the Series A Preferred Stock;

4. except as set forth in the Series H Securities Purchase Agreement, authorize, issue, or obligate itself to issue any Equity Security (not including any Equity Security issued pursuant to an Approved Plan), unless permitted elsewhere in this Certificate;

5. incur, create, assume, become or be liable in any manner with respect to, or permit to exist any indebtedness for borrowed money (including, without limitation, capitalized leases) or for the deferred purchase price for the acquisition of property, except for any such indebtedness not exceeding $10,000,000 in the aggregate at any one time, unless all members of the Board have approved such action; or

6. redeem or repurchase any shares of the Corporation’s Equity Securities, other than repurchases by the Corporation (i) of the Equity Securities from directors, officers, employees, or consultants of the Corporation or a Subsidiary pursuant to agreements under which the Corporation has the option to repurchase such Equity Securities at the original purchase price of such Equity Securities (or at the then current fair market value in the case of Preferred Stock issued pursuant to an Approved Plan) upon the occurrence of certain events, such as the termination of service to the Corporation or a Subsidiary, (ii) pursuant to the Investors’ Rights Agreement, or (iii) pursuant to any of the Corporation’s repurchase rights under the Series H Securities Purchase Agreement; and

(ii) without the affirmative vote of the holders of at least 67% of the outstanding Series A Preferred Stock, voting as a separate class, the Corporation shall not:

1. amend, alter or repeal any provision of this Certificate or the Bylaws if such action would materially and adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series A Preferred Stock; or

2. declare or pay, whether in cash or otherwise, any dividend or other distribution of any kind on any shares of the Corporation’s Common Stock or any other Equity Securities ranking on a parity with, or junior to, the Series A Preferred Stock with respect to dividends and/or distributions on liquidation (other than dividends payable solely in shares of Common Stock and other dividends set forth in Section 2.1(a) of this Article Four with respect to shares of the Series A Preferred Stock) unless all members of the Board have approved such action.

2.5 Conversion.

(a) Conversion Procedure.

(i) Any holder of shares of Series A Preferred Stock may, at any time and at the option of the holder, convert all or any portion of the shares of Series A Preferred Stock (including any fraction of a share) held by such holder into a number of shares of Common Stock computed by multiplying the number of shares of Series A Preferred Stock to be converted by the Original Issue Price, and dividing the result by the Conversion Price (as defined below) then in effect.

(ii) Each conversion of shares of Series A Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the shares of Series A Preferred Stock to be converted, together with properly executed conversion instructions or stock powers, have been surrendered for conversion at the principal office of the Corporation. At the time such conversion has been effected, the rights of the holder with respect to the converted shares of Series A Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented by such certificate or certificates.

(iii) As soon as possible after a conversion has been effected (but in any event within ten (10) business days thereafter), the Corporation shall deliver to the converting holder:

1. a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

2. a certificate representing any shares of Series A Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted;

3. cash in lieu of any fractional share as provided in Section 2.5(a)(v) of this Article Four; and

4. cash or a certificate or certificates representing shares of Common Stock in payment of accrued or declared but unpaid dividends as provided in Section 2.5(a)(vi) of this Article Four.

(iv) The issuance of certificates for shares of Common Stock upon conversion of shares of Series A Preferred Stock shall be made without charge to the holders of such shares of Series A Preferred Stock for any issuance tax in respect of such issuance or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock, other than any transfer taxes resulting from the transfer of converted shares to a Person or Persons other than the converting holder. Upon conversion of each share of Series A Preferred Stock, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid, and nonassessable.

(v) If any fractional interest in a share of Common Stock would, except for the provisions of this Section 2.5(a)(v), be deliverable upon any conversion of shares of Series A Preferred Stock, the Corporation, in lieu of delivering such fractional share of Common Stock, shall pay an amount to the holder of such fractional interest equal to the Fair Market Value of such fractional interest as of the date of conversion. All shares of Common Stock issuable to a holder shall be aggregated for purposes of determining whether a fractional interest shall result from any conversion.

(vi) All accrued or declared but unpaid dividends on shares of Series A Preferred Stock to be converted shall be payable upon conversion of such shares in cash or, at the option of a majority of the Board, in shares of Common Stock having a Fair Market Value as of the date of conversion equal to the amount of such accrued or declared but unpaid dividends.

(b) Conversion Price.

(i) The initial “Conversion Price” shall be the Original Issue Price per share of Series A Preferred Stock. In order to prevent dilution of the conversion rights granted under this subdivision, the Conversion Price also shall be subject to adjustment from time to time pursuant to this Section 2.5(b) of Article Four.

(ii) In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 2.5(b)(iii) of Article Four) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issuance then and in such event, the Conversion Price shall be reduced, concurrently with such issuance, to an amount (calculated to the nearest cent) determined by multiplying the Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issuance shall be calculated on a Fully Diluted Basis, as if all shares of Series A Preferred Stock had been fully converted into shares of Common Stock and any outstanding Options (as defined below) or Convertible Securities (as defined below) had been fully exercised or converted (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date.

(iii) For purposes of this Section 2.5(b)(iii) of Article Four, in the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that such shares shall not be deemed to be Additional Shares of Common Stock if such shares are specifically excluded from the definition of Additional Shares of Common Stock.

(iv) Notwithstanding the foregoing, the Corporation shall not be required to make any adjustment to the Conversion Price by reason of the issuance of Common Stock when such issuance is (A) upon conversion of shares of Series A Preferred Stock, (B) as a dividend or distribution on the Series A Preferred Stock, (C) pursuant to any Approved Plan, (D) upon conversion or exercise of any Options or Convertible Securities outstanding as of the date of this Certificate, (E) effected in a Qualified Public Offering, and (F) in connection with an acquisition transaction, building or equipment lease transaction, bank loan transaction, or strategic alliance, partnering arrangement or advisory services arrangement that is not primarily for equity financing purposes and that is approved by the Board (including at least one member of the Board appointed by the holders of the Series A Preferred Stock).

(c) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Section 2.5 of this Article Four, the following shall be applicable:

(i) If the Corporation in any manner issues or grants any options, warrants, or similar rights (“Options”) to purchase or acquire Common Stock or other Equity Securities convertible or exchangeable, with or without consideration, into or for Common Stock (“Convertible Securities”), other than Options or Convertible Securities issued or granted pursuant to an Approved Plan, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of this Section, the “price per share for which Common Stock is issuable” shall be determined by dividing (a) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange of such Convertible Securities, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(ii) If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For the purposes of this Section, the “price per share for which Common Stock is issuable” shall be determined by dividing (a) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of such Convertible Securities, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 2.5 of Article Four, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration, or changed conversion rate, as the case may be, at the time initially granted, issued, or sold.

(iv) Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect under this Certificate shall be adjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

(v) If any Common Stock, Option, or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received for such Common Stock, Option, or Convertible Security shall be deemed to be the net amount received by the Corporation for such Common Stock, Option, or Convertible Security. In case any Common Stock, Options, or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the Fair Market Value of such Common Stock, Options, or Convertible Securities as of the date of receipt. If any Common Stock, Option, or Convertible Security is issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration for such Common Stock, Option, or Convertible Security shall be deemed to be the Fair Market Value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options, or Convertible Securities, as the case may be.

(vi) In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties to such transaction, the Option shall be deemed to have been issued for a consideration of $0.001.

(vii) The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

(viii) If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options, or Convertible Securities or (b) to subscribe for or purchase Common Stock, Options, or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(d) Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization, or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(e) Reorganization, Mergers, Consolidations, or Sales of Assets. Subject to Section 2.2(c) of this Article Four, if at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this Section 2.5 of Article Four) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation, or sale, provision shall be made so that the holders of the Series A Preferred Stock shall, after such reorganization, merger, consolidation, or sale, be entitled to receive upon conversion of the Series A Preferred Stock, the number of shares of stock or other securities or property of the Corporation (including cash), or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2.5 of Article Four with respect to the rights of the holders of the Series A Preferred Stock after the reorganization, merger, consolidation, or sale to the effect that the provisions of this Section 2.5 of Article Four (including adjustment of the Conversion Price and the number of shares purchasable upon conversion of Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(f) No Impairment. The Corporation shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Certificate by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section 2.5 of Article Four and in the taking of all actions that may be necessary or appropriate to protect the rights of the holders of the Series A Preferred Stock against impairment.

(g) Notices.

(i) Promptly after any adjustment of the Conversion Price (but in no event more than five business days), the Corporation shall give written notice of such adjustment to all holders of shares of Series A Preferred Stock.

(ii) Other than in connection with the Initial Stock Dividend(s) (as defined below), the Corporation shall give written notice to all holders of shares of Series A Preferred Stock at least 10 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, or (b) with respect to any pro rata subscription offer to holders of Common Stock.

(h) Automatic Conversion. All of the outstanding shares of Series A Preferred Stock shall be converted into Common Stock at the Conversion Price then in effect without any further action on the part of the Corporation or any holder of Series A Preferred Stock, upon the earlier of (i) immediately prior to the time of and subject to the closing and funding of a Qualified Public Offering, or (ii) the election of the holders at least 67% of the then outstanding shares of Series A Preferred Stock.

2.6 Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of shares of Series A Preferred Stock. Upon the surrender of any certificate representing shares of Series A Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange for such surrendered certificate representing in the aggregate the number of shares of Series A Preferred Stock represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of Series A Preferred Stock as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the shares of Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such shares of Series A Preferred Stock represented by the surrendered certificate.

2.7 Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit without bond of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction, or mutilation of any certificate evidencing shares of Series A Preferred Stock and, in the case of any such loss, theft, or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation or, in the case of any mutilation, upon surrender of such certificate the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series A Preferred Stock represented by such lost, stolen, destroyed, or mutilated certificate, and dividends shall accrue on the shares of Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed, or mutilated certificate.

2.8 Amendment and Waiver. Except as expressly provided in this Certificate, no amendment, modification, or waiver shall be binding or effective with respect to any provision of this Section 2 of Article Four without the affirmative vote of the holders of at least 67% of the shares of Series A Preferred Stock then outstanding, voting separately as a class; provided that if any such amendment, modification, or waiver is to a provision in this Certificate that requires a specific vote (such as requiring the vote of a specified percentage of a particular class of voting securities) to take an action under such provision or to take an action with respect to the matters described in such provision, such amendment, modification, or waiver shall not be binding or effective unless such specific vote is obtained to approve such amendment, modification, or waiver; and provided further that no change in the terms of this Certificate may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the applicable class(es) of securities that would be necessary to approve such change in terms other than in connection with such merger or consolidation.

2.9 Notices. Except as otherwise expressly provided, all notices referred to in this Certificate shall be in writing and shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service to (i) the Corporation, at its principal executive offices and (ii) any stockholder, at such stockholder’s address as it appears in the stock records of the Corporation (unless otherwise indicated in writing by any such holder), and shall be deemed to have been given upon delivery, if delivered personally, three business days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service.

Section 3. DESIGNATION OF SERIES B PREFERRED STOCK. 3,331,247 shares of Preferred Stock are designated as the Corporation’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”). The voting powers, preferences, and relative participation, optional, or other special rights and privileges and qualifications, limitations, or restrictions of the Series B Preferred Stock are as set forth below:

3.1 Dividends.

(a) Series B Preferred Stock. The Series B Preferred Stock ranks senior with respect to dividends to any Equity Securities that do not by their terms rank senior or on a parity to the Series B Preferred Stock, including the Series A Preferred Stock and the Common Stock. The holders of the outstanding shares of Series B Preferred Stock shall be entitled to receive dividends from time to time out of any assets legally available for payment of dividends equal to $0.12 per annum per share (as adjusted for any stock splits, stock dividends, recapitalizations, combinations, or similar transactions), after declaration or payment of any dividend on any Equity Securities ranking senior to the Series B Preferred Stock with respect to dividends (the “Series B Dividend Senior Stock”), but prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder of such rights to receive shares of Common Stock of the Corporation) on any Stock and any other Equity Securities ranking junior to the Series B Preferred Stock with respect to dividends (the “Series B Dividend Junior Stock”). Dividends on each share of Series B Preferred Stock shall be cumulative and shall accrue on each share from day to day until paid, whether or not earned or declared, and whether or not there are profits, surplus, or other funds legally available for the payment of dividends. All accrued but unpaid dividends on each share of Series B Preferred Stock shall be payable (i) in cash when, as and if declared by the Board, (ii) upon the liquidation, dissolution, or winding up of the Corporation as provided in Section 3.2 of this Article Four, and (iii) upon any conversion in the manner provided in Section 3.5 of this Article Four.

(b) Priority on Dividends; Participation. Unless the full amount of any accrued and unpaid dividends on the Series B Preferred Stock shall have been paid or declared in full and a sum sufficient for the payment of such dividends reserved and set apart, (i) no dividend or distribution (other than a dividend payable solely in Common Stock or other securities and rights convertible into or entitling the holder of such rights to receive solely shares of Common Stock of the Corporation) shall be declared or paid on the Series B Dividend Junior Stock (except for any dividends payable upon exercise of the Warrants) and (ii) no shares of Series B Dividend Junior Stock shall be purchased, redeemed, or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption, or acquisition of any such shares or other interests of Series B Dividend Junior Stock; provided that this restriction shall not apply to (a) the repurchase of capital stock pursuant to the Investors’ Rights Agreement or any of the Corporation’s repurchase rights under the Series H Securities Purchase Agreement or (b) the repurchase of shares of Common Stock or Preferred Stock from directors, employees, or consultants of the Corporation or a Subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of service to the Corporation or a Subsidiary.

(c) Participation Rights. If, after dividends on the full preferential amounts specified in this Section 3.1 of this Article Four for the Series B Preferred Stock, for the Series B Dividend Senior Stock, and for any Equity Securities ranking junior to Series B Preferred Stock but senior to the Common Stock with respect to dividends have been paid or declared and set apart in full, the Board shall declare additional dividends on the Common Stock out of funds legally available for payment of dividends in that calendar year (subject to the requisite compliance with the provisions set forth in Section 3.1(b) of this Article Four), then the aggregate amount of such additional dividends shall be distributed pro rata among (i) the holders of Common Stock, (ii) the holders of the Series B Preferred Stock (with each such holder of Series B Preferred Stock being treated for this purpose as holding the greatest whole number of shares of Common Stock then issuable upon conversion of all shares of Series B Preferred Stock held by such holder pursuant to Section 3.5 of this Article Four), and (iii) among the holders of any other Equity Securities having the right to participate in dividends declared on the Common Stock, in accordance with the respective terms thereof.

(d) Non-Cash Dividends. Whenever a dividend provided for in this Section 3.1 of Article Four shall be payable in property other than cash, the value of such dividend shall be deemed to be the Fair Market Value of such property.

3.2 Liquidation Preference.

(a) Series B Preferred Stock. The Series B Preferred Stock ranks senior with respect to distributions on liquidation to any Equity Securities that do not by their respective terms rank senior to or on parity with the Series B Preferred Stock, including the Series A Preferred Stock and the Common Stock. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive, after payment or distribution and setting apart for payment or distribution of any assets or surplus funds of the Corporation required to be made to the holders of Series B Liquidation Senior Stock (the “Series B Liquidation Senior Preference”), but prior and in preference to any payment or distribution and setting apart for payment or distribution of any of the assets or surplus funds of the Corporation to the holders of the Series B Liquidation Junior Stock, an amount for each share of Series B Preferred Stock then held by them equal to $1.50 (as adjusted for any stock splits, stock dividends, recapitalizations, combinations, or similar transactions with respect to such shares after the filing date of this Certificate, the “Series B Original Issue Price”) plus all accrued or declared but unpaid dividends on the Series B Preferred Stock up to and including the date of payment of such Series B Liquidation Preference (the “Series B Liquidation Preference”). If, upon the occurrence of such event, the assets and funds legally available for distribution among the holders of the Series B Preferred Stock shall be sufficient to permit only a partial payment to such holders of the aggregate Series B Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution to the holders of Series B Preferred Stock pursuant to this Section 3.2 of Article Four shall be distributed ratably among such holders based upon the aggregate Series B Liquidation Preferences of the shares of Series B Preferred Stock held by each such holder.

(b) Participation Rights. If, after payment of any Series B Liquidation Preference and any payment or distribution and setting apart for payment or distribution of any of the assets or surplus funds of the Corporation to the holders of Equity Securities ranking junior to the Series B Preferred Stock with respect to distributions on liquidation but senior to the Common Stock, the assets and funds of the Corporation legally remaining available for distribution to the Corporation’s stockholders exceed the aggregate Series B Liquidation Preference payable pursuant to Section 3.2(a) of this Article Four, then, after the payments required by Section 3.2(a) of this Article Four shall have been made or irrevocably set apart for payment, the remaining assets and funds of the Corporation available for distribution to the Corporation’s stockholders shall be distributed pro rata among (i) the holders of the Common Stock, (ii) the holders of the Series B Preferred Stock (with each such holder of Series B Preferred Stock being treated for this purpose as holding the greatest whole number of shares of Common Stock then issuable upon conversion of all shares of Series B Preferred Stock held by such holder pursuant to Section 3.5 of this Article Four), and (iii) among the holders of any other Equity Securities having the right to participate in such distributions on liquidation, in accordance with the respective terms thereof.

(c) Merger or Sale of Assets. For purposes of Section 3.1(a)(ii) and this Section 3.2 of Article Four, unless otherwise determined by the holders of at least 67% of the Preferred Stock then outstanding, voting together as a single class on an as converted basis (which may be effected by a vote of the holders of the Preferred Stock at a special meeting of such holders or by written consent), a liquidation, dissolution, or winding up of the Corporation shall be deemed to be occasioned by, and the holders of Series B Preferred Stock shall be entitled to receive in cash, securities, or other property (valued at Fair Market Value) amounts as specified in Section 3.2(a) and Section 3.2(b) above at the closing of, (i) a consolidation or merger of the Corporation with or into one or more other corporations or other business organizations, (ii) the sale, lease, or transfer of all or substantially all of the assets of the Corporation, (iii) the exclusive licensing of all or substantially all of the Corporation’s intellectual property in a single transaction or series of related transactions, or (iv) any other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for or converted into cash, securities of another corporation or business organization, or other property, unless, in the case of clauses (i) and (iv), the Corporation’s stockholders of record immediately prior to such event shall (by virtue of the securities issued as a part of such event) hold greater than 50% of the voting power of the surviving or acquiring Person immediately following such event.

(d) Liquidation Notice. The Corporation shall give written notice of any liquidation, dissolution, or winding up (or any transaction which might reasonably be deemed to be a liquidation, dissolution, or winding up pursuant to Section 3.2(c) of this Article Four)

to each holder of Series B Preferred Stock not less than 20 days prior to the date stated in such notice for the distribution and payment of the amounts provided in Section 3.1(a)(ii) and Section 3.2 of Article Four. Each holder of Series B Preferred Stock may convert all or any portion of the Series B Preferred Stock then held by such holder into Common Stock pursuant to Section 3.5 of this Article Four at any time on or prior to the date fixed in such notice for distribution and payment or the date of a merger, consolidation, license of intellectual property or sale of assets deemed to be a liquidation, dissolution, or winding up of the Corporation as described in Section 3.2(c) of this Article Four.

3.3 Redemption. The Series B Preferred Stock shall have no rights with respect to redemption.

3.4 Voting Rights.

(a) General. The holders of shares of Series B Preferred Stock, together as a single class with the holders of Series A Preferred Stock and any other Equity Securities given such voting rights, and the holders of Common Stock shall vote as a single class on all matters submitted to a vote of common stockholders of the Corporation, except as otherwise provided in this Certificate or in the DGCL. Each holder of shares of Series B Preferred Stock shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which all shares of Series B Preferred Stock held of record by such holder could then be converted pursuant to Section 3.5 of this Article Four at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is first executed. The holders of shares of Series B Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws.

(b) Series B Preferred Stock Voting Rights. So long as at least 166,666 shares of Series B Preferred Stock remain outstanding:

(i) without the affirmative vote of the holders of at least 67% of the Preferred Stock then outstanding, voting together as a single class, the Corporation shall not:

1. effect any sale, lease, assignment, transfer, exchange, or other conveyance of all or substantially all of the assets of the Corporation or any Subsidiary, or any consolidation, conversion, or merger involving the Corporation (where the Corporation’s stockholders of record immediately prior to such event shall (by virtue of the securities issued as a part of such event) hold less than 50% of the voting power of the surviving or acquiring Person immediately following such event) or any share exchange, reclassification, or other change of any stock, or any recapitalization, or any dissolution, liquidation, or winding up of the Corporation or, unless the obligations of the Corporation under an agreement are expressly conditional upon the requisite approval of the holders of the Series B Preferred Stock as provided for in this Certificate, make any agreement or become obligated to do so;

2. increase the total number of authorized shares of Preferred Stock;

3. except as set forth in the Series H Securities Purchase Agreement, authorize, create, issue, or obligate itself to issue or create any security with any rights as to dividends, redemption rights, liquidation preferences, conversion rights, voting rights, or otherwise ranking senior to or on a parity with the Series B Preferred Stock;

4. except as set forth in the Series H Securities Purchase Agreement, authorize, issue, or obligate itself to issue any Equity Security (not including any Equity Security issued pursuant to an Approved Plan), unless permitted elsewhere herein;

5. incur, create, assume, become or be liable in any manner with respect to, or permit to exist any indebtedness for borrowed money (including, without limitation, capitalized leases) or for the deferred purchase price for the acquisition of property, except for any such indebtedness not exceeding $10,000,000 in the aggregate at any one time, unless all members of the Board have approved such action; or

6. redeem or repurchase any shares of the Corporation’s Equity Securities, other than repurchases by the Corporation (i) of the Equity Securities from directors, officers, employees, or consultants of the Corporation or a Subsidiary pursuant to agreements under which the Corporation has the option to repurchase such Equity Securities at the original purchase price of such Equity Securities (or at the then current fair market value in the case of Preferred Stock issued pursuant to an Approved Plan) upon the occurrence of certain events, such as the termination of service to the Corporation or a Subsidiary, (ii) pursuant to the Investors’ Rights Agreement, or (iii) pursuant to any of the Corporation’s repurchase rights under the Series H Securities Purchase Agreement; and

(ii) without the affirmative vote of the holders of at least 67% of the outstanding Series B Preferred Stock, voting as a separate class, the Corporation shall not:

1. amend, alter or repeal any provision of this Certificate or the Bylaws if such action would materially and adversely alter the rights, preferences, privileges or powers of, or restrictions provided for benefit of the Series B Preferred Stock; or

2. declare or pay, whether in cash or otherwise, any dividend or other distribution of any kind on any shares of the Corporation’s Common Stock or any other Equity Securities ranking on a parity with, or junior to, the Series B Preferred Stock with respect to dividends and/or distributions in liquidation (other than dividends payable solely in shares of Common Stock and other dividends set forth in Section 3.1(a) of this Article Four with respect to shares of the Series B Preferred Stock) unless all members of the Board have approved such action.

3.5 Conversion.

(a) Conversion Procedure.

(i) Any holder of shares of Series B Preferred Stock may, at any time and at the option of the holder, convert all or any portion of the shares of Series B Preferred Stock (including any fraction of a share) held by such holder into a number of shares of Common Stock computed by multiplying the number of shares of Series B Preferred Stock to be converted by the Series B Original Issue Price, and dividing the result by the Series B Conversion Price (as defined below) then in effect.

(ii) Each conversion of shares of Series B Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the shares of Series B Preferred Stock to be converted, together with properly executed conversion instructions or stock powers, have been surrendered for conversion at the principal office of the Corporation. At the time such conversion has been effected, the rights of the holder with respect to the converted shares of Series B Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented by such certificate or certificates.

(iii) As soon as possible after a conversion has been effected (but in any event within ten (10) business days thereafter), the Corporation shall deliver to the converting holder:

1. a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

2. a certificate representing any shares of Series B Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted;

3. cash in lieu of any fractional share as provided in Section 3.5(a)(v) of this Article Four; and

4. cash or a certificate or certificates representing shares of Common Stock in payment of accrued or declared but unpaid dividends as provided in Section 3.5(a)(vi) of this Article Four.

(iv) The issuance of certificates for shares of Common Stock upon conversion of shares of Series B Preferred Stock shall be made without charge to the holders of such shares of Series B Preferred Stock for any issuance tax in respect of such issuance or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock, other than any transfer taxes resulting from the transfer of converted shares to a Person or Persons other than the converting holder. Upon conversion of each share of Series B Preferred Stock, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid, and nonassessable.

(v) If any fractional interest in a share of Common Stock would, except for the provisions of this Section 3.5(a)(v), be deliverable upon any conversion of shares of Series B Preferred Stock, the Corporation, in lieu of delivering such fractional share of Common Stock, shall pay an amount to the holder of such fractional interest equal to the Fair Market Value of such fractional interest as of the date of conversion. All shares of Common Stock issuable to a holder shall be aggregated for purposes of determining whether a fractional interest shall result from any conversion.

(vi) All accrued or declared but unpaid dividends on shares of Series B Preferred Stock to be converted shall be payable upon conversion of such shares in cash or, at the option of a majority of the Board, in shares of Common Stock having a Fair Market Value as of the date of conversion equal to the amount of such accrued or declared but unpaid dividends.

(b) Series B Conversion Price.

(i) The initial “Series B Conversion Price” shall be the Series B Original Issue Price per share of Series B Preferred Stock. In order to prevent dilution of the conversion rights granted under this subdivision, the Series B Conversion Price also shall be subject to adjustment from time to time pursuant to this Section 3.5(b) of Article Four.

(ii) In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.5(b)(iii) of Article Four) without consideration or for a consideration per share less than the Series B Conversion Price in effect on the date of and immediately prior to such issuance then and in such event, the Series B Conversion Price shall be reduced, concurrently with such issuance, to an amount (calculated to the nearest cent) determined by multiplying the Series B Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series B Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issuance shall be calculated on a Fully Diluted Basis, as if all shares of Series B Preferred Stock had been fully converted into shares of Common Stock and any outstanding Options (as defined below) or Convertible Securities (as defined below) had been fully exercised or converted (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date.

(iii) For purposes of this Section 3.5(b)(iii) of Article Four, in the event the Corporation at any time or from time to time after the Series B Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that such shares shall not be deemed to be Additional Shares of Common Stock if such shares are specifically excluded from the definition of Additional Shares of Common Stock.

(iv) Notwithstanding the foregoing, the Corporation shall not be required to make any adjustment to the Series B Conversion Price by reason of the issuance of Common Stock when such issuance is (A) upon conversion of shares of Series A or Series B Preferred Stock, (B) as a dividend or distribution on the Series A or Series B Preferred Stock, (C) pursuant to any Approved Plan, (D) upon conversion or exercise of any Options or Convertible Securities outstanding as of the Series B Original Issue Date, (E) effected in a Qualified Public Offering, and (F) in connection with an acquisition transaction, building or equipment lease transaction, bank loan transaction, or strategic alliance, partnering arrangement or advisory services arrangement that is not primarily for equity financing purposes and that is approved by the Board.

(c) Effect on Series B Conversion Price of Certain Events. For purposes of determining the adjusted Series B Conversion Price under Section 3.5 of this Article Four, the following shall be applicable:

(i) If the Corporation in any manner issues or grants any options, warrants, or similar rights (“Options”) to purchase or acquire Common Stock or other Equity Securities convertible or exchangeable, with or without consideration, into or for Common Stock (“Convertible Securities”), other than Options or Convertible Securities issued or granted pursuant to an Approved Plan, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Series B Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of this Section, the “price per share for which Common Stock is issuable” shall be determined by dividing (a) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange of such Convertible Securities, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Series B Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(ii) If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Series B Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For the purposes of this Section, the “price per share for which Common Stock is issuable” shall be determined by dividing (a) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of such Convertible Securities, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Series B Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Series B Conversion Price had been or are to be made pursuant to other provisions of this Section 3.5 of Article Four, no further adjustment of the Series B Conversion Price shall be made by reason of such issue or sale.

(iii) If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Series B Conversion Price in effect at the time of such change shall be readjusted to the Series B Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration, or changed conversion rate, as the case may be, at the time initially granted, issued, or sold.

(iv) Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Series B Conversion Price then in effect under this Certificate shall be adjusted to the Series B Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

(v) If any Common Stock, Option, or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received for such Common Stock, Option, or Convertible Security shall be deemed to be the net amount received by the Corporation for such Common Stock, Option, or Convertible Security. In case any Common Stock, Options, or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the Fair Market Value of such Common Stock, Options, or Convertible Securities as of the date of receipt. If any Common Stock, Option, or Convertible Security is issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration for such Common Stock, Option, or Convertible Security shall be deemed to be the Fair Market Value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options, or Convertible Securities, as the case may be.

(vi) In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties to such transaction, the Option shall be deemed to have been issued for a consideration of $0.001.

(vii) The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

(viii) If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options, or Convertible Securities or (b) to subscribe for or purchase Common Stock, Options, or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(d) Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization, or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series B Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Series B Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(e) Reorganization, Mergers, Consolidations, or Sales of Assets. Subject to Section 3.2(c) of this Article Four, if at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this Section 3.5 of Article Four) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation, or sale, provision shall be made so that the holders of the Series B Preferred Stock shall, after such reorganization, merger, consolidation, or sale, be entitled to receive upon conversion of the Series B Preferred Stock, the number of shares of stock or other securities or property of the Corporation (including cash), or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3.5 of Article Four, with respect to the rights of the holders of the Series B Preferred Stock after the reorganization, merger, consolidation, or sale to the effect that the provisions of this Section 3.5 of Article Four (including adjustment of the Series B Conversion Price and the number of shares purchasable upon conversion of Series B Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(f) No Impairment. The Corporation shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Certificate by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section 3.5 of Article Four and in the taking of all actions that may be necessary or appropriate to protect the rights of the holders of the Series B Preferred Stock against impairment.

(g) Notices.

(i) Promptly after any adjustment of the Series B Conversion Price (but in no event more than five business days), the Corporation shall give written notice of such adjustment to all holders of shares of Series B Preferred Stock.

(ii) Other than in connection with the Initial Stock Dividend(s), the Corporation shall give written notice to all holders of shares of Series B Preferred Stock at least 10 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, or (b) with respect to any pro rata subscription offer to holders of Common Stock.

(h) Automatic Conversion. All of the outstanding shares of Series B Preferred Stock shall be converted into Common Stock at the Series B Conversion Price then in effect without any further action on the part of the Corporation or any holder of Series B Preferred Stock, upon the earlier of (i) immediately prior to the time of and subject to the closing and funding of a Qualified Public Offering or (ii) the election of the holders of at least 67% of the then outstanding shares of Series B Preferred Stock.

3.6 Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of shares of Series B Preferred Stock. Upon the surrender of any certificate representing shares of Series B Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange for such surrendered certificate representing in the aggregate the number of shares of Series B Preferred Stock represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of Series B Preferred Stock as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the shares of Series B Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such shares of Series B Preferred Stock represented by the surrendered certificate.

3.7 Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit without bond of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction, or mutilation of any certificate evidencing shares of Series B Preferred Stock and, in the case of any such loss, theft, or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation or, in the case of any mutilation, upon surrender of such certificate the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series B Preferred Stock represented by such lost, stolen, destroyed, or mutilated certificate, and dividends shall accrue on the shares of Series B Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed, or mutilated certificate.

3.8 Amendment and Waiver. Except as expressly provided in this Certificate, no amendment, modification, or waiver shall be binding or effective with respect to any provision of this Section 3 of Article Four without the affirmative vote of the holders of at least 50% of the shares of Series B Preferred Stock then outstanding, voting separately as a class; provided that if any such amendment, modification, or waiver is to a provision in this Certificate that requires a specific vote (such as requiring the vote of a specified percentage of a particular class of voting securities) to take an action under such provision or to take an action with respect to the matters described in such provision, such amendment, modification, or waiver shall not be binding or effective unless such specific vote is obtained to approve such amendment, modification, or waiver; and provided further that no change in the terms of this Certificate may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the applicable class(es) of securities that would be necessary to approve such change in terms other than in connection with such merger or consolidation.

3.9 Notices. Except as otherwise expressly provided, all notices referred to in this Certificate shall be in writing and shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service to (i) the Corporation, at its principal executive offices and (ii) any stockholder, at such stockholder’s address as it appears in the stock records of the Corporation (unless otherwise indicated in writing by any such holder), and shall be deemed to have been given upon delivery, if delivered personally, three business days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service.

Section 4. DESIGNATION OF SERIES C PREFERRED STOCK. 6,856,302 shares of Preferred Stock are designated as the Corporation’s Series C Convertible Preferred Stock (the “Series C Preferred Stock”). The voting powers, preferences, and relative participation, optional, or other special rights and privileges and qualifications, limitations, or restrictions of the Series C Preferred Stock are as set forth below:

4.1 Dividends.

(a) Series C Preferred Stock. The Series C Preferred Stock ranks senior with respect to dividends to any Equity Securities that do not by their terms rank senior or on a parity to the Series C Preferred Stock, including the Series B Preferred Stock, the Series A Preferred Stock and the Common Stock. The holders of the outstanding shares of Series C Preferred Stock shall be entitled to receive dividends from time to time out of any assets legally available for payment of dividends equal to $0.14 per annum per share (as adjusted for any stock splits, stock dividends, recapitalizations, combinations, or similar transactions), after declaration or payment of any dividend on any Equity Securities ranking senior to the Series C Preferred Stock with respect to dividends (the “Series C Dividend Senior Stock”), but prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder of such rights to receive shares of Common Stock of the Corporation) on any Stock and any other Equity Securities ranking junior to the Series C Preferred Stock with respect to dividends (the “Series C Dividend Junior Stock”). Dividends on each share of Series C Preferred Stock shall be cumulative and shall accrue on each share from day to day until paid, whether or not earned or declared, and whether or not there are profits, surplus, or other funds legally available for the payment of dividends. All accrued but unpaid dividends on each share of Series C Preferred Stock shall be payable (i) in cash when, as and if declared by the Board, (ii) upon the liquidation, dissolution, or winding up of the Corporation as provided in Section 4.2 of this Article Four, and (iii) upon any conversion in the manner provided in Section 4.5 of this Article Four.

(b) Priority on Dividends; Participation. Unless the full amount of any accrued and unpaid dividends on the Series C Preferred Stock shall have been paid or declared in full and a sum sufficient for the payment of such dividends reserved and set apart, (i) no dividend or distribution (other than a dividend payable solely in Common Stock or other securities and rights convertible into or entitling the holder of such rights to receive solely shares of Common Stock of the Corporation) shall be declared or paid on the Series C Dividend Junior Stock (except for any dividends payable upon exercise of the Warrants) and (ii) no shares of Series C Dividend Junior Stock shall be purchased, redeemed, or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption, or acquisition of any such shares or other interests of Series C Dividend Junior Stock; provided that this restriction shall not apply to (a) the repurchase of capital stock pursuant to the Investors’ Rights Agreement or any of the Corporation’s repurchase rights under the Series H Securities Purchase Agreement or (b) the repurchase of shares of Common Stock or Preferred Stock from directors, employees, or consultants of the Corporation or a Subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of service to the Corporation or a Subsidiary.

(c) Participation Rights. If, after dividends on the full preferential amounts specified in this Section 4.1 of this Article Four for the Series C Preferred Stock, for the Series C Dividend Senior Stock, and for any Equity Securities ranking junior to Series C Preferred Stock but senior to the Common Stock with respect to dividends have been paid or declared and set apart in full, the Board shall declare additional dividends on the Common Stock out of funds legally available for payment of dividends in that calendar year (subject to the requisite compliance with the provisions set forth in Section 4.1(b) of this Article Four), then the aggregate amount of such additional dividends shall be distributed pro rata among (i) the holders of Common Stock, (ii) the holders of the Series C Preferred Stock (with each such holder of Series C Preferred Stock being treated for this purpose as holding the greatest whole number of shares of Common Stock then issuable upon conversion of all shares of Series C Preferred Stock held by such holder pursuant to Section 4.5 of this Article Four), and (iii) among the holders of any other Equity Securities having the right to participate in dividends declared on the Common Stock, in accordance with the respective terms thereof.

(d) Non-Cash Dividends. Whenever a dividend provided for in this Section 4.1 of Article Four shall be payable in property other than cash, the value of such dividend shall be deemed to be the Fair Market Value of such property.

4.2 Liquidation Preference.

(a) Series C Preferred Stock. The Series C Preferred Stock ranks senior with respect to distributions on liquidation to any Equity Securities that do not by their respective terms rank senior to or on parity with the Series C Preferred Stock, including the Series B Preferred Stock, the Series A Preferred Stock and the Common Stock. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, the holders of the Series C Preferred Stock shall be entitled to receive, after payment or distribution and setting apart for payment or distribution of any assets or surplus funds of the Corporation required to be made to the holders of Series C Liquidation Senior Stock (the “Series C Liquidation Senior Preference”), but prior and in preference to any payment or distribution and setting apart for payment or distribution of any of the assets or surplus funds of the Corporation to the holders of the Series C Liquidation Junior Stock, an amount for each share of Series C Preferred Stock then held by them equal to $1.75 (as adjusted for any stock splits, stock dividends, recapitalizations, combinations, or similar transactions with respect to such shares after the filing date of this Certificate, the “Series C Original Issue Price”) plus all accrued or declared but unpaid dividends on the Series C Preferred Stock up to and including the date of payment of such Series C liquidation preference (the “Series C Liquidation Preference”). If, upon the occurrence of such event, the assets and funds legally available for distribution among the holders of the Series C Preferred Stock shall be sufficient to permit only a partial payment to such holders of the aggregate Series C Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution to the holders of Series C Preferred Stock pursuant to this Section 4.2 of Article Four shall be distributed ratably among such holders based upon the aggregate Series C Liquidation Preferences of the shares of Series C Preferred Stock held by each such holder.

(b) Participation Rights. If, after payment of any Series C Liquidation Preference and any payment or distribution and setting apart for payment or distribution of any of the assets or surplus funds of the Corporation to the holders of Equity Securities ranking junior to the Series C Preferred Stock with respect to distributions on liquidation but senior to the Common Stock, the assets and funds of the Corporation legally remaining available for distribution to the Corporation’s stockholders exceed the aggregate Series C Liquidation Preference payable pursuant to Section 4.2(a) of this Article Four, then, after the payments required by Section 4.2(a) of this Article Four shall have been made or irrevocably set apart for payment, the remaining assets and funds of the Corporation available for distribution to the Corporation’s stockholders shall be distributed pro rata among (i) the holders of the Common Stock, (ii) the holders of the Series C Preferred Stock (with each such holder of Series C Preferred Stock being treated for this purpose as holding the greatest whole number of shares of Common Stock then issuable upon conversion of all shares of Series C Preferred Stock held by such holder pursuant to Section 4.5 of this Article Four), and (iii) among the holders of any other Equity Securities having the right to participate in such distributions on liquidation, in accordance with the respective terms thereof.

(c) Merger or Sale of Assets. For purposes of Section 4.1(a)(ii) and this Section 4.2 of Article Four, unless otherwise determined by the holders of at least 67% of the Preferred Stock then outstanding, voting together as a single class on an as converted basis (which may be effected by a vote of the holders of the Preferred Stock at a special meeting of such holders or by written consent), a liquidation, dissolution, or winding up of the Corporation shall be deemed to be occasioned by, and the holders of Series C Preferred Stock shall be entitled to receive in cash, securities, or other property (valued at Fair Market Value) amounts as specified in Section 4.2(a) and Section 4.2(b) above at the closing of, (i) a consolidation or merger of the Corporation with or into one or more other corporations or other business organizations, (ii) the sale, lease, or transfer of all or substantially all of the assets of the Corporation, (iii) the exclusive licensing of all or substantially all of the Corporation’s intellectual property in a single transaction or series of related transactions, or (iv) any other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for or converted into cash, securities of another corporation or business organization, or other property, unless, in the case of clauses (i) and (iv), the Corporation’s stockholders of record immediately prior to such event shall (by virtue of the securities issued as a part of such event) hold greater than 50% of the voting power of the surviving or acquiring Person immediately following such event.

(d) Liquidation Notice. The Corporation shall give written notice of any liquidation, dissolution, or winding up (or any transaction which might reasonably be deemed to be a liquidation, dissolution, or winding up pursuant to Section 4.2(c) of this Article Four) to each holder of Series C Preferred Stock not less than 20 days prior to the date stated in such notice for the distribution and payment of the amounts provided in Section 4.1(a)(ii) and this Section 4.2 of Article Four. Each holder of Series C Preferred Stock may convert all or any portion of the Series C Preferred Stock then held by such holder into Common Stock pursuant to Section 4.5 of this Article Four at any time on or prior to the date fixed in such notice for distribution and payment or the date of a merger, consolidation, license of intellectual property or sale of assets deemed to be a liquidation, dissolution, or winding up of the Corporation as described in Section 4.2(c) of this Article Four.

4.3 Redemption. The Series C Preferred Stock shall have no rights with respect to redemption.

4.4 Voting Rights.

(a) General. The holders of shares of Series C Preferred Stock, together with the holders of Series B Preferred Stock, Series A Preferred Stock and any other Equity Securities given such voting rights, and the holders of Common Stock shall vote together as a single class on all matters submitted to a vote of common stockholders of the Corporation, except as otherwise provided in this Certificate or in the DGCL. Each holder of shares of Series C Preferred Stock shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which all shares of Series C Preferred Stock held of record by such holder could then be converted pursuant to Section 4.5 of this Article Four at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is first executed. The holders of shares of Series C Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws.

(b) Series C Preferred Stock Voting Rights. So long as at least 125,000 shares of Series C Preferred Stock remain outstanding:

(i) without the affirmative vote of the holders of at least 67% of the Preferred Stock then outstanding, voting together as a single class, the Corporation shall not:

1. effect any sale, lease, assignment, transfer, exchange, or other conveyance of all or substantially all of the assets of the Corporation or any Subsidiary, or any consolidation, conversion, or merger involving the Corporation (where the Corporation’s stockholders of record immediately prior to such event shall (by virtue of the securities issued as a part of such event) hold less than 50% of the voting power of the surviving or acquiring Person immediately following such event) or any share exchange, reclassification, or other change of any stock, or any recapitalization, or any dissolution, liquidation, or winding up of the Corporation or, unless the obligations of the Corporation under an agreement are expressly conditional upon the requisite approval of the holders of the Series C Preferred Stock as provided for in this Certificate, make any agreement or become obligated to do so;

2. increase the total number of authorized shares of Preferred Stock;

3. except as set forth in the Series H Securities Purchase Agreement, authorize, create, issue, or obligate itself to issue or create any security with any rights as to dividends, redemption rights, liquidation preferences, conversion rights, voting rights, or otherwise ranking senior to or on a parity with the Series C Preferred Stock;

4. except as set forth in the Series H Securities Purchase Agreement, authorize, issue, or obligate itself to issue any Equity Security (not including any Equity Security issued pursuant to an Approved Plan), unless permitted elsewhere herein;

5. authorize, incur, create, assume, become or be liable in any manner with respect to, or permit to exist any indebtedness for borrowed money (including, without limitation, capitalized leases) or for the deferred purchase price for the acquisition of property, except for any such indebtedness not exceeding $10,000,000 in the aggregate or at any one time, unless all members of the Board have approved such action; or

6. authorize, redeem or repurchase any shares of the Corporation’s Equity Securities, other than repurchases by the Corporation (i) of the Equity Securities from directors, officers, employees, or consultants of the Corporation or a Subsidiary pursuant to agreements under which the Corporation has the option to repurchase such Equity Securities at the original purchase price of such Equity Securities (or at the then current fair market value in the case of Preferred Stock issued pursuant to an Approved Plan) upon the occurrence of certain events, such as the termination of service to the Corporation or a Subsidiary, (ii) pursuant to the Investors’ Rights Agreement, or (iii) pursuant to any of the Corporation’s repurchase rights under the Series H Securities Purchase Agreement; and

(ii) without the affirmative vote of the holders of at least 67% of the outstanding Series C Preferred Stock, voting as a separate class, the Corporation shall not:

1. amend, alter or repeal any provision of this Certificate or the Bylaws if such action would materially and adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series C Preferred Stock; or

2. declare or pay, whether in cash or otherwise, any dividend or other distribution of any kind on any shares of the Corporation’s Common Stock or any other Equity Securities ranking on a parity with, or junior to, the Series C Preferred Stock with respect to dividends and/or distributions in liquidation (other than dividends payable solely in shares of Common Stock and other dividends set forth in Section 4.1(a) of this Article Four with respect to shares of the Series C Preferred Stock) unless all members of the Board have approved such action.

4.5 Conversion.

(a) Conversion Procedure.

(i) Any holder of shares of Series C Preferred Stock may, at any time and at the option of the holder, convert all or any portion of the shares of Series C Preferred Stock (including any fraction of a share) held by such holder into a number of shares of Common Stock computed by multiplying the number of shares of Series C Preferred Stock to be converted by the Series C Original Issue Price, and dividing the result by the Series C Conversion Price (as defined below) then in effect.

(ii) Each conversion of shares of Series C Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the shares of Series C Preferred Stock to be converted, together with properly executed conversion instructions or stock powers, have been surrendered for conversion at the principal office of the Corporation. At the time such conversion has been effected, the rights of the holder with respect to the converted shares of Series C Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented by such certificate or certificates.

(iii) As soon as possible after a conversion has been effected (but in any event within ten (10) business days thereafter), the Corporation shall deliver to the converting holder:

1. a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

2. a certificate representing any shares of Series C Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted;

3. cash in lieu of any fractional share as provided in Section 4.5(a)(v) of this Article Four; and

4. cash or a certificate or certificates representing shares of Common Stock in payment of accrued or declared but unpaid dividends as provided in Section 4.5(a)(vi) of this Article Four.

(iv) The issuance of certificates for shares of Common Stock upon conversion of shares of Series C Preferred Stock shall be made without charge to the holders of such shares of Series C Preferred Stock for any issuance tax in respect of such issuance or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock, other than any transfer taxes resulting from the transfer of converted shares to a Person or Persons other than the converting holder. Upon conversion of each share of Series C Preferred Stock, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid, and nonassessable.

(v) If any fractional interest in a share of Common Stock would, except for the provisions of this Section 4.5(a)(v), be deliverable upon any conversion of shares of Series C Preferred Stock, the Corporation, in lieu of delivering such fractional share of Common Stock, shall pay an amount to the holder of such fractional interest equal to the Fair Market Value of such fractional interest as of the date of conversion. All shares of Common Stock issuable to a holder shall be aggregated for purposes of determining whether a fractional interest shall result from any conversion.

(vi) All accrued or declared but unpaid dividends on shares of Series C Preferred Stock to be converted shall be payable upon conversion of such shares in cash or, at the option of a majority of the Board, in shares of Common Stock having a Fair Market Value as of the date of conversion equal to the amount of such accrued or declared but unpaid dividends.

(b) Series C Conversion Price.

(i) The initial “Series C Conversion Price” shall be the Series C Original Issue Price per share of Series C Preferred Stock. In order to prevent dilution of the conversion rights granted under this subdivision, the Series C Conversion Price also shall be subject to adjustment from time to time pursuant to this Section 4.5(b) of Article Four.

(ii) In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4.5(b)(iii) of Article Four) without consideration or for a consideration per share less than the Series C Conversion Price in effect on the date of and immediately prior to such issuance then and in such event, the Series C Conversion Price shall be reduced, concurrently with such issuance, to an amount (calculated to the nearest cent) determined by multiplying the Series C Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series C Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issuance shall be calculated on a Fully Diluted Basis, as if all shares of Series C Preferred Stock had been fully converted into shares of Common Stock and any outstanding Options (as defined below) or Convertible Securities (as defined below) had been fully exercised or converted (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date.

(iii) For purposes of this Section 4.5(b)(iii) of Article Four, in the event the Corporation at any time or from time to time after the Series C Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that such shares shall not be deemed to be Additional Shares of Common Stock if such shares are specifically excluded from the definition of Additional Shares of Common Stock.

(iv) Notwithstanding the foregoing, the Corporation shall not be required to make any adjustment to the Series C Conversion Price by reason of the issuance of Common Stock when such issuance is (A) upon conversion of shares of Series A, Series B or Series C Preferred Stock, (B) as a dividend or distribution on the Series A, Series B or Series C Preferred Stock, (C) pursuant to any Approved Plan, (D) upon conversion or exercise of any Options or Convertible Securities outstanding as of the Series C Original Issue Date, (E) effected in a Qualified Public Offering, and (F) in connection with an acquisition transaction, building or equipment lease transaction, bank loan transaction, or strategic alliance, partnering arrangement or advisory services arrangement that is not primarily for equity financing purposes and that is approved by the Board.

(c) Effect on Series C Conversion Price of Certain Events. For purposes of determining the adjusted Series C Conversion Price under Section 4.5 of this Article Four, the following shall be applicable:

(i) If the Corporation in any manner issues or grants any options, warrants, or similar rights (“Options”) to purchase or acquire Common Stock or other Equity Securities convertible or exchangeable, with or without consideration, into or for Common Stock (“Convertible Securities”), other than Options or Convertible Securities issued or granted pursuant to an Approved Plan, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Series C Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of this Section, the “price per share for which Common Stock is issuable” shall be determined by dividing (a) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange of such Convertible Securities, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Series C Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(ii) If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Series C Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For the purposes of this Section, the “price per share for which Common Stock is issuable” shall be determined by dividing (a) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of such Convertible Securities, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Series C Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Series C Conversion Price had been or are to be made pursuant to other provisions of this Section 4.5 of Article Four, no further adjustment of the Series C Conversion Price shall be made by reason of such issue or sale.

(iii) If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Series C Conversion Price in effect at the time of such change shall be readjusted to the Series C Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration, or changed conversion rate, as the case may be, at the time initially granted, issued, or sold.

(iv) Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Series C Conversion Price then in effect under this Certificate shall be adjusted to the Series C Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

(v) If any Common Stock, Option, or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received for such Common Stock, Option, or Convertible Security shall be deemed to be the net amount received by the Corporation for such Common Stock, Option, or Convertible Security. In case any Common Stock, Options, or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the Fair Market Value of such Common Stock, Options, or Convertible Securities as of the date of receipt. If any Common Stock, Option, or Convertible Security is issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration for such Common Stock, Option, or Convertible Security shall be deemed to be the Fair Market Value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options, or Convertible Securities, as the case may be.

(vi) In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties to such transaction, the Option shall be deemed to have been issued for a consideration of $0.001.

(vii) The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

(viii) If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options, or Convertible Securities or (b) to subscribe for or purchase Common Stock, Options, or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(d) Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization, or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series C Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Series C Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(e) Reorganization, Mergers, Consolidations, or Sales of Assets. Subject to Section 4.2(c) of this Article Four, if at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this Section 4.5 of Article Four) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation, or sale, provision shall be made so that the holders of the Series C Preferred Stock shall, after such reorganization, merger, consolidation, or sale, be entitled to receive upon conversion of the Series C Preferred Stock, the number of shares of stock or other securities or property of the Corporation (including cash), or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4.5 of Article Four, with respect to the rights of the holders of the Series C Preferred Stock after the reorganization, merger, consolidation, or sale to the effect that the provisions of this Section 4.5 of Article Four (including adjustment of the Series C Conversion Price and the number of shares purchasable upon conversion of Series C Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(f) No Impairment. The Corporation shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Certificate by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section 4.5 of Article Four and in the taking of all actions that may be necessary or appropriate to protect the rights of the holders of the Series C Preferred Stock against impairment.

(g) Notices.

(i) Promptly after any adjustment of the Series C Conversion Price (but in no event more than five business days), the Corporation shall give written notice of such adjustment to all holders of shares of Series C Preferred Stock.

(ii) Other than in connection with the Initial Stock Dividend(s), the Corporation shall give written notice to all holders of shares of Series C Preferred Stock at least 10 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, or (b) with respect to any pro rata subscription offer to holders of Common Stock.

(h) Automatic Conversion. All of the outstanding shares of Series C Preferred Stock shall be converted into Common Stock at the Series C Conversion Price then in effect without any further action on the part of the Corporation or any holder of Series C Preferred Stock, upon the earlier of (i) immediately prior to the time of and subject to the closing and funding of a Qualified Public Offering or (ii) the election of the holders of at least 67% of the then outstanding shares of Series C Preferred Stock.

4.6 Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of shares of Series C Preferred Stock. Upon the surrender of any certificate representing shares of Series C Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange for such surrendered certificate representing in the aggregate the number of shares of Series C Preferred Stock represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of Series C Preferred Stock as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the shares of Series C Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such shares of Series C Preferred Stock represented by the surrendered certificate.

4.7 Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit without bond of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction, or mutilation of any certificate evidencing shares of Series C Preferred Stock and, in the case of any such loss, theft, or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation or, in the case of any mutilation, upon surrender of such certificate the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series C Preferred Stock represented by such lost, stolen, destroyed, or mutilated certificate, and dividends shall accrue on the shares of Series C Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed, or mutilated certificate.

4.8 Amendment and Waiver. Except as expressly provided in this Certificate, no amendment, modification, or waiver shall be binding or effective with respect to any provision of this Section 4 of Article Four without the affirmative vote of the holders of at least 50% of the shares of Series C Preferred Stock then outstanding, voting separately as a class; provided that if any such amendment, modification, or waiver is to a provision in this Certificate that requires a specific vote (such as requiring the vote of a specified percentage of a particular class of voting securities) to take an action under such provision or to take an action with respect to the matters described in such provision, such amendment, modification, or waiver shall not be binding or effective unless such specific vote is obtained to approve such amendment, modification, or waiver; and provided further that no change in the terms of this Certificate may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the applicable class(es) of securities that would be necessary to approve such change in terms other than in connection with such merger or consolidation.

4.9 Notices. Except as otherwise expressly provided, all notices referred to in this Certificate shall be in writing and shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service to (i) the Corporation, at its principal executive offices and (ii) any stockholder, at such stockholder’s address as it appears in the stock records of the Corporation (unless otherwise indicated in writing by any such holder), and shall be deemed to have been given upon delivery, if delivered personally, three business days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service.

Section 5. DESIGNATION OF SERIES D PREFERRED STOCK. 10,770,911 shares of Preferred Stock are designated as the Corporation’s Series D Convertible Preferred Stock (the “Series D Preferred Stock”). The voting powers, preferences and relative participation, optional, or other special rights and privileges and qualifications, limitations, or restrictions of the Series D Preferred Stock are as set forth below:

5.1 Dividends.

(a) Series D Preferred Stock. The Series D Preferred Stock ranks senior with respect to dividends to any Equity Securities that do not by their terms rank senior or on a parity to the Series D Preferred Stock, including the Series C Preferred Stock, the Series B Preferred Stock, the Series A Preferred Stock and the Common Stock. The holders of the outstanding shares of Series D Preferred Stock shall be entitled to receive dividends from time to time out of any assets legally available for payment of dividends equal to $0.168 per annum per share (as adjusted for any stock splits, stock dividends, recapitalizations, combinations, or similar transactions), after declaration or payment of any dividend on any Equity Securities ranking senior to the Series D Preferred Stock with respect to dividends (the “Series D Dividend Senior Stock”), but prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder of such rights to receive shares of Common Stock of the Corporation) on any Stock and any other Equity Securities ranking junior to the Series D Preferred Stock with respect to dividends (the “Series D Dividend Junior Stock”). Dividends on each share of Series D Preferred Stock shall be cumulative and shall accrue on each share from day to day until paid, whether or not earned or declared, and whether or not there are profits, surplus, or other funds legally available for the payment of dividends. All accrued but unpaid dividends on each share of Series D Preferred Stock shall be payable (i) in cash when, as and if declared by the Board, (ii) upon the liquidation, dissolution, or winding up of the Corporation as provided in Section 5.2 of this Article Four, and (iii) upon any conversion in the manner provided in Section 5.5 of this Article Four.

(b) Priority on Dividends; Participation. Unless the full amount of any accrued and unpaid dividends on the Series D Preferred Stock shall have been paid or declared in full and a sum sufficient for the payment of such dividends reserved and set apart, (i) no dividend or distribution (other than a dividend payable solely in Common Stock or other securities and rights convertible into or entitling the holder of such rights to receive solely shares of Common Stock of the Corporation) shall be declared or paid on the Series D Dividend Junior Stock

(except for any dividends payable upon exercise of the Warrants) and (ii) no shares of Series D Dividend Junior Stock shall be purchased, redeemed, or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption, or acquisition of any such shares or other interests of Series D Dividend Junior Stock; provided that this restriction shall not apply to (a) the repurchase of capital stock pursuant to the Investors’ Rights Agreement or any of the Corporation’s repurchase rights under the Series H Securities Purchase Agreement or (b) the repurchase of shares of Common Stock or Preferred Stock from directors, employees, or consultants of the Corporation or a Subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of service to the Corporation or a Subsidiary.

(c) Participation Rights. If, after dividends on the full preferential amounts specified in this Section 5.1 of this Article Four for the Series D Preferred Stock, for the Series D Dividend Senior Stock, and for any Equity Securities ranking junior to Series D Preferred Stock but senior to the Common Stock with respect to dividends have been paid or declared and set apart in full, the Board shall declare additional dividends on the Common Stock out of funds legally available for payment of dividends in that calendar year (subject to the requisite compliance with the provisions set forth in Section 5.1(b) of this Article Four), then the aggregate amount of such additional dividends shall be distributed pro rata among (i) the holders of Common Stock, (ii) the holders of the Series D Preferred Stock (with each such holder of Series D Preferred Stock being treated for this purpose as holding the greatest whole number of shares of Common Stock then issuable upon conversion of all shares of Series D Preferred Stock held by such holder pursuant to Section 5.5 of this Article Four), and (iii) among the holders of any other Equity Securities having the right to participate in dividends declared on the Common Stock, in accordance with the respective terms thereof.

(d) Non-Cash Dividends. Whenever a dividend provided for in this Section 5.1 of Article Four shall be payable in property other than cash, the value of such dividend shall be deemed to be the Fair Market Value of such property.

5.2 Liquidation Preference.

(a) Series D Preferred Stock. The Series D Preferred Stock ranks senior with respect to distributions on liquidation to any Equity Securities that do not by their respective terms rank senior to or on parity with the Series D Preferred Stock, including the Series C Preferred Stock, the Series B Preferred Stock, the Series A Preferred Stock and the Common Stock. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, the holders of the Series D Preferred Stock shall be entitled to receive, after payment or distribution and setting apart for payment or distribution of any assets or surplus funds of the Corporation required to be made to the holders of Series D Liquidation Senior Stock (the “Series D Liquidation Senior Preference”), but prior and in preference to any payment or distribution and setting apart for payment or distribution of any of the assets or surplus funds of the Corporation to the holders of the Series D Liquidation Junior Stock, an amount for each share of Series D Preferred Stock then held by them equal to $2.10 (as adjusted for any stock splits, stock dividends, recapitalizations, combinations, or similar transactions with respect to such shares after the filing date of this Certificate, the “Series D Original Issue

Price”) plus all accrued or declared but unpaid dividends on the Series D Preferred Stock up to and including the date of payment of such Series D liquidation preference (the “Series D Liquidation Preference”). If, upon the occurrence of such event, the assets and funds legally available for distribution among the holders of the Series D Preferred Stock shall be sufficient to permit only a partial payment to such holders of the aggregate Series D Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution to the holders of Series D Preferred Stock pursuant to this Section 5.2 of Article Four shall be distributed ratably among such holders based upon the aggregate Series D Liquidation Preferences of the shares of Series D Preferred Stock held by each such holder.

(b) Participation Rights. If, after payment of any Series D Liquidation Preference and any payment or distribution and setting apart for payment or distribution of any of the assets or surplus funds of the Corporation to the holders of Equity Securities ranking junior to the Series D Preferred Stock with respect to distributions on liquidation but senior to the Common Stock, the assets and funds of the Corporation legally remaining available for distribution to the Corporation’s stockholders exceed the aggregate Series D Liquidation Preference payable pursuant to Section 5.2(a) of this Article Four, then, after the payments required by Section 5.2(a) of this Article Four shall have been made or irrevocably set apart for payment, the remaining assets and funds of the Corporation available for distribution to the Corporation’s stockholders shall be distributed pro rata among (i) the holders of the Common Stock, (ii) the holders of the Series D Preferred Stock (with each such holder of Series D Preferred Stock being treated for this purpose as holding the greatest whole number of shares of Common Stock then issuable upon conversion of all shares of Series D Preferred Stock held by such holder pursuant to Section 5.5 of this Article Four), and (iii) among the holders of any other Equity Securities having the right to participate in such distributions on liquidation, in accordance with the respective terms thereof.

(c) Merger or Sale of Assets. For purposes of Section 5.1(a)(ii) and this Section 5.2 of Article Four, unless otherwise determined by the holders of at least 67% of the Preferred Stock then outstanding, voting together as a single class on an as converted basis (which may be effected by a vote of the holders of the Preferred Stock at a special meeting of such holders or by written consent), a liquidation, dissolution, or winding up of the Corporation shall be deemed to be occasioned by, and the holders of Series D Preferred Stock shall be entitled to receive in cash, securities, or other property (valued at Fair Market Value) amounts as specified in Section 5.2(a) and Section 5.2(b) above at the closing of, (i) a consolidation or merger of the Corporation with or into one or more other corporations or other business organizations, (ii) the sale, lease, or transfer of all or substantially all of the assets of the Corporation, (iii) the exclusive licensing of all or substantially all of the Corporation’s intellectual property in a single transaction or series of related transactions, or (iv) any other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for or converted into cash, securities of another corporation or business organization, or other property, unless, in the case of clauses (i) and (iv), the Corporation’s stockholders of record immediately prior to such event shall (by virtue of the securities issued as a part of such event) hold greater than 50% of the voting power of the surviving or acquiring Person immediately following such event.

(d) Liquidation Notice. The Corporation shall give written notice of any liquidation, dissolution, or winding up (or any transaction which might reasonably be deemed to be a liquidation, dissolution, or winding up pursuant to Section 5.2(c) of this Article Four) to each holder of Series D Preferred Stock not less than 20 days prior to the date stated in such notice for the distribution and payment of the amounts provided in Section 5.1(a)(ii) and this Section 5.2 of Article Four. Each holder of Series D Preferred Stock may convert all or any portion of the Series D Preferred Stock then held by such holder into Common Stock pursuant to Section 5.5 of Article Four at any time on or prior to the date fixed in such notice for distribution and payment or the date of a merger, consolidation, license of intellectual property or sale of assets deemed to be a liquidation, dissolution, or winding up of the Corporation as described in Section 5.2(c) of this Article Four.

5.3 Redemption. The Series D Preferred Stock shall have no rights with respect to redemption.

5.4 Voting Rights.

(a) General. The holders of shares of Series D Preferred Stock, together with the holders of Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and any other Equity Securities given such voting rights, and the holders of Common Stock shall vote together as a single class on all matters submitted to a vote of common stockholders of the Corporation, except as otherwise provided in this Certificate or in the DGCL. Each holder of shares of Series D Preferred Stock shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which all shares of Series D Preferred Stock held of record by such holder could then be converted pursuant to Section 5.5 of this Article Four at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is first executed. The holders of shares of Series D Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws.

(b) Series D Preferred Stock Voting Rights. So long as at least 125,000 shares of Series D Preferred Stock remain outstanding:

(i) without the affirmative vote of the holders of at least 67% of the Preferred Stock then outstanding, voting together as a single class, the Corporation shall not:

1. effect any sale, lease, assignment, transfer, exchange, or other conveyance of all or substantially all of the assets of the Corporation or any Subsidiary, or any consolidation, conversion, or merger involving the Corporation (where the Corporation’s stockholders of record immediately prior to such event shall (by virtue of the securities issued as a part of such event) hold less than 50% of the voting power of the surviving or acquiring Person immediately following such event) or any share exchange, reclassification, or other change of any stock, or any recapitalization, or any dissolution, liquidation, or winding up of the Corporation or, unless the obligations of the Corporation under an agreement are expressly conditional upon the requisite approval of the holders of the Series D Preferred Stock as provided for in this Certificate, make any agreement or become obligated to do so;

2. increase the total number of authorized shares of Preferred Stock;

3. except as set forth in the Series H Securities Purchase Agreement, authorize, create, issue, or obligate itself to issue or create any security with any rights as to dividends, redemption rights, liquidation preferences, conversion rights, voting rights, or otherwise ranking senior to or on a parity with the Series D Preferred Stock;

4. except as set forth in the Series H Securities Purchase Agreement, authorize, issue, or obligate itself to issue any Equity Security (not including any Equity Security issued pursuant to an Approved Plan), unless permitted elsewhere herein;

5. authorize, incur, create, assume, become or be liable in any manner with respect to, or permit to exist any indebtedness for borrowed money (including, without limitation, capitalized leases) or for the deferred purchase price for the acquisition of property, except for any such indebtedness not exceeding $10,000,000 in the aggregate or at any one time, unless all members of the Board have approved such action; or

6. authorize, redeem or repurchase any shares of the Corporation’s Equity Securities, other than repurchases by the Corporation (i) of the Equity Securities from directors, officers, employees, or consultants of the Corporation or a Subsidiary pursuant to agreements under which the Corporation has the option to repurchase such Equity Securities at the original purchase price of such Equity Securities (or at the then current fair market value in the case of Preferred Stock issued pursuant to an Approved Plan) upon the occurrence of certain events, such as the termination of service to the Corporation or a Subsidiary, (ii) pursuant to the Investors’ Rights Agreement, or (iii) pursuant to any of the Corporation’s repurchase rights under the Series H Securities Purchase Agreement; and

(ii) without the affirmative vote of the holders of at least 67% of the outstanding Series D Preferred Stock, voting as a separate class, the Corporation shall not:

1. amend, alter or repeal any provision of this Certificate or the Bylaws if such action would materially and adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series D Preferred Stock; or

2. declare or pay, whether in cash or otherwise, any dividend or other distribution of any kind on any shares of the Corporation’s Common Stock or any other Equity Securities ranking on a parity with, or junior to, the Series D Preferred Stock with respect to dividends and/or distributions in liquidation (other than dividends payable solely in shares of Common Stock and other dividends set forth in Section 5.1(a) of this Article Four with respect to shares of the Series D Preferred Stock) unless all members of the Board have approved such action.

5.5 Conversion.

(a) Conversion Procedure.

(i) Any holder of shares of Series D Preferred Stock may, at any time and at the option of the holder, convert all or any portion of the shares of Series D Preferred Stock (including any fraction of a share) held by such holder into a number of shares of Common Stock computed by multiplying the number of shares of Series D Preferred Stock to be converted by the Series D Original Issue Price, and dividing the result by the Series D Conversion Price (as defined below) then in effect.

(ii) Each conversion of shares of Series D Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the shares of Series D Preferred Stock to be converted, together with properly executed conversion instructions or stock powers, have been surrendered for conversion at the principal office of the Corporation. At the time such conversion has been effected, the rights of the holder with respect to the converted shares of Series D Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented by such certificate or certificates.

(iii) As soon as possible after a conversion has been effected (but in any event within ten (10) business days thereafter), the Corporation shall deliver to the converting holder:

1. a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

2. a certificate representing any shares of Series D Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted;

3. cash in lieu of any fractional share as provided in Section 5.5(a)(v) of this Article Four; and

4. cash or a certificate or certificates representing shares of Common Stock in payment of accrued or declared but unpaid dividends as provided in Section 5.5(a)(vi) of this Article Four.

(iv) The issuance of certificates for shares of Common Stock upon conversion of shares of Series D Preferred Stock shall be made without charge to the holders of such shares of Series D Preferred Stock for any issuance tax in respect of such issuance or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock, other than any transfer taxes resulting from the transfer of converted shares to a Person or Persons other than the converting holder. Upon conversion of each share of Series D Preferred Stock, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid, and nonassessable.

(v) If any fractional interest in a share of Common Stock would, except for the provisions of this Section 5.5(a)(v), be deliverable upon any conversion of shares of Series D Preferred Stock, the Corporation, in lieu of delivering such fractional share of Common Stock, shall pay an amount to the holder of such fractional interest equal to the Fair Market Value of such fractional interest as of the date of conversion. All shares of Common Stock issuable to a holder shall be aggregated for purposes of determining whether a fractional interest shall result from any conversion.

(vi) All accrued or declared but unpaid dividends on shares of Series D Preferred Stock to be converted shall be payable upon conversion of such shares in cash or, at the option of a majority of the Board, in shares of Common Stock having a Fair Market Value as of the date of conversion equal to the amount of such accrued or declared but unpaid dividends.

(b) Series D Conversion Price.

(i) The initial “Series D Conversion Price” shall be the Series D Original Issue Price per share of Series D Preferred Stock. In order to prevent dilution of the conversion rights granted under this subdivision, the Series D Conversion Price also shall be subject to adjustment from time to time pursuant to this Section 5.5(b) of Article Four.

(ii) In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5.5(b)(iii) of Article Four) without consideration or for a consideration per share less than the Series D Conversion Price in effect on the date of and immediately prior to such issuance then and in such event, the Series D Conversion Price shall be reduced, concurrently with such issuance, to an amount (calculated to the nearest cent) determined by multiplying the Series D Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series D Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issuance shall be calculated on a Fully Diluted Basis, as if all shares of Series D Preferred Stock had been fully converted into shares of Common Stock and any outstanding Options (as defined below) or Convertible Securities (as defined below) had been fully exercised or converted (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date.

(iii) For purposes of this Section 5.5(b)(iii) of Article Four, in the event the Corporation at any time or from time to time after the Series D Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that such shares shall not be deemed to be Additional Shares of Common Stock if such shares are specifically excluded from the definition of Additional Shares of Common Stock.

(iv) Notwithstanding the foregoing, the Corporation shall not be required to make any adjustment to the Series D Conversion Price by reason of the issuance of Common Stock when such issuance is (A) upon conversion of shares of Series A, Series B, Series C or Series D Preferred Stock, (B) as a dividend or distribution on the Series A, Series B, Series C or Series D Preferred Stock, (C) pursuant to any Approved Plan, (D) upon conversion or exercise of any Options or Convertible Securities outstanding as of the Series D Original Issue Date, (E) effected in a Qualified Public Offering, and (F) in connection with an acquisition transaction, building or equipment lease transaction, bank loan transaction, or strategic alliance, partnering arrangement or advisory services arrangement that is not primarily for equity financing purposes and that is approved by the Board.

(c) Effect on Series D Conversion Price of Certain Events. For purposes of determining the adjusted Series D Conversion Price under Section 5.5 of this Article Four, the following shall be applicable:

(i) If the Corporation in any manner issues or grants any options, warrants, or similar rights (“Options”) to purchase or acquire Common Stock or other Equity Securities convertible or exchangeable, with or without consideration, into or for Common Stock (“Convertible Securities”), other than Options or Convertible Securities issued or granted pursuant to an Approved Plan, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Series D Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of this Section, the “price per share for which Common Stock is issuable” shall be determined by dividing (a) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange of such Convertible Securities, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Series D Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(ii) If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Series D Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For the purposes of this Section, the “price per share for which Common Stock is issuable” shall be determined by dividing (a) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of such Convertible Securities, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Series D Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Series D Conversion Price had been or are to be made pursuant to other provisions of this Section 5.5 of Article Four, no further adjustment of the Series D Conversion Price shall be made by reason of such issue or sale.

(iii) If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Series D Conversion Price in effect at the time of such change shall be readjusted to the Series D Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration, or changed conversion rate, as the case may be, at the time initially granted, issued, or sold.

(iv) Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Series D Conversion Price then in effect under this Certificate shall be adjusted to the Series D Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

(v) If any Common Stock, Option, or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received for such Common Stock, Option, or Convertible Security shall be deemed to be the net amount received by the Corporation for such Common Stock, Option, or Convertible Security. In case any Common Stock, Options, or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the Fair Market Value of such Common Stock, Options, or Convertible Securities as of the date of receipt. If any Common Stock, Option, or Convertible Security is issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration for such Common Stock, Option, or Convertible Security shall be deemed to be the Fair Market Value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options, or Convertible Securities, as the case may be.

(vi) In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties to such transaction, the Option shall be deemed to have been issued for a consideration of $0.001.

(vii) The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

(viii) If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options, or Convertible Securities or (b) to subscribe for or purchase Common Stock, Options, or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(d) Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization, or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series D Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Series D Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(e) Reorganization, Mergers, Consolidations, or Sales of Assets. Subject to Section 5.2(c) of this Article Four, if at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this Section 5.5 of Article Four) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation, or sale, provision shall be made so that the holders of the Series D Preferred Stock shall, after such reorganization, merger, consolidation, or sale, be entitled to receive upon conversion of the Series D Preferred Stock, the number of shares of stock or other securities or property of the Corporation (including cash), or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common

Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5.5 of Article Four, with respect to the rights of the holders of the Series D Preferred Stock after the reorganization, merger, consolidation, or sale to the effect that the provisions of this Section 5.5 of Article Four (including adjustment of the Series D Conversion Price and the number of shares purchasable upon conversion of Series D Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(f) No Impairment. The Corporation shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Certificate by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section 5.5 of Article Four and in the taking of all actions that may be necessary or appropriate to protect the rights of the holders of the Series D Preferred Stock against impairment.

(g) Notices.

(i) Promptly after any adjustment of the Series D Conversion Price (but in no event more than five business days), the Corporation shall give written notice of such adjustment to all holders of shares of Series D Preferred Stock.

(ii) Other than in connection with the Initial Stock Dividend(s), the Corporation shall give written notice to all holders of shares of Series D Preferred Stock at least 10 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, or (b) with respect to any pro rata subscription offer to holders of Common Stock.

(h) Automatic Conversion. All of the outstanding shares of Series D Preferred Stock shall be converted into Common Stock at the Series D Conversion Price then in effect without any further action on the part of the Corporation or any holder of Series D Preferred Stock, upon the earlier of (i) immediately prior to the time of and subject to the closing and funding of a Qualified Public Offering or (ii) the election of the holders of at least 67% of the then outstanding shares of Series D Preferred Stock.

5.6 Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of shares of Series D Preferred Stock. Upon the surrender of any certificate representing shares of Series D Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange for such surrendered certificate representing in the aggregate the number of shares of Series D Preferred Stock represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of Series D Preferred Stock as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the shares of Series D Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such shares of Series D Preferred Stock represented by the surrendered certificate.

5.7 Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit without bond of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction, or mutilation of any certificate evidencing shares of Series D Preferred Stock and, in the case of any such loss, theft, or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation or, in the case of any mutilation, upon surrender of such certificate the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series D Preferred Stock represented by such lost, stolen, destroyed, or mutilated certificate, and dividends shall accrue on the shares of Series D Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed, or mutilated certificate.

5.8 Amendment and Waiver. Except as expressly provided in this Certificate, no amendment, modification, or waiver shall be binding or effective with respect to any provision of this Section 5 of Article Four without the affirmative vote of the holders of at least 50% of the shares of Series D Preferred Stock then outstanding, voting separately as a class; provided that if any such amendment, modification, or waiver is to a provision in this Certificate that requires a specific vote (such as requiring the vote of a specified percentage of a particular class of voting securities) to take an action under such provision or to take an action with respect to the matters described in such provision, such amendment, modification, or waiver shall not be binding or effective unless such specific vote is obtained to approve such amendment, modification, or waiver; and provided further that no change in the terms of this Certificate may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the applicable class(es) of securities that would be necessary to approve such change in terms other than in connection with such merger or consolidation.

5.9 Notices. Except as otherwise expressly provided, all notices referred to in this Certificate shall be in writing and shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service to (i) the Corporation, at its principal executive offices and (ii) any stockholder, at such stockholder’s address as it appears in the stock records of the Corporation (unless otherwise indicated in writing by any such holder), and shall be deemed to have been given upon delivery, if delivered personally, three business days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service.

Section 6. DESIGNATION OF SERIES E PREFERRED STOCK. 10,957,445 shares of Preferred Stock are designated as the Corporation’s Series E Convertible Preferred Stock (the “Series E Preferred Stock”). The voting powers, preferences and relative participation, optional, or other special rights and privileges and qualifications, limitations, or restrictions of the Series E Preferred Stock are as set forth below:

6.1 Dividends.

(a) Series E Preferred Stock. The Series E Preferred Stock ranks senior with respect to dividends to any Equity Securities that do not by their terms rank senior or on a parity to the Series E Preferred Stock, including the Series D Preferred Stock, the Series C

Preferred Stock, the Series B Preferred Stock, the Series A Preferred Stock and the Common Stock. The holders of the outstanding shares of Series E Preferred Stock shall be entitled to receive dividends from time to time out of any assets legally available for payment of dividends equal to $0.188 per annum per share (as adjusted for any stock splits, stock dividends, recapitalizations, combinations, or similar transactions), after declaration or payment of any dividend on any Equity Securities ranking senior to the Series E Preferred Stock with respect to dividends (the “Series E Dividend Senior Stock”), but prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder of such rights to receive shares of Common Stock of the Corporation) on any Stock and any other Equity Securities ranking junior to the Series E Preferred Stock with respect to dividends (the “Series E Dividend Junior Stock”). Dividends on each share of Series E Preferred Stock shall be cumulative and shall accrue on each share from day to day until paid, whether or not earned or declared, and whether or not there are profits, surplus, or other funds legally available for the payment of dividends. All accrued but unpaid dividends on each share of Series E Preferred Stock shall be payable (i) in cash when, as and if declared by the Board, (ii) upon the liquidation, dissolution, or winding up of the Corporation as provided in Section 6.2 of this Article Four, and (iii) upon any conversion in the manner provided in Section 6.5 of this Article Four.

(b) Priority on Dividends; Participation. Unless the full amount of any accrued and unpaid dividends on the Series E Preferred Stock shall have been paid or declared in full and a sum sufficient for the payment of such dividends reserved and set apart, (i) no dividend or distribution (other than a dividend payable solely in Common Stock or other securities and rights convertible into or entitling the holder of such rights to receive solely shares of Common Stock of the Corporation) shall be declared or paid on the Series E Dividend Junior Stock (except for any dividends payable upon exercise of the Warrants) and (ii) no shares of Series E Dividend Junior Stock shall be purchased, redeemed, or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption, or acquisition of any such shares or other interests of Series E Dividend Junior Stock; provided that this restriction shall not apply to (i) the repurchase of capital stock pursuant to the Investors’ Rights Agreement or any of the Corporation’s repurchase rights under the Series H Securities Purchase Agreement or (ii) the repurchase of shares of Common Stock or Preferred Stock from directors, employees, or consultants of the Corporation or a Subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of service to the Corporation or a Subsidiary.

(c) Participation Rights. If, after dividends on the full preferential amounts specified in this Section 6.1 of this Article Four for the Series E Preferred Stock, for the Series E Dividend Senior Stock, and for any Equity Securities ranking junior to Series E Preferred Stock but senior to the Common Stock with respect to dividends have been paid or declared and set apart in full, the Board shall declare additional dividends on the Common Stock out of funds legally available for payment of dividends in that calendar year (subject to the requisite compliance with the provisions set forth in Section 6.1(b) of this Article Four), then the aggregate amount of such additional dividends shall be distributed pro rata among (i) the holders of Common Stock, (ii) the holders of the Series E Preferred Stock (with each such holder of Series E Preferred Stock being treated for this purpose as holding the greatest whole number of shares of Common Stock then issuable upon conversion of all shares of Series E Preferred Stock held by such holder pursuant to Section 6.5 of this Article Four) and (iii) among the holders of any other Equity Securities having the right to participate in dividends declared on the Common Stock, in accordance with the respective terms thereof.

(d) Non-Cash Dividends. Whenever a dividend provided for in this Section 6.1 of Article Four shall be payable in property other than cash, the value of such dividend shall be deemed to be the Fair Market Value of such property.

6.2 Liquidation Preference.

(a) Series E Preferred Stock. The Series E Preferred Stock ranks senior with respect to distributions on liquidation to any Equity Securities that do not by their respective terms rank senior to or on parity with the Series E Preferred Stock, including the Series D Preferred Stock, the Series C Preferred Stock, the Series B Preferred Stock, the Series A Preferred Stock and the Common Stock. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, the holders of the Series E Preferred Stock shall be entitled to receive, after payment or distribution and setting apart for payment or distribution of any assets or surplus funds of the Corporation required to be made to the holders of Series E Liquidation Senior Stock (the “Series E Liquidation Senior Preference”), but prior and in preference to any payment or distribution and setting apart for payment or distribution of any of the assets or surplus funds of the Corporation to the holders of the Series E Liquidation Junior Stock, an amount for each share of Series E Preferred Stock then held by them equal to $2.35 (as adjusted for any stock splits, stock dividends, recapitalizations, combinations, or similar transactions with respect to such shares after the filing date of this Certificate, the “Series E Original Issue Price”) plus all accrued or declared but unpaid dividends on the Series E Preferred Stock up to and including the date of payment of such Series E liquidation preference (the “Series E Liquidation Preference”). If, upon the occurrence of such event, the assets and funds legally available for distribution among the holders of the Series E Preferred Stock shall be sufficient to permit only a partial payment to such holders of the aggregate Series E Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution to the holders of Series E Preferred Stock pursuant to this Section 6.2 of Article Four shall be distributed ratably among such holders based upon the aggregate Series E Liquidation Preferences of the shares of Series E Preferred Stock held by each such holder.

(b) Participation Rights. If, after payment of any Series E Liquidation Preference and any payment or distribution and setting apart for payment or distribution of any of the assets or surplus funds of the Corporation to the holders of Equity Securities ranking junior to the Series E Preferred Stock with respect to distributions on liquidation but senior to the Common Stock, the assets and funds of the Corporation legally remaining available for distribution to the Corporation’s stockholders exceed the aggregate Series E Liquidation Preference payable pursuant to Section 6.2(a) of this Article Four, then, after the payments required by Section 6.2(a) of this Article Four shall have been made or irrevocably set apart for payment, the remaining assets and funds of the Corporation available for distribution to the Corporation’s stockholders shall be distributed pro rata among (i) the holders of the Common Stock, (ii) the holders of the Series E Preferred Stock (with each such holder of Series E Preferred Stock being treated for this purpose as holding the greatest whole number of shares of

Common Stock then issuable upon conversion of all shares of Series E Preferred Stock held by such holder pursuant to Section 6.5 of this Article Four), and (iii) among the holders of any other Equity Securities having the right to participate in such distributions on liquidation, in accordance with the respective terms thereof.

(c) Merger or Sale of Assets. For purposes of Section 6.1(a)(ii) and this Section 6.2 of Article Four, unless otherwise determined by the holders of at least 67% of the Preferred Stock then outstanding, voting together as a single class on an as converted basis (which may be effected by a vote of the holders of the Preferred Stock at a special meeting of such holders or by written consent), a liquidation, dissolution, or winding up of the Corporation shall be deemed to be occasioned by, and the holders of Series E Preferred Stock shall be entitled to receive in cash, securities, or other property (valued at Fair Market Value) amounts as specified in Section 6.2(a) and Section 6.2(b) above at the closing of, (i) a consolidation or merger of the Corporation with or into one or more other corporations or other business organizations, (ii) the sale, lease, or transfer of all or substantially all of the assets of the Corporation, (iii) the exclusive licensing of all or substantially all of the Corporation’s intellectual property in a single transaction or series of related transactions, or (iv) any other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for or converted into cash, securities of another corporation or business organization, or other property, unless, in the case of clauses (i) and (iv), the Corporation’s stockholders of record immediately prior to such event shall (by virtue of the securities issued as a part of such event) hold greater than 50% of the voting power of the surviving or acquiring Person immediately following such event.

(d) Liquidation Notice. The Corporation shall give written notice of any liquidation, dissolution, or winding up (or any transaction which might reasonably be deemed to be a liquidation, dissolution, or winding up pursuant to Section 6.2(c) of this Article Four) to each holder of Series E Preferred Stock not less than 20 days prior to the date stated in such notice for the distribution and payment of the amounts provided in Section 6.1(a)(ii) and this Section 6.2 of Article Four. Each holder of Series E Preferred Stock may convert all or any portion of the Series E Preferred Stock then held by such holder into Common Stock pursuant to Section 6.5 of Article Four at any time on or prior to the date fixed in such notice for distribution and payment or the date of a merger, consolidation, license of intellectual property or sale of assets deemed to be a liquidation, dissolution, or winding up of the Corporation as described in Section 6.2(c) of this Article Four.

6.3 Redemption. The Series E Preferred Stock shall have no rights with respect to redemption.

6.4 Voting Rights.

(a) General. The holders of shares of Series E Preferred Stock, together with the holders of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and any other Equity Securities given such voting rights, and the holders of Common Stock shall vote together as a single class on all matters submitted to a vote of common stockholders of the Corporation, except as otherwise provided in this Certificate or in the DGCL. Each holder of shares of Series E Preferred Stock shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which all shares of Series E Preferred Stock held of record by such holder could then be converted pursuant to Section 6.5 of this Article Four at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is first executed. The holders of shares of Series E Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws.

(b) Series E Preferred Stock Voting Rights. So long as at least 125,000 shares of Series E Preferred Stock remain outstanding:

(i) without the affirmative vote of the holders of at least 67% of the Preferred Stock then outstanding, voting together as a single class, the Corporation shall not:

1. effect any sale, lease, assignment, transfer, exchange, or other conveyance of all or substantially all of the assets of the Corporation or any Subsidiary, or any consolidation, conversion, or merger involving the Corporation (where the Corporation’s stockholders of record immediately prior to such event shall (by virtue of the securities issued as a part of such event) hold less than 50% of the voting power of the surviving or acquiring Person immediately following such event) or any share exchange, reclassification, or other change of any stock, or any recapitalization, or any dissolution, liquidation, or winding up of the Corporation or, unless the obligations of the Corporation under an agreement are expressly conditional upon the requisite approval of the holders of the Series E Preferred Stock as provided for in this Certificate, make any agreement or become obligated to do so;

2. increase the total number of authorized shares of Preferred Stock;

3. except as set forth in the Series H Securities Purchase Agreement, authorize, create, issue, or obligate itself to issue or create any security with any rights as to dividends, redemption rights, liquidation preferences, conversion rights, voting rights, or otherwise ranking senior to or on a parity with the Series E Preferred Stock;

4. except as set forth in the Series H Securities Purchase Agreement, authorize, issue, or obligate itself to issue any Equity Security (not including any Equity Security issued pursuant to an Approved Plan), unless permitted elsewhere herein;

5. authorize, incur, create, assume, become or be liable in any manner with respect to, or permit to exist any indebtedness for borrowed money (including, without limitation, capitalized leases) or for the deferred purchase price for the acquisition of property, except for any such indebtedness not exceeding $10,000,000 in the aggregate or at any one time, unless all members of the Board have approved such action; or

6. authorize, redeem or repurchase any shares of the Corporation’s Equity Securities, other than repurchases by the Corporation (i) of the Equity Securities from directors, officers, employees, or consultants of the Corporation or a Subsidiary pursuant to agreements under which the Corporation has the option to repurchase such Equity Securities at the original purchase price of such Equity Securities (or at the then current fair market value in the case of Preferred Stock issued pursuant to an Approved Plan) upon the occurrence of certain events, such as the termination of service to the Corporation or a Subsidiary, (ii) pursuant to the Investors’ Rights Agreement, or (iii) pursuant to any of the Corporation’s repurchase rights under the Series H Securities Purchase Agreement; and

(ii) without the affirmative vote of the holders of at least 67% of the outstanding Series E Preferred Stock, voting as a separate class, the Corporation shall not:

1. amend, alter or repeal any provision of this Certificate or the Bylaws if such action would materially and adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series E Preferred Stock; or

2. declare or pay, whether in cash or otherwise, any dividend or other distribution of any kind on any shares of the Corporation’s Common Stock or any other Equity Securities ranking on a parity with, or junior to, the Series E Preferred Stock with respect to dividends and/or distributions in liquidation (other than dividends payable solely in shares of Common Stock and other dividends set forth in Section 6.1(a) of this Article Four with respect to shares of the Series E Preferred Stock) unless all members of the Board have approved such action.

6.5 Conversion.

(a) Conversion Procedure.

(i) Any holder of shares of Series E Preferred Stock may, at any time and at the option of the holder, convert all or any portion of the shares of Series E Preferred Stock (including any fraction of a share) held by such holder into a number of shares of Common Stock computed by multiplying the number of shares of Series E Preferred Stock to be converted by the Series E Original Issue Price, and dividing the result by the Series E Conversion Price (as defined below) then in effect.

(ii) Each conversion of shares of Series E Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the shares of Series E Preferred Stock to be converted, together with properly executed conversion instructions or stock powers, have been surrendered for conversion at the principal office of the Corporation. At the time such conversion has been effected, the rights of the holder with respect to the converted shares of Series E Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented by such certificate or certificates.

(iii) As soon as possible after a conversion has been effected (but in any event within ten (10) business days thereafter), the Corporation shall deliver to the converting holder:

1. a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

2. a certificate representing any shares of Series E Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted;

3. cash in lieu of any fractional share as provided in Section 6.5(a)(v) of this Article Four; and

4. cash or a certificate or certificates representing shares of Common Stock in payment of accrued or declared but unpaid dividends as provided in Section 6.5(a)(vi) of this Article Four.

(iv) The issuance of certificates for shares of Common Stock upon conversion of shares of Series E Preferred Stock shall be made without charge to the holders of such shares of Series E Preferred Stock for any issuance tax in respect of such issuance or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock, other than any transfer taxes resulting from the transfer of converted shares to a Person or Persons other than the converting holder. Upon conversion of each share of Series E Preferred Stock, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid, and nonassessable.

(v) If any fractional interest in a share of Common Stock would, except for the provisions of this Section 6.5(a)(v), be deliverable upon any conversion of shares of Series E Preferred Stock, the Corporation, in lieu of delivering such fractional share of Common Stock, shall pay an amount to the holder of such fractional interest equal to the Fair Market Value of such fractional interest as of the date of conversion. All shares of Common Stock issuable to a holder shall be aggregated for purposes of determining whether a fractional interest shall result from any conversion.

(vi) All accrued or declared but unpaid dividends on shares of Series E Preferred Stock to be converted shall be payable upon conversion of such shares in cash or, at the option of a majority of the Board, in shares of Common Stock having a Fair Market Value as of the date of conversion equal to the amount of such accrued or declared but unpaid dividends.

(b) Series E Conversion Price.

(i) The initial “Series E Conversion Price” shall be the Series E Original Issue Price per share of Series E Preferred Stock. In order to prevent dilution of the conversion rights granted under this subdivision, the Series E Conversion Price also shall be subject to adjustment from time to time pursuant to this Section 6.5(b) of Article Four.

(ii) In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6.5(b)(iii) of Article Four) without consideration or for a consideration per share less than the Series E Conversion Price in effect on the date of and immediately prior to such issuance then and in such event, the Series E Conversion Price shall be reduced, concurrently with such issuance, to an amount (calculated to the nearest cent) determined by multiplying the Series E Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series E Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issuance shall be calculated on a Fully Diluted Basis, as if all shares of Series E Preferred Stock had been fully converted into shares of Common Stock and any outstanding Options (as defined below) or Convertible Securities (as defined below) had been fully exercised or converted (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date.

(iii) For purposes of this Section 6.5(b)(iii) of Article Four, in the event the Corporation at any time or from time to time after the Series E Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that such shares shall not be deemed to be Additional Shares of Common Stock if such shares are specifically excluded from the definition of Additional Shares of Common Stock.

(iv) Notwithstanding the foregoing, the Corporation shall not be required to make any adjustment to the Series E Conversion Price by reason of the issuance of Common Stock when such issuance is (A) upon conversion of shares of Series A, Series B, Series C, Series D or Series E Preferred Stock, (B) as a dividend or distribution on the Series A, Series B, Series C, Series D or Series E Preferred Stock, (C) pursuant to any Approved Plan, (D) upon conversion or exercise of any Options or Convertible Securities outstanding as of the Series E Original Issue Date, (E) effected in a Qualified Public Offering, and (F) in connection with an acquisition transaction, building or equipment lease transaction, bank loan transaction, or strategic alliance, partnering arrangement or advisory services arrangement that is not primarily for equity financing purposes and that is approved by the Board.

(c) Effect on Series E Conversion Price of Certain Events. For purposes of determining the adjusted Series E Conversion Price under Section 6.5 of this Article Four, the following shall be applicable:

(i) If the Corporation in any manner issues or grants any options, warrants, or similar rights (“Options”) to purchase or acquire Common Stock or other Equity Securities convertible or exchangeable, with or without consideration, into or for Common Stock (“Convertible Securities”), other than Options or Convertible Securities issued or granted pursuant to an Approved Plan, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Series E Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of this Section, the “price per share for which Common Stock is issuable” shall be determined by dividing (a) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange of such Convertible Securities, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Series E Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(ii) If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Series E Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For the purposes of this Section, the “price per share for which Common Stock is issuable” shall be determined by dividing (a) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of such Convertible Securities, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Series E Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Series E Conversion Price had been or are to be made pursuant to other provisions of this Section 6.5 of Article Four, no further adjustment of the Series E Conversion Price shall be made by reason of such issue or sale.

(iii) If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Series E Conversion Price in effect at the time of such change shall be readjusted to the Series E Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration, or changed conversion rate, as the case may be, at the time initially granted, issued, or sold.

(iv) Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Series E Conversion Price then in effect under this Certificate shall be adjusted to the Series E Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

(v) If any Common Stock, Option, or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received for such Common Stock, Option, or Convertible Security shall be deemed to be the net amount received by the Corporation for such Common Stock, Option, or Convertible Security. In case any Common Stock, Options, or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the Fair Market Value of such Common Stock, Options, or Convertible Securities as of the date of receipt. If any Common Stock, Option, or Convertible Security is issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration for such Common Stock, Option, or Convertible Security shall be deemed to be the Fair Market Value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options, or Convertible Securities, as the case may be.

(vi) In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties to such transaction, the Option shall be deemed to have been issued for a consideration of $0.001.

(vii) The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

(viii) If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in

Common Stock, Options, or Convertible Securities or (b) to subscribe for or purchase Common Stock, Options, or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(d) Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization, or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series E Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Series E Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(e) Reorganization, Mergers, Consolidations, or Sales of Assets. Subject to Section 6.2(c) of this Article Four, if at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this Section 6.5 of Article Four) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation, or sale, provision shall be made so that the holders of the Series E Preferred Stock shall, after such reorganization, merger, consolidation, or sale, be entitled to receive upon conversion of the Series E Preferred Stock, the number of shares of stock or other securities or property of the Corporation (including cash), or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6.5 of Article Four, with respect to the rights of the holders of the Series E Preferred Stock after the reorganization, merger, consolidation, or sale to the effect that the provisions of this Section 6.5 of Article Four (including adjustment of the Series E Conversion Price and the number of shares purchasable upon conversion of Series E Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(f) No Impairment. The Corporation shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Certificate by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section 6.5 of Article Four and in the taking of all actions that may be necessary or appropriate to protect the rights of the holders of the Series E Preferred Stock against impairment.

(g) Notices.

(i) Promptly after any adjustment of the Series E Conversion Price (but in no event more than five business days), the Corporation shall give written notice of such adjustment to all holders of shares of Series E Preferred Stock.

(ii) Other than in connection with the Initial Stock Dividend(s), the Corporation shall give written notice to all holders of shares of Series E Preferred Stock at least 10 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, or (b) with respect to any pro rata subscription offer to holders of Common Stock.

(h) Automatic Conversion. All of the outstanding shares of Series E Preferred Stock shall be converted into Common Stock at the Series E Conversion Price then in effect without any further action on the part of the Corporation or any holder of Series E Preferred Stock, upon the earlier of (i) immediately prior to the time of and subject to the closing and funding of a Qualified Public Offering or (ii) the election of the holders of at least 67% of the then outstanding shares of Series E Preferred Stock.

6.6 Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of shares of Series E Preferred Stock. Upon the surrender of any certificate representing shares of Series E Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange for such surrendered certificate representing in the aggregate the number of shares of Series E Preferred Stock represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of Series E Preferred Stock as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the shares of Series E Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such shares of Series E Preferred Stock represented by the surrendered certificate.

6.7 Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit without bond of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction, or mutilation of any certificate evidencing shares of Series E Preferred Stock and, in the case of any such loss, theft, or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation or, in the case of any mutilation, upon surrender of such certificate the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series E Preferred Stock represented by such lost, stolen, destroyed, or mutilated certificate, and dividends shall accrue on the shares of Series E Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed, or mutilated certificate.

6.8 Amendment and Waiver. Except as expressly provided in this Certificate, no amendment, modification, or waiver shall be binding or effective with respect to any provision of this Section 6 of Article Four without the affirmative vote of the holders of at least 50% of the shares of Series E Preferred Stock then outstanding, voting separately as a class; provided that if any such amendment, modification, or waiver is to a provision in this Certificate that requires a specific vote (such as requiring the vote of a specified percentage of a particular class of voting securities) to take an action under such provision or to take an action with respect to the matters described in such provision, such amendment, modification, or waiver shall not be binding or effective unless such specific vote is obtained to approve such amendment, modification, or waiver; and provided further that no change in the terms of this Certificate may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the applicable class(es) of securities that would be necessary to approve such change in terms other than in connection with such merger or consolidation.

6.9 Notices. Except as otherwise expressly provided, all notices referred to in this Certificate shall be in writing and shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service to (i) the Corporation, at its principal executive offices and (ii) any stockholder, at such stockholder’s address as it appears in the stock records of the Corporation (unless otherwise indicated in writing by any such holder), and shall be deemed to have been given upon delivery, if delivered personally, three business days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service.

Section 7. DESIGNATION OF SERIES F PREFERRED STOCK. 11,360,675 shares of Preferred Stock are designated as the Corporation’s Series F Convertible Preferred Stock (the “Series F Preferred Stock”). The voting powers, preferences and relative participation, optional, or other special rights and privileges and qualifications, limitations, or restrictions of the Series F Preferred Stock are as set forth below:

7.1 Dividends.

(a) Series F Preferred Stock. The Series F Preferred Stock ranks senior with respect to dividends to any Equity Securities that do not by their terms rank senior or on a parity to the Series F Preferred Stock, including the Series E Preferred Stock, the Series D Preferred Stock, the Series C Preferred Stock, the Series B Preferred Stock, the Series A Preferred Stock and the Common Stock. The holders of the outstanding shares of Series F Preferred Stock shall be entitled to receive dividends from time to time out of any assets legally available for payment of dividends equal to $0.224 per annum per share (as adjusted for any stock splits, stock dividends, recapitalizations, combinations, or similar transactions), after declaration or payment of any dividend on any Equity Securities ranking senior to the Series F Preferred Stock with respect to dividends (the “Series F Dividend Senior Stock”), but prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder of such rights to receive shares of Common Stock of the Corporation) on any Stock and any other Equity Securities ranking junior to the Series F Preferred Stock with respect to dividends (the “Series F Dividend Junior Stock”). Dividends on each share of Series F Preferred Stock shall be cumulative and shall accrue on each share from day to day until paid, whether or not earned or declared, and whether or not there are profits, surplus, or other funds legally available for the payment of dividends. All accrued but unpaid dividends on each share of Series F Preferred Stock shall be payable (i) in cash when, as and if declared by the Board, (ii) upon the liquidation, dissolution, or winding up of the Corporation as provided in Section 7.2 of this Article Four, and (iii) upon any conversion in the manner provided in Section 7.5 of this Article Four.

(b) Priority on Dividends; Participation. Unless the full amount of any accrued and unpaid dividends on the Series F Preferred Stock shall have been paid or declared in full and a sum sufficient for the payment of such dividends reserved and set apart, (i) no dividend or distribution (other than a dividend payable solely in Common Stock or other securities and rights convertible into or entitling the holder of such rights to receive solely shares of Common Stock of the Corporation) shall be declared or paid on the Series F Dividend Junior Stock (except for any dividends payable upon exercise of the Warrants) and (ii) no shares of Series F Dividend Junior Stock shall be purchased, redeemed, or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption, or acquisition of any such shares or other interests of Series F Dividend Junior Stock; provided that this restriction shall not apply to (i) the repurchase of capital stock pursuant to the Investors’ Rights Agreement or any of the Corporation’s repurchase rights under the Series H Securities Purchase Agreement or (ii) the repurchase of shares of Common Stock or Preferred Stock from directors, employees, or consultants of the Corporation or a Subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of service to the Corporation or a Subsidiary.

(c) Participation Rights. If, after dividends on the full preferential amounts specified in this Section 7.1 of this Article Four for the Series F Preferred Stock, for the Series F Dividend Senior Stock, and for any Equity Securities ranking junior to Series F Preferred Stock but senior to the Common Stock with respect to dividends have been paid or declared and set apart in full, the Board shall declare additional dividends on the Common Stock out of funds legally available for payment of dividends in that calendar year (subject to the requisite compliance with the provisions set forth in Section 7.1(b) of this Article Four), then the aggregate amount of such additional dividends shall be distributed pro rata among (i) the holders of Common Stock, (ii) the holders of the Series F Preferred Stock (with each such holder of Series F Preferred Stock being treated for this purpose as holding the greatest whole number of shares of Common Stock then issuable upon conversion of all shares of Series F Preferred Stock held by such holder pursuant to Section 7.5 of this Article Four) and (iii) among the holders of any other Equity Securities having the right to participate in dividends declared on the Common Stock, in accordance with the respective terms thereof.

(d) Non-Cash Dividends. Whenever a dividend provided for in this Section 7.1 of Article Four shall be payable in property other than cash, the value of such dividend shall be deemed to be the Fair Market Value of such property.

7.2 Liquidation Preference.

(a) Series F Preferred Stock. The Series F Preferred Stock ranks senior with respect to distributions on liquidation to any Equity Securities that do not by their respective terms rank senior to or on parity with the Series F Preferred Stock, including the Series E Preferred Stock, the Series D Preferred Stock, the Series C Preferred Stock, the Series B Preferred Stock, the Series A Preferred Stock and the Common Stock. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, the holders of the Series F Preferred Stock shall be entitled to receive, after payment or distribution and setting apart for payment or distribution of any assets or surplus funds of the Corporation required to be made to the holders of Series F Liquidation Senior Stock (the “Series F Liquidation Senior Preference”), but prior and in preference to any payment or distribution and setting apart for payment or distribution of any of the assets or surplus funds of the Corporation to the holders of the Series F Liquidation Junior Stock, an amount for each share of Series F Preferred Stock then held by them equal to $2.80 (as adjusted for any stock splits, stock dividends, recapitalizations, combinations, or similar transactions with respect to such shares after the filing date of this Certificate, the “Series F Original Issue Price”) plus all accrued or declared but unpaid dividends on the Series F Preferred Stock up to and including the date of payment of such Series F liquidation preference (the “Series F Liquidation Preference”). If, upon the occurrence of such event, the assets and funds legally available for distribution among the holders of the Series F Preferred Stock shall be sufficient to permit only a partial payment to such holders of the aggregate Series F Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution to the holders of Series F Preferred Stock pursuant to this Section 7.2 of Article Four shall be distributed ratably among such holders based upon the aggregate Series F Liquidation Preferences of the shares of Series F Preferred Stock held by each such holder.

(b) Participation Rights. If, after payment of any Series F Liquidation Preference and any payment or distribution and setting apart for payment or distribution of any of the assets or surplus funds of the Corporation to the holders of Equity Securities ranking junior to the Series F Preferred Stock with respect to distributions on liquidation but senior to the Common Stock, the assets and funds of the Corporation legally remaining available for distribution to the Corporation’s stockholders exceed the aggregate Series F Liquidation Preference payable pursuant to Section 7.2(a) of this Article Four, then, after the payments required by Section 7.2(a) of this Article Four shall have been made or irrevocably set apart for payment, the remaining assets and funds of the Corporation available for distribution to the Corporation’s stockholders shall be distributed pro rata among (i) the holders of the Common Stock, (ii) the holders of the Series F Preferred Stock (with each such holder of Series F Preferred Stock being treated for this purpose as holding the greatest whole number of shares of Common Stock then issuable upon conversion of all shares of Series F Preferred Stock held by such holder pursuant to Section 7.5 of this Article Four), and (iii) among the holders of any other Equity Securities having the right to participate in such distributions on liquidation, in accordance with the respective terms thereof.

(c) Merger or Sale of Assets. For purposes of Section 7.1(a)(ii) and this Section 7.2 of Article Four, unless otherwise determined by the holders of at least 67% of the Preferred Stock then outstanding, voting together as a single class on an as converted basis (which may be effected by a vote of the holders of the Preferred Stock at a special meeting of such holders or by written consent), a liquidation, dissolution, or winding up of the Corporation shall be deemed to be occasioned by, and the holders of Series F Preferred Stock shall be entitled to receive in cash, securities, or other property (valued at Fair Market Value) amounts as specified in Section 7.2(a) and Section 7.2(b) above at the closing of, (i) a consolidation or merger of the Corporation with or into one or more other corporations or other business organizations, (ii) the sale, lease, or transfer of all or substantially all of the assets of the Corporation, (iii) the exclusive licensing of all or substantially all of the Corporation’s intellectual property in a single transaction or series of related transactions, or (iv) any other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for or converted into cash, securities of another corporation or business organization, or other property, unless, in the case of clauses (i) and (iv), the Corporation’s stockholders of record immediately prior to such event shall (by virtue of the securities issued as a part of such event) hold greater than 50% of the voting power of the surviving or acquiring Person immediately following such event.

(d) Liquidation Notice. The Corporation shall give written notice of any liquidation, dissolution, or winding up (or any transaction which might reasonably be deemed to be a liquidation, dissolution, or winding up pursuant to Section 7.2(c) of this Article Four) to each holder of Series F Preferred Stock not less than 20 days prior to the date stated in such notice for the distribution and payment of the amounts provided in Section 7.1(a)(ii) and this Section 7.2 of Article Four. Each holder of Series F Preferred Stock may convert all or any portion of the Series F Preferred Stock then held by such holder into Common Stock pursuant to Section 7.5 of Article Four at any time on or prior to the date fixed in such notice for distribution and payment or the date of a merger, consolidation, license of intellectual property or sale of assets deemed to be a liquidation, dissolution, or winding up of the Corporation as described in Section 7.2(c) of this Article Four.

7.3 Redemption. The Series F Preferred Stock shall have no rights with respect to redemption.

7.4 Voting Rights.

(a) General. The holders of shares of Series F Preferred Stock, together with the holders of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and any other Equity Securities given such voting rights, and the holders of Common Stock shall vote together as a single class on all matters submitted to a vote of common stockholders of the Corporation, except as otherwise provided in this Certificate or in the DGCL. Each holder of shares of Series F Preferred Stock shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which all shares of Series F Preferred Stock held of record by such holder could then be converted pursuant to Section 7.5 of this Article Four at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is first executed. The holders of shares of Series F Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws.

(b) Series F Preferred Stock Voting Rights. So long as at least 125,000 shares of Series F Preferred Stock remain outstanding:

(i) without the affirmative vote of the holders of at least 67% of the Preferred Stock then outstanding, voting together as a single class, the Corporation shall not:

1. effect any sale, lease, assignment, transfer, exchange, or other conveyance of all or substantially all of the assets of the Corporation or any Subsidiary, or any consolidation, conversion, or merger involving the Corporation (where the Corporation’s stockholders of record immediately prior to such event shall (by virtue of the securities issued as a part of such event) hold less than 50% of the voting power of the surviving or acquiring Person immediately following such event) or any share exchange, reclassification, or other change of any stock, or any recapitalization, or any dissolution, liquidation, or winding up of the Corporation or, unless the obligations of the Corporation under an agreement are expressly conditional upon the requisite approval of the holders of the Series F Preferred Stock as provided for in this Certificate, make any agreement or become obligated to do so;

2. increase the total number of authorized shares of Preferred Stock;

3. except as set forth in the Series H Securities Purchase Agreement, authorize, create, issue, or obligate itself to issue or create any security with any rights as to dividends, redemption rights, liquidation preferences, conversion rights, voting rights, or otherwise ranking senior to or on a parity with the Series F Preferred Stock;

4. except as set forth in the Series H Securities Purchase Agreement, authorize, issue, or obligate itself to issue any Equity Security (not including any Equity Security issued pursuant to an Approved Plan), unless permitted elsewhere herein;

5. authorize, incur, create, assume, become or be liable in any manner with respect to, or permit to exist any indebtedness for borrowed money (including, without limitation, capitalized leases) or for the deferred purchase price for the acquisition of property, except for any such indebtedness not exceeding $10,000,000 in the aggregate or at any one time, unless all members of the Board have approved such action; or

6. authorize, redeem or repurchase any shares of the Corporation’s Equity Securities, other than repurchases by the Corporation (i) of the Equity Securities from directors, officers, employees, or consultants of the Corporation or a Subsidiary pursuant to agreements under which the Corporation has the option to repurchase such Equity Securities at the original purchase price of such Equity Securities (or at the then current fair market value in the case of Preferred Stock issued pursuant to an Approved Plan) upon the occurrence of certain events, such as the termination of service to the Corporation or a Subsidiary, (ii) pursuant to the Investors’ Rights Agreement, or (iii) pursuant to any of the Corporation’s repurchase rights under the Series H Securities Purchase Agreement; and

(ii) without the affirmative vote of the holders of at least 67% of the outstanding Series F Preferred Stock, voting as a separate class, the Corporation shall not:

1. amend, alter or repeal any provision of this Certificate or the Bylaws if such action would materially and adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series F Preferred Stock; or

2. declare or pay, whether in cash or otherwise, any dividend or other distribution of any kind on any shares of the Corporation’s Common Stock or any other Equity Securities ranking on a parity with, or junior to, the Series F Preferred Stock with respect to dividends and/or distributions in liquidation (other than dividends payable solely in shares of Common Stock and other dividends set forth in Section 7.1(a) of this Article Four with respect to shares of the Series F Preferred Stock) unless all members of the Board have approved such action.

7.5 Conversion.

(a) Conversion Procedure.

(i) Any holder of shares of Series F Preferred Stock may, at any time and at the option of the holder, convert all or any portion of the shares of Series F Preferred Stock (including any fraction of a share) held by such holder into a number of shares of Common Stock computed by multiplying the number of shares of Series F Preferred Stock to be converted by the Series F Original Issue Price, and dividing the result by the Series F Conversion Price (as defined below) then in effect.

(ii) Each conversion of shares of Series F Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the shares of Series F Preferred Stock to be converted, together with properly executed conversion instructions or stock powers, have been surrendered for conversion at the principal office of the Corporation. At the time such conversion has been effected, the rights of the holder with respect to the converted shares of Series F Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented by such certificate or certificates.

(iii) As soon as possible after a conversion has been effected (but in any event within ten (10) business days thereafter), the Corporation shall deliver to the converting holder:

1. a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

2. a certificate representing any shares of Series F Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted;

3. cash in lieu of any fractional share as provided in Section 7.5(a)(v) of this Article Four; and

4. cash or a certificate or certificates representing shares of Common Stock in payment of accrued or declared but unpaid dividends as provided in Section 7.5(a)(vi) of this Article Four.

(iv) The issuance of certificates for shares of Common Stock upon conversion of shares of Series F Preferred Stock shall be made without charge to the holders of such shares of Series F Preferred Stock for any issuance tax in respect of such issuance or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock, other than any transfer taxes resulting from the transfer of converted shares to a Person or Persons other than the converting holder. Upon conversion of each share of Series F Preferred Stock, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid, and nonassessable.

(v) If any fractional interest in a share of Common Stock would, except for the provisions of this Section 7.5(a)(v), be deliverable upon any conversion of shares of Series F Preferred Stock, the Corporation, in lieu of delivering such fractional share of Common Stock, shall pay an amount to the holder of such fractional interest equal to the Fair Market Value of such fractional interest as of the date of conversion. All shares of Common Stock issuable to a holder shall be aggregated for purposes of determining whether a fractional interest shall result from any conversion.

(vi) All accrued or declared but unpaid dividends on shares of Series F Preferred Stock to be converted shall be payable upon conversion of such shares in cash or, at the option of a majority of the Board, in shares of Common Stock having a Fair Market Value as of the date of conversion equal to the amount of such accrued or declared but unpaid dividends.

(b) Series F Conversion Price.

(i) The initial “Series F Conversion Price” shall be the Series F Original Issue Price per share of Series F Preferred Stock. In order to prevent dilution of the conversion rights granted under this subdivision, the Series F Conversion Price also shall be subject to adjustment from time to time pursuant to this Section 7.5(b) of Article Four.

(ii) In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 7.5(b)(iii) of Article Four) without consideration or for a consideration per share less than the Series F Conversion Price in effect on the date of and immediately prior to such issuance then and in such event, the Series F Conversion Price shall be reduced, concurrently with such issuance, to an amount equal to the lowest net price per share at which any such Additional Share of Common Stock has been issued or sold; provided, that if such issuance or sale or deemed issuance or sale, was without consideration, then the Corporation shall be deemed to have received an aggregate of $0.001 of consideration for each such Additional Share of Common Stock.

(iii) For purposes of this Section 7.5(b)(iii) of Article Four, in the event the Corporation at any time or from time to time after the Series F Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that such shares shall not be deemed to be Additional Shares of Common Stock if such shares are specifically excluded from the definition of Additional Shares of Common Stock.

(iv) Notwithstanding the foregoing, the Corporation shall not be required to make any adjustment to the Series F Conversion Price by reason of the issuance of Common Stock when such issuance is (A) upon conversion of shares of Series A, Series B, Series C, Series D, Series E or Series F Preferred Stock, (B) as a dividend or distribution on the Series A, Series B, Series C, Series D, Series E or Series F Preferred Stock, (C) pursuant to any Approved Plan, (D) upon conversion or exercise of any Options or Convertible Securities outstanding as of the Series F Original Issue Date, (E) effected in a Qualified Public Offering, and (F) in connection with an acquisition transaction, building or equipment lease transaction, bank loan transaction, or strategic alliance, partnering arrangement or advisory services arrangement that is not primarily for equity financing purposes and that is approved by the Board.

(c) Effect on Series F Conversion Price of Certain Events. For purposes of determining the adjusted Series F Conversion Price under Section 7.5 of this Article Four, the following shall be applicable:

(i) If the Corporation in any manner issues or grants any options, warrants, or similar rights (“Options”) to purchase or acquire Common Stock or other Equity Securities convertible or exchangeable, with or without consideration, into or for Common Stock (“Convertible Securities”), other than Options or Convertible Securities issued or granted pursuant to an Approved Plan, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Series F Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of this Section, the “price per share for which Common Stock is issuable” shall be determined by dividing (a) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such

Convertible Securities and the conversion or exchange of such Convertible Securities, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Series F Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(ii) If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Series F Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For the purposes of this Section, the “price per share for which Common Stock is issuable” shall be determined by dividing (a) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of such Convertible Securities, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Series F Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Series F Conversion Price had been or are to be made pursuant to other provisions of this Section 7.5 of Article Four, no further adjustment of the Series F Conversion Price shall be made by reason of such issue or sale.

(iii) If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Series F Conversion Price in effect at the time of such change shall be readjusted to the Series F Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration, or changed conversion rate, as the case may be, at the time initially granted, issued, or sold.

(iv) Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Series F Conversion Price then in effect under this Certificate shall be adjusted to the Series F Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

(v) If any Common Stock, Option, or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received for such Common Stock, Option, or Convertible Security shall be deemed to be the net amount received by the Corporation for such Common Stock, Option, or Convertible Security. In case any

Common Stock, Options, or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the Fair Market Value of such Common Stock, Options, or Convertible Securities as of the date of receipt. If any Common Stock, Option, or Convertible Security is issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration for such Common Stock, Option, or Convertible Security shall be deemed to be the Fair Market Value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options, or Convertible Securities, as the case may be.

(vi) In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties to such transaction, the Option shall be deemed to have been issued for a consideration of $0.001.

(vii) The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

(viii) If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options, or Convertible Securities or (b) to subscribe for or purchase Common Stock, Options, or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(d) Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization, or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series F Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Series F Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(e) Reorganization, Mergers, Consolidations, or Sales of Assets. Subject to Section 7.2(c) of this Article Four, if at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this Section 7.5 of Article Four) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation, or sale, provision shall be made so that the holders of the Series F Preferred Stock shall, after such reorganization, merger, consolidation, or sale, be entitled to receive upon conversion of the Series F Preferred Stock, the number of shares of stock or other securities or property of the Corporation (including cash), or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7.5 of Article Four, with respect to the rights of the holders of the Series F Preferred Stock after the reorganization, merger, consolidation, or sale to the effect that the provisions of this Section 7.5 of Article Four (including adjustment of the Series F Conversion Price and the number of shares purchasable upon conversion of Series F Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(f) No Impairment. The Corporation shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Certificate by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section 7.5 of Article Four and in the taking of all actions that may be necessary or appropriate to protect the rights of the holders of the Series F Preferred Stock against impairment.

(g) Notices.

(i) Promptly after any adjustment of the Series F Conversion Price (but in no event more than five business days), the Corporation shall give written notice of such adjustment to all holders of shares of Series F Preferred Stock.

(ii) Other than in connection with the Initial Stock Dividend(s), the Corporation shall give written notice to all holders of shares of Series F Preferred Stock at least 10 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, or (b) with respect to any pro rata subscription offer to holders of Common Stock.

(h) Automatic Conversion. All of the outstanding shares of Series F Preferred Stock shall be converted into Common Stock at the Series F Conversion Price then in effect without any further action on the part of the Corporation or any holder of Series F Preferred Stock, upon the earlier of (i) immediately prior to the time of and subject to the closing and funding of a Qualified Public Offering or (ii) the election of the holders of at least 67% of the then outstanding shares of Series F Preferred Stock.

7.6 Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of shares of Series F Preferred Stock. Upon the surrender of any certificate representing shares of Series F Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange for such surrendered certificate representing in the aggregate the number of shares of Series F Preferred Stock represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of Series F Preferred Stock as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the shares of Series F Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such shares of Series F Preferred Stock represented by the surrendered certificate.

7.7 Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit without bond of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction, or mutilation of any certificate evidencing shares of Series F Preferred Stock and, in the case of any such loss, theft, or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation or, in the case of any mutilation, upon surrender of such certificate the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series F Preferred Stock represented by such lost, stolen, destroyed, or mutilated certificate, and dividends shall accrue on the shares of Series F Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed, or mutilated certificate.

7.8 Amendment and Waiver. Except as expressly provided in this Certificate, no amendment, modification, or waiver shall be binding or effective with respect to any provision of this Section 7 of Article Four without the affirmative vote of the holders of at least 50% of the shares of Series F Preferred Stock then outstanding, voting separately as a class; provided that if any such amendment, modification, or waiver is to a provision in this Certificate that requires a specific vote (such as requiring the vote of a specified percentage of a particular class of voting securities) to take an action under such provision or to take an action with respect to the matters described in such provision, such amendment, modification, or waiver shall not be binding or effective unless such specific vote is obtained to approve such amendment, modification, or waiver; and provided further that no change in the terms of this Certificate may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the applicable class(es) of securities that would be necessary to approve such change in terms other than in connection with such merger or consolidation.

7.9 Notices. Except as otherwise expressly provided, all notices referred to in this Certificate shall be in writing and shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service to (i) the Corporation, at its principal executive offices and (ii) any stockholder, at such stockholder’s address as it appears in the stock records of the Corporation (unless otherwise indicated in writing by any such holder), and shall be deemed to have been given upon delivery, if delivered personally, three business days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service.

Section 8. DESIGNATION OF SERIES G1 PREFERRED STOCK. 6,041,936 shares of Preferred Stock are designated as the Corporation’s Series G1 Convertible Preferred Stock (the “Series G1 Preferred Stock”). The voting powers, preferences and relative participation, optional, or other special rights and privileges and qualifications, limitations, or restrictions of the Series G1 Preferred Stock are as set forth below:

8.1 Dividends.

(a) Series G1 Preferred Stock. The Series G1 Preferred Stock ranks senior with respect to dividends to any Equity Securities that do not by their terms rank senior or on a parity to the Series G1 Preferred Stock, including the Series F Preferred Stock, the Series E

Preferred Stock, the Series D Preferred Stock, the Series C Preferred Stock, the Series B Preferred Stock, the Series A Preferred Stock and the Common Stock. For the avoidance of doubt, the Series G1 Preferred Stock is on parity with the Series G2 Preferred Stock with respect to dividends. The holders of the outstanding shares of Series G1 Preferred Stock shall be entitled to receive dividends from time to time out of any assets legally available for payment of dividends equal to $0.224 per annum per share (as adjusted for any stock splits, stock dividends, recapitalizations, combinations, or similar transactions), after declaration or payment of any dividend on any Equity Securities ranking senior to the Series G1 Preferred Stock with respect to dividends (the “Series G1 Dividend Senior Stock”), but prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder of such rights to receive shares of Common Stock of the Corporation) on any Stock and any other Equity Securities ranking junior to the Series G1 Preferred Stock with respect to dividends (the “Series G1 Dividend Junior Stock”). Dividends on each share of Series G1 Preferred Stock shall be cumulative and shall accrue on each share from day to day until paid, whether or not earned or declared, and whether or not there are profits, surplus, or other funds legally available for the payment of dividends. All accrued but unpaid dividends on each share of Series G1 Preferred Stock shall be payable (i) in cash when, as and if declared by the Board, (ii) upon the liquidation, dissolution, or winding up of the Corporation as provided in Section 8.2 of this Article Four, and (iii) upon any conversion in the manner provided in Section 8.5 of this Article Four.

(b) Priority on Dividends; Participation. Unless the full amount of any accrued and unpaid dividends on the Series G1 Preferred Stock shall have been paid or declared in full and a sum sufficient for the payment of such dividends reserved and set apart, (i) no dividend or distribution (other than a dividend payable solely in Common Stock or other securities and rights convertible into or entitling the holder of such rights to receive solely shares of Common Stock of the Corporation) shall be declared or paid on the Series G1 Dividend Junior Stock (except for any dividends payable upon exercise of the Warrants) and (ii) no shares of Series G1 Dividend Junior Stock shall be purchased, redeemed, or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption, or acquisition of any such shares or other interests of Series G1 Dividend Junior Stock; provided that this restriction shall not apply to (i) the repurchase of capital stock pursuant to the Investors’ Rights Agreement or any of the Corporation’s repurchase rights under the Series H Securities Purchase Agreement or (ii) the repurchase of shares of Common Stock or Preferred Stock from directors, employees, or consultants of the Corporation or a Subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of service to the Corporation or a Subsidiary.

(c) Participation Rights. If, after dividends on the full preferential amounts specified in this Section 8.1 of this Article Four for the Series G1 Preferred Stock, for the Series G1 Dividend Senior Stock, and for any Equity Securities ranking junior to Series G1 Preferred Stock but senior to the Common Stock with respect to dividends have been paid or declared and set apart in full, the Board shall declare additional dividends on the Common Stock out of funds legally available for payment of dividends in that calendar year (subject to the requisite compliance with the provisions set forth in Section 8.1(b) of this Article Four), then the aggregate amount of such additional dividends shall be distributed pro rata among (i) the holders of Common Stock, (ii) the holders of the Series G1 Preferred Stock (with each such holder of Series G1 Preferred Stock being treated for this purpose as holding the greatest whole number of shares of Common Stock then issuable upon conversion of all shares of Series G1 Preferred Stock held by such holder pursuant to Section 8.5 of this Article Four) and (iii) among the holders of any other Equity Securities having the right to participate in dividends declared on the Common Stock, in accordance with the respective terms thereof.

(d) Non-Cash Dividends. Whenever a dividend provided for in this Section 8.1 of Article Four shall be payable in property other than cash, the value of such dividend shall be deemed to be the Fair Market Value of such property.

8.2 Liquidation Preference.

(a) Series G1 Preferred Stock. The Series G1 Preferred Stock ranks senior with respect to distributions on liquidation to any Equity Securities that do not by their respective terms rank senior to or on parity with the Series G1 Preferred Stock, including the Series F Preferred Stock, the Series E Preferred Stock, the Series D Preferred Stock, the Series C Preferred Stock, the Series B Preferred Stock, the Series A Preferred Stock and the Common Stock. For the avoidance of doubt, the Series G1 Preferred Stock is on parity with the Series G2 Preferred Stock with respect to distributions on liquidation. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, the holders of the Series G1 Preferred Stock shall be entitled to receive, after payment or distribution and setting apart for payment or distribution of any assets or surplus funds of the Corporation required to be made to the holders of Series G1 Liquidation Senior Stock (the “Series G1 Liquidation Senior Preference”), but prior and in preference to any payment or distribution and setting apart for payment or distribution of any of the assets or surplus funds of the Corporation to the holders of the Series G1 Liquidation Junior Stock, an amount for each share of Series G1 Preferred Stock then held by them equal to $2.81 (as adjusted for any stock splits, stock dividends, recapitalizations, combinations, or similar transactions with respect to such shares after the filing date of this Certificate, the “Series G1 Original Issue Price”) plus all accrued or declared but unpaid dividends on the Series G1 Preferred Stock up to and including the date of payment of such Series G1 liquidation preference (the “Series G1 Liquidation Preference”). If, upon the occurrence of such event, the assets and funds legally available for distribution among the holders of the Series G1 Preferred Stock and Series G2 Preferred Stock shall be sufficient to permit only a partial payment to such holders of the aggregate Series G1 Liquidation Preference and Series G2 Liquidation Preference, as applicable, then the entire assets and funds of the Corporation legally available for distribution to the holders of Series G1 Preferred Stock pursuant to this Section 8.2 and to the holders of Series G2 Preferred Stock pursuant to Section 9.2 of Article Four shall be distributed ratably among such holders based upon the aggregate Series G1 Liquidation Preferences and Series G2 Liquidation Preferences of the shares of Series G1 Preferred Stock and Series G2 Preferred Stock held by each such holder.

(b) Participation Rights. If, after payment of any Series G1 Liquidation Preference and any payment or distribution and setting apart for payment or distribution of any of the assets or surplus funds of the Corporation to the holders of Equity Securities ranking junior to the Series G1 Preferred Stock with respect to distributions on liquidation but senior to the Common Stock, the assets and funds of the Corporation legally remaining available for distribution to the Corporation’s stockholders exceed the aggregate Series G1 Liquidation Preference payable pursuant to Section 8.2(a) of this Article Four, then, after the payments required by Section 8.2(a) of this Article Four shall have been made or irrevocably set apart for payment, the remaining assets and funds of the Corporation available for distribution to the Corporation’s stockholders shall be distributed pro rata among (i) the holders of the Common Stock, (ii) the holders of the Series G1 Preferred Stock (with each such holder of Series G1 Preferred Stock being treated for this purpose as holding the greatest whole number of shares of Common Stock then issuable upon conversion of all shares of Series G1 Preferred Stock held by such holder pursuant to Section 8.5 of this Article Four), and (iii) among the holders of any other Equity Securities having the right to participate in such distributions on liquidation, in accordance with the respective terms thereof.

(c) Merger or Sale of Assets. For purposes of Section 8.1(a)(ii) and this Section 8.2 of Article Four, unless otherwise determined by the holders of at least 67% of the Preferred Stock then outstanding, voting together as a single class on an as converted basis (which may be effected by a vote of the holders of the Preferred Stock at a special meeting of such holders or by written consent), a liquidation, dissolution, or winding up of the Corporation shall be deemed to be occasioned by, and the holders of Series G1 Preferred Stock shall be entitled to receive in cash, securities, or other property (valued at Fair Market Value) amounts as specified in Section 8.2(a) and Section 8.2(b) above at the closing of, (i) a consolidation or merger of the Corporation with or into one or more other corporations or other business organizations, (ii) the sale, lease, or transfer of all or substantially all of the assets of the Corporation, (iii) the exclusive licensing of all or substantially all of the Corporation’s intellectual property in a single transaction or series of related transactions, or (iv) any other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for or converted into cash, securities of another corporation or business organization, or other property, unless, in the case of clauses (i) and (iv), the Corporation’s stockholders of record immediately prior to such event shall (by virtue of the securities issued as a part of such event) hold greater than 50% of the voting power of the surviving or acquiring Person immediately following such event.

(d) Liquidation Notice. The Corporation shall give written notice of any liquidation, dissolution, or winding up (or any transaction which might reasonably be deemed to be a liquidation, dissolution, or winding up pursuant to Section 8.2(c) of this Article Four) to each holder of Series G1 Preferred Stock not less than 20 days prior to the date stated in such notice for the distribution and payment of the amounts provided in Section 8.1(a)(ii) and this Section 8.2 of Article Four. Each holder of Series G1 Preferred Stock may convert all or any portion of the Series G1 Preferred Stock then held by such holder into Common Stock pursuant to Section 8.5 of Article Four at any time on or prior to the date fixed in such notice for distribution and payment or the date of a merger, consolidation, license of intellectual property or sale of assets deemed to be a liquidation, dissolution, or winding up of the Corporation as described in Section 8.2(c) of this Article Four.

8.3 Redemption. The Series G1 Preferred Stock shall have no rights with respect to redemption.

8.4 Voting Rights.

(a) General. The holders of shares of Series G1 Preferred Stock, together with the holders of Series G2 Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and any other Equity Securities given such voting rights, and the holders of Common Stock shall vote together as a single class on all matters submitted to a vote of common stockholders of the Corporation, except as otherwise provided in this Certificate or in the DGCL. Each holder of shares of Series G1 Preferred Stock shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which all shares of Series G1 Preferred Stock held of record by such holder could then be converted pursuant to Section 8.5 of this Article Four at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is first executed. The holders of shares of Series G1 Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws.

(b) Series G1 Preferred Stock Voting Rights. So long as at least 125,000 shares of Series G1 Preferred Stock remain outstanding:

(i) without the affirmative vote of the holders of at least 67% of the Preferred Stock then outstanding, voting together as a single class, the Corporation shall not:

1. effect any sale, lease, assignment, transfer, exchange, or other conveyance of all or substantially all of the assets of the Corporation or any Subsidiary, or any consolidation, conversion, or merger involving the Corporation (where the Corporation’s stockholders of record immediately prior to such event shall (by virtue of the securities issued as a part of such event) hold less than 50% of the voting power of the surviving or acquiring Person immediately following such event) or any share exchange, reclassification, or other change of any stock, or any recapitalization, or any dissolution, liquidation, or winding up of the Corporation or, unless the obligations of the Corporation under an agreement are expressly conditional upon the requisite approval of the holders of the Series G1 Preferred Stock as provided for in this Certificate, make any agreement or become obligated to do so;

2. increase the total number of authorized shares of Preferred Stock;

3. except as set forth in the Series H Securities Purchase Agreement, authorize, create, issue, or obligate itself to issue or create any security with any rights as to dividends, redemption rights, liquidation preferences, conversion rights, voting rights, or otherwise ranking senior to or on a parity with the Series G1 Preferred Stock;

4. except as set forth in the Series H Securities Purchase Agreement, authorize, issue, or obligate itself to issue any Equity Security (not including any Equity Security issued pursuant to an Approved Plan), unless permitted elsewhere herein;

5. authorize, incur, create, assume, become or be liable in any manner with respect to, or permit to exist any indebtedness for borrowed money (including, without limitation, capitalized leases) or for the deferred purchase price for the acquisition of property, except for any such indebtedness not exceeding $10,000,000 in the aggregate or at any one time, unless all members of the Board have approved such action; or

6. authorize, redeem or repurchase any shares of the Corporation’s Equity Securities, other than repurchases by the Corporation (i) of the Equity Securities from directors, officers, employees, or consultants of the Corporation or a Subsidiary pursuant to agreements under which the Corporation has the option to repurchase such Equity Securities at the original purchase price of such Equity Securities (or at the then current fair market value in the case of Preferred Stock issued pursuant to an Approved Plan) upon the occurrence of certain events, such as the termination of service to the Corporation or a Subsidiary, (ii) pursuant to the Investors’ Rights Agreement, or (iii) pursuant to any of the Corporation’s repurchase rights under the Series H Securities Purchase Agreement; and

(ii) without the affirmative vote of the holders of at least 67% of the outstanding Series G1 Preferred Stock, voting as a separate class, the Corporation shall not:

1. amend, alter or repeal any provision of this Certificate or the Bylaws if such action would materially and adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series G1 Preferred Stock; or

2. declare or pay, whether in cash or otherwise, any dividend or other distribution of any kind on any shares of the Corporation’s Common Stock or any other Equity Securities ranking on a parity with, or junior to, the Series G1 Preferred Stock with respect to dividends and/or distributions in liquidation (other than dividends payable solely in shares of Common Stock and other dividends set forth in Section 8.1(a) of this Article Four with respect to shares of the Series G1 Preferred Stock) unless all members of the Board have approved such action.

8.5 Conversion.

(a) Conversion Procedure.

(i) Any holder of shares of Series G1 Preferred Stock may, at any time and at the option of the holder, convert all or any portion of the shares of Series G1 Preferred Stock (including any fraction of a share) held by such holder into a number of shares of Common Stock computed by multiplying the number of shares of Series G1 Preferred Stock to be converted by the Series G1 Original Issue Price, and dividing the result by the Series G1 Conversion Price (as defined below) then in effect.

(ii) Each conversion of shares of Series G1 Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the shares of Series G1 Preferred Stock to be converted, together with properly executed conversion instructions or stock powers, have been surrendered for conversion at the principal office of the Corporation. At the time such conversion has been effected, the rights of the holder with respect to the converted shares of Series G1 Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented by such certificate or certificates.

(iii) As soon as possible after a conversion has been effected (but in any event within ten (10) business days thereafter), the Corporation shall deliver to the converting holder:

1. a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

2. a certificate representing any shares of Series G1 Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted;

3. cash in lieu of any fractional share as provided in Section 8.5(a)(v) of this Article Four; and

4. cash or a certificate or certificates representing shares of Common Stock in payment of accrued or declared but unpaid dividends as provided in Section 8.5(a)(vi) of this Article Four.

(iv) The issuance of certificates for shares of Common Stock upon conversion of shares of Series G1 Preferred Stock shall be made without charge to the holders of such shares of Series G1 Preferred Stock for any issuance tax in respect of such issuance or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock, other than any transfer taxes resulting from the transfer of converted shares to a Person or Persons other than the converting holder. Upon conversion of each share of Series G1 Preferred Stock, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid, and nonassessable.

(v) If any fractional interest in a share of Common Stock would, except for the provisions of this Section 8.5(a)(v), be deliverable upon any conversion of shares of Series G1 Preferred Stock, the Corporation, in lieu of delivering such fractional share of Common Stock, shall pay an amount to the holder of such fractional interest equal to the Fair

Market Value of such fractional interest as of the date of conversion. All shares of Common Stock issuable to a holder shall be aggregated for purposes of determining whether a fractional interest shall result from any conversion.

(vi) All accrued or declared but unpaid dividends on shares of Series G1 Preferred Stock to be converted shall be payable upon conversion of such shares in cash or, at the option of a majority of the Board, in shares of Common Stock having a Fair Market Value as of the date of conversion equal to the amount of such accrued or declared but unpaid dividends.

(b) Series G1 Conversion Price.

(i) The initial “Series G1 Conversion Price” shall be the Series G1 Original Issue Price per share of Series G1 Preferred Stock. In order to prevent dilution of the conversion rights granted under this subdivision, the Series G1 Conversion Price also shall be subject to adjustment from time to time pursuant to this Section 8.5(b) of Article Four.

(ii) In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 8.5(b)(iii) of Article Four) without consideration or for a consideration per share less than the Series G1 Conversion Price in effect on the date of and immediately prior to such issuance then and in such event, the Series G1 Conversion Price shall be reduced, concurrently with such issuance, to an amount equal to the lowest net price per share at which any such Additional Share of Common Stock has been issued or sold; provided, that if such issuance or sale or deemed issuance or sale, was without consideration, then the Corporation shall be deemed to have received an aggregate of $0.001 of consideration for each such Additional Share of Common Stock.

(iii) For purposes of this Section 8.5(b)(iii) of Article Four, in the event the Corporation at any time or from time to time after the Series G1 Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that such shares shall not be deemed to be Additional Shares of Common Stock if such shares are specifically excluded from the definition of Additional Shares of Common Stock.

(iv) Notwithstanding the foregoing, the Corporation shall not be required to make any adjustment to the Series G1 Conversion Price by reason of the issuance of Common Stock when such issuance is (A) upon conversion of shares of Series A, Series B, Series C, Series D, Series E, Series F, Series G1 or Series G2 Preferred Stock, (B) as a dividend or distribution on the Series A, Series B, Series C, Series D, Series E, Series F, Series G1 or

Series G2 Preferred Stock, (C) pursuant to any Approved Plan, (D) upon conversion or exercise of any Options or Convertible Securities outstanding as of the Series G1 Original Issue Date, (E) effected in a Qualified Public Offering, and (F) in connection with an acquisition transaction, building or equipment lease transaction, bank loan transaction, or strategic alliance, partnering arrangement or advisory services arrangement that is not primarily for equity financing purposes and that is approved by the Board.

(c) Effect on Series G1 Conversion Price of Certain Events. For purposes of determining the adjusted Series G1 Conversion Price under Section 8.5 of this Article Four, the following shall be applicable:

(i) If the Corporation in any manner issues or grants any options, warrants, or similar rights (“Options”) to purchase or acquire Common Stock or other Equity Securities convertible or exchangeable, with or without consideration, into or for Common Stock (“Convertible Securities”), other than Options or Convertible Securities issued or granted pursuant to an Approved Plan, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Series G1 Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of this Section, the “price per share for which Common Stock is issuable” shall be determined by dividing (a) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange of such Convertible Securities, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Series G1 Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(ii) If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Series G1 Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For the purposes of this Section, the “price per share for which Common Stock is issuable” shall be determined by dividing (a) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of such

Convertible Securities, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Series G1 Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Series G1 Conversion Price had been or are to be made pursuant to other provisions of this Section 8.5 of Article Four, no further adjustment of the Series G1 Conversion Price shall be made by reason of such issue or sale.

(iii) If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Series G1 Conversion Price in effect at the time of such change shall be readjusted to the Series G1 Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration, or changed conversion rate, as the case may be, at the time initially granted, issued, or sold.

(iv) Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Series G1 Conversion Price then in effect under this Certificate shall be adjusted to the Series G1 Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

(v) If any Common Stock, Option, or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received for such Common Stock, Option, or Convertible Security shall be deemed to be the net amount received by the Corporation for such Common Stock, Option, or Convertible Security. In case any Common Stock, Options, or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the Fair Market Value of such Common Stock, Options, or Convertible Securities as of the date of receipt. If any Common Stock, Option, or Convertible Security is issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration for such Common Stock, Option, or Convertible Security shall be deemed to be the Fair Market Value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options, or Convertible Securities, as the case may be.

(vi) In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties to such transaction, the Option shall be deemed to have been issued for a consideration of $0.001.

(vii) The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

(viii) If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options, or Convertible Securities or (b) to subscribe for or purchase Common Stock, Options, or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(d) Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization, or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series G1 Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Series G1 Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(e) Reorganization, Mergers, Consolidations, or Sales of Assets. Subject to Section 8.2(c) of this Article Four, if at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this Section 8.5 of Article Four) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation, or sale, provision shall be made so that the holders of the Series G1 Preferred Stock shall, after such reorganization, merger, consolidation, or sale, be entitled to receive upon conversion of the Series G1 Preferred Stock, the number of shares of stock or other securities or property of the Corporation (including cash), or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 8.5 of Article Four, with respect to the rights of the holders of the Series G1 Preferred Stock after the reorganization, merger, consolidation, or sale to the effect that the provisions of this Section 8.5 of Article Four (including adjustment of the Series G1 Conversion Price and the number of shares purchasable upon conversion of Series G1 Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(f) No Impairment. The Corporation shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Certificate by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section 8.5 of Article Four and in the taking of all actions that may be necessary or appropriate to protect the rights of the holders of the Series G1 Preferred Stock against impairment.

(g) Notices.

(i) Promptly after any adjustment of the Series G1 Conversion Price (but in no event more than five business days), the Corporation shall give written notice of such adjustment to all holders of shares of Series G1 Preferred Stock.

(ii) Other than in connection with the Initial Stock Dividend(s), the Corporation shall give written notice to all holders of shares of Series G1 Preferred Stock at least 10 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, or (b) with respect to any pro rata subscription offer to holders of Common Stock.

(h) Automatic Conversion. All of the outstanding shares of Series G1 Preferred Stock shall be converted into Common Stock at the Series G1 Conversion Price then in effect without any further action on the part of the Corporation or any holder of Series G1 Preferred Stock, upon the earlier of (i) immediately prior to the time of and subject to the closing and funding of a Qualified Public Offering or (ii) the election of the holders of at least 67% of the then outstanding shares of Series G1 Preferred Stock.

8.6 Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of shares of Series G1 Preferred Stock. Upon the surrender of any certificate representing shares of Series G1 Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange for such surrendered certificate representing in the aggregate the number of shares of Series G1 Preferred Stock represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of Series G1 Preferred Stock as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the shares of Series G1 Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such shares of Series G1 Preferred Stock represented by the surrendered certificate.

8.7 Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit without bond of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction, or mutilation of any certificate evidencing shares of Series G1 Preferred Stock and, in the case of any such loss, theft, or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation or, in the case of any mutilation, upon surrender of such certificate the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series G1 Preferred Stock represented by such lost, stolen, destroyed, or mutilated certificate, and dividends shall accrue on the shares of Series G1 Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed, or mutilated certificate.

8.8 Amendment and Waiver. Except as expressly provided in this Certificate, no amendment, modification, or waiver shall be binding or effective with respect to any provision of this Section 8 of Article Four without the affirmative vote of the holders of at least 50% of the shares of Series G1 Preferred Stock then outstanding, voting separately as a class; provided that if any such amendment, modification, or waiver is to a provision in this Certificate that requires a specific vote (such as requiring the vote of a specified percentage of a particular class of voting securities) to take an action under such provision or to take an action with respect to the matters described in such provision, such amendment, modification, or waiver shall not be binding or effective unless such specific vote is obtained to approve such amendment, modification, or waiver; and provided further that no change in the terms of this Certificate may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the applicable class(es) of securities that would be necessary to approve such change in terms other than in connection with such merger or consolidation.

8.9 Notices. Except as otherwise expressly provided, all notices referred to in this Certificate shall be in writing and shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service to (i) the Corporation, at its principal executive offices and (ii) any stockholder, at such stockholder’s address as it appears in the stock records of the Corporation (unless otherwise indicated in writing by any such holder), and shall be deemed to have been given upon delivery, if delivered personally, three business days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service.

Section 9. DESIGNATION OF SERIES G2 PREFERRED STOCK. 19,602,523 shares of Preferred Stock are designated as the Corporation’s Series G2 Convertible Preferred Stock (the “Series G2 Preferred Stock”). The voting powers, preferences and relative participation, optional, or other special rights and privileges and qualifications, limitations, or restrictions of the Series G2 Preferred Stock are as set forth below:

9.1 Dividends.

(a) Series G2 Preferred Stock. The Series G2 Preferred Stock ranks senior with respect to dividends to any Equity Securities that do not by their terms rank senior or on a parity to the Series G2 Preferred Stock, including the Series F Preferred Stock, the Series E Preferred Stock, the Series D Preferred Stock, the Series C Preferred Stock, the Series B Preferred Stock, the Series A Preferred Stock and the Common Stock. For the avoidance of doubt, the Series G2 Preferred Stock is on parity with the Series G1 Preferred Stock with respect to dividends. The holders of the outstanding shares of Series G2 Preferred Stock shall be entitled to receive dividends from time to time out of any assets legally available for payment of dividends equal to $0.2488 per annum per share (as adjusted for any stock splits, stock dividends, recapitalizations, combinations, or similar transactions), after declaration or payment of any dividend on any Equity Securities ranking senior to the Series G2 Preferred Stock with respect to dividends (the “Series G2 Dividend Senior Stock”), but prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder of such rights to receive shares of Common Stock of the Corporation) on any Stock and any other Equity Securities ranking junior to the Series G2 Preferred Stock with respect to dividends (the “Series G2 Dividend Junior Stock”). Dividends on each share of Series G2 Preferred Stock shall be cumulative and shall accrue on each share from day to day until paid, whether or not earned or declared, and whether or not there are profits, surplus, or other funds legally available for the payment of dividends. All accrued but unpaid dividends on each share of Series G2 Preferred Stock shall be payable (i) in cash when, as and if declared by the Board, (ii) upon the liquidation, dissolution, or winding up of the Corporation as provided in Section 9.2 of this Article Four, and (iii) upon any conversion in the manner provided in Section 9.5 of this Article Four.

(b) Priority on Dividends; Participation. Unless the full amount of any accrued and unpaid dividends on the Series G2 Preferred Stock shall have been paid or declared in full and a sum sufficient for the payment of such dividends reserved and set apart, (i) no dividend or distribution (other than a dividend payable solely in Common Stock or other securities and rights convertible into or entitling the holder of such rights to receive solely shares of Common Stock of the Corporation) shall be declared or paid on the Series G2 Dividend Junior Stock (except for any dividends payable upon exercise of the Warrants) and (ii) no shares of Series G2 Dividend Junior Stock shall be purchased, redeemed, or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption, or acquisition of any such shares or other interests of Series G2 Dividend Junior Stock; provided that this restriction shall not apply to (i) the repurchase of capital stock pursuant to the Investors’ Rights Agreement or any of the Corporation’s repurchase rights under the Series H Securities Purchase Agreement or (ii) the repurchase of shares of Common Stock or Preferred Stock from directors, employees, or consultants of the Corporation or a Subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of service to the Corporation or a Subsidiary.

(c) Participation Rights. If, after dividends on the full preferential amounts specified in this Section 9.1 of this Article Four for the Series G2 Preferred Stock, for the Series G2 Dividend Senior Stock, and for any Equity Securities ranking junior to Series G2 Preferred Stock but senior to the Common Stock with respect to dividends have been paid or declared and set apart in full, the Board shall declare additional dividends on the Common Stock out of funds legally available for payment of dividends in that calendar year (subject to the requisite compliance with the provisions set forth in Section 9.1(b) of this Article Four), then the aggregate amount of such additional dividends shall be distributed pro rata among (i) the holders of Common Stock, (ii) the holders of the Series G2 Preferred Stock (with each such holder of Series G2 Preferred Stock being treated for this purpose as holding the greatest whole number of shares of Common Stock then issuable upon conversion of all shares of Series G2 Preferred Stock held by such holder pursuant to Section 9.5 of this Article Four) and (iii) among the holders of any other Equity Securities having the right to participate in dividends declared on the Common Stock, in accordance with the respective terms thereof.

(d) Non-Cash Dividends. Whenever a dividend provided for in this Section 9.1 of Article Four shall be payable in property other than cash, the value of such dividend shall be deemed to be the Fair Market Value of such property.

9.2 Liquidation Preference.

(a) Series G2 Preferred Stock. The Series G2 Preferred Stock ranks senior with respect to distributions on liquidation to any Equity Securities that do not by their respective terms rank senior to or on parity with the Series G2 Preferred Stock, including the Series F Preferred Stock, the Series E Preferred Stock, the Series D Preferred Stock, the Series C Preferred Stock, the Series B Preferred Stock, the Series A Preferred Stock and the Common Stock. For the avoidance of doubt, the Series G2 Preferred Stock is on parity with the Series G1 Preferred Stock with respect to distributions on liquidation. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, the holders of the

Series G2 Preferred Stock shall be entitled to receive, after payment or distribution and setting apart for payment or distribution of any assets or surplus funds of the Corporation required to be made to the holders of Series G2 Liquidation Senior Stock (the “Series G2 Liquidation Senior Preference”), but prior and in preference to any payment or distribution and setting apart for payment or distribution of any of the assets or surplus funds of the Corporation to the holders of the Series G2 Liquidation Junior Stock, an amount for each share of Series G2 Preferred Stock then held by them equal to $3.11 (as adjusted for any stock splits, stock dividends, recapitalizations, combinations, or similar transactions with respect to such shares after the filing date of this Certificate, the “Series G2 Original Issue Price”) plus all accrued or declared but unpaid dividends on the Series G2 Preferred Stock up to and including the date of payment of such Series G2 liquidation preference (the “Series G2 Liquidation Preference”). If, upon the occurrence of such event, the assets and funds legally available for distribution among the holders of the Series G2 Preferred Stock and Series G1 Preferred Stock shall be sufficient to permit only a partial payment to such holders of the aggregate Series G2 Liquidation Preference and Series G1 Liquidation Preference, as applicable, then the entire assets and funds of the Corporation legally available for distribution to the holders of Series G2 Preferred Stock pursuant to this Section 9.2 and to the holders of Series G1 Preferred Stock pursuant to Section 8.2 of Article Four shall be distributed ratably among such holders based upon the aggregate Series G2 Liquidation Preferences and Series G1 Liquidation Preferences of the shares of Series G2 Preferred Stock and Series G1 Preferred Stock held by each such holder.

(b) Participation Rights. If, after payment of any Series G2 Liquidation Preference and any payment or distribution and setting apart for payment or distribution of any of the assets or surplus funds of the Corporation to the holders of Equity Securities ranking junior to the Series G2 Preferred Stock with respect to distributions on liquidation but senior to the Common Stock, the assets and funds of the Corporation legally remaining available for distribution to the Corporation’s stockholders exceed the aggregate Series G2 Liquidation Preference payable pursuant to Section 9.2(a) of this Article Four, then, after the payments required by Section 9.2(a) of this Article Four shall have been made or irrevocably set apart for payment, the remaining assets and funds of the Corporation available for distribution to the Corporation’s stockholders shall be distributed pro rata among (i) the holders of the Common Stock, (ii) the holders of the Series G2 Preferred Stock (with each such holder of Series G2 Preferred Stock being treated for this purpose as holding the greatest whole number of shares of Common Stock then issuable upon conversion of all shares of Series G2 Preferred Stock held by such holder pursuant to Section 9.5 of this Article Four), and (iii) among the holders of any other Equity Securities having the right to participate in such distributions on liquidation, in accordance with the respective terms thereof.

(c) Merger or Sale of Assets. For purposes of Section 9.1(a)(ii) and this Section 9.2 of Article Four, unless otherwise determined by the holders of at least 67% of the Preferred Stock then outstanding, voting together as a single class on an as converted basis (which may be effected by a vote of the holders of the Preferred Stock at a special meeting of such holders or by written consent), a liquidation, dissolution, or winding up of the Corporation shall be deemed to be occasioned by, and the holders of Series G2 Preferred Stock shall be entitled to receive in cash, securities, or other property (valued at Fair Market Value) amounts as specified in Section 9.2(a) and Section 9.2(b) above at the closing of, (i) a consolidation or merger of the Corporation with or into one or more other corporations or other business organizations, (ii) the sale, lease, or transfer of all or substantially all of the assets of the Corporation, (iii) the exclusive licensing of all or substantially all of the Corporation’s intellectual property in a single transaction or series of related transactions, or (iv) any other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for or converted into cash, securities of another corporation or business organization, or other property, unless, in the case of clauses (i) and (iv), the Corporation’s stockholders of record immediately prior to such event shall (by virtue of the securities issued as a part of such event) hold greater than 50% of the voting power of the surviving or acquiring Person immediately following such event.

(d) Liquidation Notice. The Corporation shall give written notice of any liquidation, dissolution, or winding up (or any transaction which might reasonably be deemed to be a liquidation, dissolution, or winding up pursuant to Section 9.2(c) of this Article Four) to each holder of Series G2 Preferred Stock not less than 20 days prior to the date stated in such notice for the distribution and payment of the amounts provided in Section 9.1(a)(ii) and this Section 9.2 of Article Four. Each holder of Series G2 Preferred Stock may convert all or any portion of the Series G2 Preferred Stock then held by such holder into Common Stock pursuant to Section 9.5 of Article Four at any time on or prior to the date fixed in such notice for distribution and payment or the date of a merger, consolidation, license of intellectual property or sale of assets deemed to be a liquidation, dissolution, or winding up of the Corporation as described in Section 9.2(c) of this Article Four.

9.3 Redemption. The Series G2 Preferred Stock shall have no rights with respect to redemption.

9.4 Voting Rights.

(a) General. The holders of shares of Series G2 Preferred Stock, together with the holders of Series G1 Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and any other Equity Securities given such voting rights, and the holders of Common Stock shall vote together as a single class on all matters submitted to a vote of common stockholders of the Corporation, except as otherwise provided in this Certificate or in the DGCL. Each holder of shares of Series G2 Preferred Stock shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which all shares of Series G2 Preferred Stock held of record by such holder could then be converted pursuant to Section 9.5 of this Article Four at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is first executed. The holders of shares of Series G2 Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws.

(b) Series G2 Preferred Stock Voting Rights. So long as at least 125,000 shares of Series G2 Preferred Stock remain outstanding:

(i) without the affirmative vote of the holders of at least 67% of the Preferred Stock then outstanding, voting together as a single class, the Corporation shall not:

1. effect any sale, lease, assignment, transfer, exchange, or other conveyance of all or substantially all of the assets of the Corporation or any Subsidiary, or any consolidation, conversion, or merger involving the Corporation (where the Corporation’s stockholders of record immediately prior to such event shall (by virtue of the securities issued as a part of such event) hold less than 50% of the voting power of the surviving or acquiring Person immediately following such event) or any share exchange, reclassification, or other change of any stock, or any recapitalization, or any dissolution, liquidation, or winding up of the Corporation or, unless the obligations of the Corporation under an agreement are expressly conditional upon the requisite approval of the holders of the Series G2 Preferred Stock as provided for in this Certificate, make any agreement or become obligated to do so;

2. increase the total number of authorized shares of Preferred Stock;

3. except as set forth in the Series H Securities Purchase Agreement, authorize, create, issue, or obligate itself to issue or create any security with any rights as to dividends, redemption rights, liquidation preferences, conversion rights, voting rights, or otherwise ranking senior to or on a parity with the Series G2 Preferred Stock;

4. except as set forth in the Series H Securities Purchase Agreement, authorize, issue, or obligate itself to issue any Equity Security (not including any Equity Security issued pursuant to an Approved Plan), unless permitted elsewhere herein;

5. authorize, incur, create, assume, become or be liable in any manner with respect to, or permit to exist any indebtedness for borrowed money (including, without limitation, capitalized leases) or for the deferred purchase price for the acquisition of property, except for any such indebtedness not exceeding $10,000,000 in the aggregate or at any one time, unless all members of the Board have approved such action; or

6. authorize, redeem or repurchase any shares of the Corporation’s Equity Securities, other than repurchases by the Corporation (i) of the Equity Securities from directors, officers, employees, or consultants of the Corporation or a Subsidiary pursuant to agreements under which the Corporation has the option to repurchase such Equity Securities at the original purchase price of such Equity Securities (or at the then current fair market value in the case of Preferred Stock issued pursuant to an Approved Plan) upon the occurrence of certain events, such as the termination of service to the Corporation or a Subsidiary, (ii) pursuant to the Investors’ Rights Agreement, or (iii) pursuant to any of the Corporation’s repurchase rights under the Series H Securities Purchase Agreement; and

(ii) without the affirmative vote of the holders of at least 67% of the outstanding Series G2 Preferred Stock, voting as a separate class, the Corporation shall not:

1. amend, alter or repeal any provision of this Certificate or the Bylaws if such action would materially and adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series G2 Preferred Stock; or

2. declare or pay, whether in cash or otherwise, any dividend or other distribution of any kind on any shares of the Corporation’s Common Stock or any other Equity Securities ranking on a parity with, or junior to, the Series G2 Preferred Stock with respect to dividends and/or distributions in liquidation (other than dividends payable solely in shares of Common Stock and other dividends set forth in Section 9.1(a) of this Article Four with respect to shares of the Series G2 Preferred Stock) unless all members of the Board have approved such action.

9.5 Conversion.

(a) Conversion Procedure.

(i) Any holder of shares of Series G2 Preferred Stock may, at any time and at the option of the holder, convert all or any portion of the shares of Series G2 Preferred Stock (including any fraction of a share) held by such holder into a number of shares of Common Stock computed by multiplying the number of shares of Series G2 Preferred Stock to be converted by the Series G2 Original Issue Price, and dividing the result by the Series G2 Conversion Price (as defined below) then in effect.

(ii) Each conversion of shares of Series G2 Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the shares of Series G2 Preferred Stock to be converted, together with properly executed conversion instructions or stock powers, have been surrendered for conversion at the principal office of the Corporation. At the time such conversion has been effected, the rights of the holder with respect to the converted shares of Series G2 Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented by such certificate or certificates.

(iii) As soon as possible after a conversion has been effected (but in any event within ten (10) business days thereafter), the Corporation shall deliver to the converting holder:

1. a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

2. a certificate representing any shares of Series G2 Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted;

3. cash in lieu of any fractional share as provided in Section 9.5(a)(v) of this Article Four; and

4. cash or a certificate or certificates representing shares of Common Stock in payment of accrued or declared but unpaid dividends as provided in Section 9.5(a)(vi) of this Article Four.

(iv) The issuance of certificates for shares of Common Stock upon conversion of shares of Series G2 Preferred Stock shall be made without charge to the holders of such shares of Series G2 Preferred Stock for any issuance tax in respect of such issuance or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock, other than any transfer taxes resulting from the transfer of converted shares to a Person or Persons other than the converting holder. Upon conversion of each share of Series G2 Preferred Stock, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid, and nonassessable.

(v) If any fractional interest in a share of Common Stock would, except for the provisions of this Section 9.5(a)(v), be deliverable upon any conversion of shares of Series G2 Preferred Stock, the Corporation, in lieu of delivering such fractional share of Common Stock, shall pay an amount to the holder of such fractional interest equal to the Fair Market Value of such fractional interest as of the date of conversion. All shares of Common Stock issuable to a holder shall be aggregated for purposes of determining whether a fractional interest shall result from any conversion.

(vi) All accrued or declared but unpaid dividends on shares of Series G2 Preferred Stock to be converted shall be payable upon conversion of such shares in cash or, at the option of a majority of the Board, in shares of Common Stock having a Fair Market Value as of the date of conversion equal to the amount of such accrued or declared but unpaid dividends.

(b) Series G2 Conversion Price.

(i) The initial “Series G2 Conversion Price” shall be the Series G2 Original Issue Price per share of Series G2 Preferred Stock. In order to prevent dilution of the conversion rights granted under this subdivision, the Series G2 Conversion Price also shall be subject to adjustment from time to time pursuant to this Section 9.5(b) of Article Four.

(ii) In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 9.5(b)(iii) of Article Four) without consideration or for a consideration per share less than the Series G2 Conversion Price in effect on the date of and immediately prior to such issuance then and in such event, the Series G2 Conversion Price shall be reduced, concurrently with such issuance, to an amount equal to the lowest net price per share at which any such Additional Share of Common Stock has been issued or sold; provided, that if such issuance or sale or deemed issuance or sale, was without consideration, then the Corporation shall be deemed to have received an aggregate of $0.001 of consideration for each such Additional Share of Common Stock.

(iii) For purposes of this Section 9.5(b)(iii) of Article Four, in the event the Corporation at any time or from time to time after the Series G2 Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that such shares shall not be deemed to be Additional Shares of Common Stock if such shares are specifically excluded from the definition of Additional Shares of Common Stock.

(iv) Notwithstanding the foregoing, the Corporation shall not be required to make any adjustment to the Series G2 Conversion Price by reason of the issuance of Common Stock when such issuance is (A) upon conversion of shares of Series A, Series B, Series C, Series D, Series E, Series F, Series G1 or Series G2 Preferred Stock, (B) as a dividend or distribution on the Series A, Series B, Series C, Series D, Series E, Series F, Series G1 or Series G2 Preferred Stock, (C) pursuant to any Approved Plan, (D) upon conversion or exercise of any Options or Convertible Securities outstanding as of the Series G2 Original Issue Date, (E) effected in a Qualified Public Offering, and (F) in connection with an acquisition transaction, building or equipment lease transaction, bank loan transaction, or strategic alliance, partnering arrangement or advisory services arrangement that is not primarily for equity financing purposes and that is approved by the Board.

(c) Effect on Series G2 Conversion Price of Certain Events. For purposes of determining the adjusted Series G2 Conversion Price under Section 9.5 of this Article Four, the following shall be applicable:

(i) If the Corporation in any manner issues or grants any options, warrants, or similar rights (“Options”) to purchase or acquire Common Stock or other Equity Securities convertible or exchangeable, with or without consideration, into or for Common Stock (“Convertible Securities”), other than Options or Convertible Securities issued or granted pursuant to an Approved Plan, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Series G2 Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of this Section, the “price per share for which Common Stock is issuable” shall be determined by dividing (a) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange of such Convertible Securities, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Series G2 Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(ii) If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Series G2 Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For the purposes of this Section, the “price per share for which Common Stock is issuable” shall be determined by dividing (a) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of such Convertible Securities, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Series G2 Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Series G2 Conversion Price had been or are to be made pursuant to other provisions of this Section 9.5 of Article Four, no further adjustment of the Series G2 Conversion Price shall be made by reason of such issue or sale.

(iii) If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Series G2 Conversion Price in effect at the time of such change shall be readjusted to the Series G2 Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration, or changed conversion rate, as the case may be, at the time initially granted, issued, or sold.

(iv) Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Series G2 Conversion Price then in effect under this Certificate shall be adjusted to the Series G2 Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

(v) If any Common Stock, Option, or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received for such Common Stock, Option, or Convertible Security shall be deemed to be the net amount received by the Corporation for such Common Stock, Option, or Convertible Security. In case any Common Stock, Options, or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the Fair Market Value of such Common Stock, Options, or Convertible Securities as of the date of receipt. If any Common Stock, Option, or Convertible Security is issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration for such Common Stock, Option, or Convertible Security shall be deemed to be the Fair Market Value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options, or Convertible Securities, as the case may be.

(vi) In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties to such transaction, the Option shall be deemed to have been issued for a consideration of $0.001.

(vii) The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

(viii) If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options, or Convertible Securities or (b) to subscribe for or purchase Common Stock, Options, or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(d) Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization, or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series G2 Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Series G2 Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(e) Reorganization, Mergers, Consolidations, or Sales of Assets. Subject to Section 9.2(c) of this Article Four, if at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this Section 9.5 of Article Four) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation, or sale, provision shall be made so that the holders of the Series G2 Preferred Stock shall, after such reorganization, merger, consolidation, or sale, be entitled to receive upon conversion of the Series G2 Preferred Stock, the number of shares of stock or other securities or property of the Corporation (including cash), or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 9.5 of Article Four, with respect to the rights of the holders of the Series G2 Preferred Stock after the reorganization, merger, consolidation, or sale to the effect that the provisions of this Section 9.5 of Article Four (including adjustment of the Series G2 Conversion Price and the number of shares purchasable upon conversion of Series G2 Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(f) No Impairment. The Corporation shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Certificate by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section 9.5 of Article Four and in the taking of all actions that may be necessary or appropriate to protect the rights of the holders of the Series G2 Preferred Stock against impairment.

(g) Notices.

(i) Promptly after any adjustment of the Series G2 Conversion Price (but in no event more than five business days), the Corporation shall give written notice of such adjustment to all holders of shares of Series G2 Preferred Stock.

(ii) Other than in connection with the Initial Stock Dividend(s), the Corporation shall give written notice to all holders of shares of Series G2 Preferred Stock at least 10 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, or (b) with respect to any pro rata subscription offer to holders of Common Stock.

(h) Automatic Conversion. All of the outstanding shares of Series G2 Preferred Stock shall be converted into Common Stock at the Series G2 Conversion Price then in effect without any further action on the part of the Corporation or any holder of Series G2 Preferred Stock, upon the earlier of (i) immediately prior to the time of and subject to the closing and funding of a Qualified Public Offering or (ii) the election of the holders of at least 67% of the then outstanding shares of Series G2 Preferred Stock.

9.6 Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of shares of Series G2 Preferred Stock. Upon the surrender of any certificate representing shares of Series G2 Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange for such surrendered certificate representing in the aggregate the number of shares of Series G2 Preferred Stock represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of Series G2 Preferred Stock as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the shares of Series G2 Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such shares of Series G2 Preferred Stock represented by the surrendered certificate.

9.7 Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit without bond of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction, or mutilation of any certificate evidencing shares of Series G2 Preferred Stock and, in the case of any such loss, theft, or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation or, in the case of any mutilation, upon surrender of such certificate the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series G2 Preferred Stock represented by such lost, stolen, destroyed, or mutilated certificate, and dividends shall accrue on the shares of Series G2 Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed, or mutilated certificate.

9.8 Amendment and Waiver. Except as expressly provided in this Certificate, no amendment, modification, or waiver shall be binding or effective with respect to any provision of this Section 9 of Article Four without the affirmative vote of the holders of at least 50% of the shares of Series G2 Preferred Stock then outstanding, voting separately as a class; provided that if any such amendment, modification, or waiver is to a provision in this Certificate that requires a specific vote (such as requiring the vote of a specified percentage of a particular class of voting securities) to take an action under such provision or to take an action with respect to the matters described in such provision, such amendment, modification, or waiver shall not be binding or effective unless such specific vote is obtained to approve such amendment, modification, or waiver; and provided further that no change in the terms of this Certificate may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the applicable class(es) of securities that would be necessary to approve such change in terms other than in connection with such merger or consolidation.

9.9 Notices. Except as otherwise expressly provided, all notices referred to in this Certificate shall be in writing and shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service to (i) the Corporation, at its principal executive offices and (ii) any stockholder, at such stockholder’s address as it appears in the stock records of the Corporation (unless otherwise indicated in writing by any such holder), and shall be deemed to have been given upon delivery, if delivered personally, three business days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service.

Section 10. DESIGNATION OF SERIES H PREFERRED STOCK. 9,799,474 shares of Preferred Stock are designated as the Corporation’s Series H Convertible Preferred Stock (the “Series H Preferred Stock”). The voting powers, preferences and relative participation, optional, or other special rights and privileges and qualifications, limitations, or restrictions of the Series H Preferred Stock are as set forth below:

10.1 Dividends.

(a) Series H Preferred Stock. The Series H Preferred Stock ranks senior with respect to dividends to any Equity Securities that do not by their terms rank senior or on a parity to the Series H Preferred Stock, including the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G1 Preferred Stock, the Series G2 Preferred Stock and the Common Stock. The holders of the outstanding shares of Series H Preferred Stock shall be entitled to receive dividends from time to time out of any assets legally available for payment of dividends equal to $1.2244 per annum per share (as adjusted for any stock splits, stock dividends, recapitalizations, combinations, or similar transactions), after declaration or payment of any dividend on any Equity Securities ranking senior to the Series H Preferred Stock with respect to dividends (the “Series H Dividend Senior Stock”), but, subject to Section 10.1(e) of this Article Four below, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder of such rights to receive shares of Common Stock of the Corporation) on any Stock and any other Equity Securities ranking junior to the Series H Preferred Stock with respect to dividends (the “Series H Dividend Junior Stock”). Dividends on each share of Series H Preferred Stock shall be cumulative and shall accrue on each share from day to day until paid, whether or not earned or declared, and whether or not there are profits, surplus, or other funds legally available for the payment of dividends. All accrued but unpaid dividends on each share of Series H Preferred Stock shall be payable (i) in cash when, as and if declared by the Board, (ii) upon the liquidation, dissolution, or winding up of the Corporation as provided in Section 10.2 of this Article Four, and (iii) in cash or, subject to Section 10.5(a)(vi) of this Article Four, in shares of Common Stock upon any conversion in the manner provided in Section 10.5 of this Article Four.

(b) Priority on Dividends; Participation. Unless the full amount of any accrued and unpaid dividends on the Series H Preferred Stock shall have been paid or declared in full and a sum sufficient for the payment of such dividends reserved and set apart, (i) no dividend or distribution (other than a dividend payable solely in Common Stock or other securities and rights convertible into or entitling the holder of such rights to receive solely shares of Common Stock of the Corporation) shall be declared or paid on the Series H Dividend Junior Stock (except for any dividends payable upon exercise of the Warrants) and (ii) no shares of Series H Dividend Junior Stock shall be purchased, redeemed, or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption, or acquisition of any such shares or other interests of Series H Dividend Junior Stock; provided that the restriction set forth in subsection (i) of this sentence shall not apply to the Initial Stock Dividend(s) and the restriction set forth in subsection (ii) of this sentence shall not apply to the repurchase of capital stock pursuant to the Investors’ Rights Agreement, any of the Corporation’s repurchase rights under the Series H Securities Purchase Agreement, or the repurchase of shares of Common Stock or Preferred Stock from directors, employees, or consultants of the Corporation or a Subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of service to the Corporation or a Subsidiary.

(c) Participation Rights. If, after dividends on the full preferential amounts specified in this Section 10.1 of this Article Four for the Series H Preferred Stock and the full preferential amounts specified for the Series H Dividend Senior Stock and for any Equity Securities ranking junior to Series H Preferred Stock but senior to the Common Stock with respect to dividends have been paid or declared and set apart in full, the Board shall declare additional dividends on the Common Stock out of funds legally available for payment of dividends in that calendar year (subject to the requisite compliance with the provisions set forth in Section 10.1(b)) of this Article Four, then, subject to Section 10.1(e) of this Article Four below, the aggregate amount of such additional dividends shall be distributed pro rata among (i) the holders of Common Stock, (ii) the holders of the Series H Preferred Stock (with each such holder of Series H Preferred Stock being treated for this purpose as holding the greatest whole number of shares of Common Stock then issuable upon conversion of all shares of Series H Preferred Stock held by such holder pursuant to Section 10.5 of this Article Four) and (iii) among the holders of any other Equity Securities having the right to participate in dividends declared on the Common Stock, in accordance with the respective terms thereof.

(d) Non-Cash Dividends. Whenever a dividend provided for in this Section 10.1 of this Article Four shall be payable in property other than cash, the value of such dividend shall be deemed to be the Fair Market Value of such property.

(e) No Right to Initial Stock Dividend(s). During the period beginning on the date of the Series H Securities Purchase Agreement (as defined below), and ending on the Dividend Expiration Date (as defined below), the Corporation shall have the right twice during such period to declare and pay, out of funds legally available for payment of dividends, to the holders of Common Stock or to holders of Preferred Stock a cash dividend, or cash dividends, not to exceed $300,000,000 in the aggregate (the “Initial Stock Dividend(s)”), and, solely with respect to such Initial Stock Dividend(s), the holders of Series H Preferred Stock shall have no right to (i) receive the preferential dividends set forth in Section 10.1(a) of this Article Four or (ii) participate in the Initial Stock Dividend(s) as provided in Section 10.1(c) of this Article Four. For purposes of this Section 10.1(e) of this Article Four, “Dividend Expiration Date” shall mean the earliest of: (1) the one hundred and eightieth (180th) day after the Second Closing Date, (2) the occurrence of a Qualified Public Offering, (3) the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or (4) a Change of Control (as defined below) of the Corporation.

10.2 Liquidation Preference.

(a) Series H Preferred Stock. The Series H Preferred Stock ranks senior with respect to distributions on liquidation to any Equity Securities that do not by their respective terms rank senior to or on parity with the Series H Preferred Stock, including the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G1 Preferred Stock, the Series G2 Preferred Stock and the Common Stock. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, the holders of the Series H Preferred Stock shall be entitled to receive, after payment or distribution and setting apart for payment or distribution of any assets or surplus funds of the Corporation required to be made to the holders of Series H Liquidation Senior Stock, but prior and in preference to any payment or distribution and setting apart for payment or distribution of any of the assets or surplus funds of the Corporation to the holders of the Series H Liquidation Junior Stock, a liquidation preference for each share of Series H Preferred Stock then held by them equal to $30.61 (as adjusted for any stock splits, stock dividends, recapitalizations, combinations, or similar transactions with respect to such shares after the filing date of this Certificate, the “Series H Original Issue Price”), plus all accrued or declared but unpaid dividends on the Series H Preferred Stock up to and including the date of payment of such liquidation preference (the “Series H Liquidation Preference”). If, upon the occurrence of such event, the assets and funds legally available for distribution among the holders of the Series H Preferred Stock shall be sufficient to permit only a partial payment to such holders of the aggregate Series H Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution to the holders of Series H Preferred Stock pursuant to this Section 10.2(a) of this Article Four shall be distributed ratably among such holders based upon the aggregate Series H Liquidation Preferences of the shares of Series H Preferred Stock held by each such holder.

(b) Participation Rights. If, after payment of any Series H Liquidation Preference and any payment or distribution and setting apart for payment or distribution of any of the assets or surplus funds of the Corporation to the holders of Equity Securities ranking junior to the Series H Preferred Stock with respect to distributions on liquidation but senior to the Common Stock, the assets and funds of the Corporation legally remaining available for distribution to the Corporation’s stockholders exceed the aggregate Series H Liquidation Preference payable pursuant to Section 10.2(a) of this Article Four, then, after the payments required by Section 10.2(a) of this Article Four shall have been made or irrevocably set apart for payment, the remaining assets and funds of the Corporation available for distribution to the Corporation’s stockholders shall be distributed pro rata among (i) the holders of the Common Stock, (ii) the holders of the Series H Preferred Stock (with each such holder of Series H Preferred Stock being treated for this purpose as holding the greatest whole number of shares of Common Stock then issuable upon conversion of all shares of Series H Preferred Stock held by such holder pursuant to Section 10.5 of this Article Four), and (iii) among the holders of any other Equity Securities having the right to participate in such distributions on liquidation, in accordance with the respective terms thereof.

(c) Merger or Sale of Assets. For purposes of Section 10.1(a)(ii) of this Article Four and this Section 10.2 of this Article Four, unless otherwise determined by the holders of at least 67% of the Preferred Stock then outstanding, voting together as a single class on an as converted basis (which may be effected by a vote of the holders of the Preferred Stock at a special meeting of such holders or by written consent), a liquidation, dissolution, or winding up of the Corporation shall be deemed to be occasioned by, and the holders of Series H Preferred Stock shall be entitled to receive in cash, securities, or other property (valued at Fair Market Value) amounts as specified in Section 10.2(a) of this Article Four and Section 10.2(b) of this Article Four above at the closing of, (i) a consolidation or merger of the Corporation with or into one or more other corporations or other business organizations, (ii) the sale, lease, or transfer of all or substantially all of the assets of the Corporation, (iii) the exclusive licensing of all or substantially all of the Corporation’s intellectual property in a single transaction or series of related transactions, or (iv) any other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for or converted into cash, securities of another corporation or business organization, or other property, unless, in the case of clause (i) and clause (iv), the Corporation’s stockholders of record immediately prior to such event shall (by virtue of the securities issued as a part of such event) hold greater than 50% of the voting power of the surviving or acquiring Person immediately following such event.

(d) Liquidation Notice. The Corporation shall give written notice of any liquidation, dissolution, or winding up (or any transaction which might reasonably be deemed to be a liquidation, dissolution, or winding up pursuant to Section 10.2(c) of this Article Four) to each holder of Series H Preferred Stock not less than twenty (20) days prior to the date stated in such notice for the distribution and payment of the amounts provided in Section 10.1(a)(ii) of this Article Four and this Section 10.2 of this Article Four. Each holder of Series H Preferred Stock may convert all or any portion of the Series H Preferred Stock then held by such holder into Common Stock pursuant to Section 10.5 of this Article Four at any time on or prior to the date fixed in such notice for distribution and payment or the date of a merger, consolidation, license of intellectual property or sale of assets deemed to be a liquidation, dissolution, or winding up of the Corporation as described in Section 10.2(c) of this Article Four.

10.3 Redemption. The Series H Preferred Stock shall have no rights with respect to redemption.

10.4 Voting Rights.

(a) General. The holders of shares of Series H Preferred Stock, together with the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G1 Preferred Stock, Series G2 Preferred Stock and any other Equity Securities given such voting rights, and the holders of Common Stock shall vote together as a single class on all matters submitted to a vote of common stockholders of the Corporation, except as otherwise provided in this Certificate or in the DGCL. Each holder of shares of Series H Preferred Stock shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which all shares of Series H Preferred Stock held of record by such holder could then be converted pursuant to Section 10.5 of this Article Four at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is first executed. The holders of shares of Series H Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws.

(b) Series H Preferred Stock Voting Rights. Without the affirmative vote of the holders of a majority of the outstanding Series H Preferred Stock, voting as a separate class, the Corporation shall not issue, or obligate itself to issue, any Series H Preferred Stock to any person or entity other than Abbott or an Affiliate of Abbott.

10.5 Conversion.

(a) Conversion Procedure.

(i) Subject to the terms of the Series H Securities Purchase Agreement, any holder of shares of Series H Preferred Stock may, at any time and at the option of such holder, convert all or any portion of the shares of Series H Preferred Stock (including any fraction of a share) held by such holder into a number of shares of Common Stock computed by multiplying the number of shares of Series H Preferred Stock to be converted by the Series H Original Issue Price, and dividing the result by the Series H Conversion Price (as defined below) then in effect.

(ii) Each conversion of shares of Series H Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the shares of Series H Preferred Stock to be converted, together with properly executed conversion instructions or stock powers, have been surrendered for conversion at the principal office of the Corporation. At the time such conversion has been effected, the rights of the holder with respect to the converted shares of Series H Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented by such certificate or certificates.

(iii) As soon as possible after a conversion has been effected (but in any event within ten (10) business days thereafter), the Corporation shall deliver to the converting holder:

1. a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

2. a certificate representing any shares of Series H Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted;

3. cash in lieu of any fractional share as provided in Section 10.5(a)(v) of this Article Four; and

4. cash or, subject to Section 10.5(a)(vi) of this Article Four, a certificate or certificates representing shares of Common Stock in payment of accrued or declared but unpaid dividends as provided in Section 10.1(a)(iii) of this Article Four and Section 10.5(a)(vi) of this Article Four.

(iv) The issuance of certificates for shares of Common Stock upon conversion of shares of Series H Preferred Stock shall be made without charge to the holders of such shares of Series H Preferred Stock for any issuance tax in respect of such issuance or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock, other than any transfer taxes resulting from the transfer of converted shares to a Person or Persons other than the converting holder. Upon conversion of each share of Series H Preferred Stock, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid, and nonassessable.

(v) If any fractional interest in a share of Common Stock would, except for the provisions of this Section 10.5(a)(v) of this Article Four, be deliverable upon any conversion of shares of Series H Preferred Stock, the Corporation, in lieu of delivering such fractional share of Common Stock, shall pay an amount to the holder of such fractional interest equal to the Fair Market Value of such fractional interest as of the date of conversion. All shares of Common Stock issuable to a holder shall be aggregated for purposes of determining whether a fractional interest shall result from any conversion.

(vi) All accrued or declared but unpaid dividends on shares of Series H Preferred Stock to be converted shall be payable upon conversion of such shares in cash or, at the option of a majority of the Board, in shares of Common Stock having a Fair Market Value as of the date of conversion equal to the amount of such accrued or declared but unpaid dividends; provided that, unless Abbott shall provide its prior written consent, accrued or declared but unpaid dividends payable to Abbott, or any Affiliate of Abbott, may not be paid in shares of Common Stock if, as a result of such payment, Abbott and its Affiliates would own, collectively and in the aggregate, more than fifteen percent (15%) of the voting Equity Securities outstanding as of such date, on an as-converted basis.

(b) Series H Conversion Price. The initial “Series H Conversion Price” shall be the Series H Original Issue Price per share of Series H Preferred Stock. In order to prevent dilution of the conversion rights granted under this Section 10.5 of this Article Four, the Series H Conversion Price shall be subject to adjustment from time to time as follows in this Section 10.5(b) of this Article Four.

(i) Payment of Preferred Stock Dividends in Common Stock. In the event the Corporation at any time or from time to time after the Series H Original Issue Date shall issue additional shares of Common Stock as payment of accrued dividends on any Preferred Stock other than the Series H Preferred Stock or any other series of Preferred Stock which the holders of Series H Preferred Stock acquired pursuant to their Participation Right (as defined in the Series H Securities Purchase Right) set forth in Section 4.4 of the Series H Securities Purchase Agreement, the Series H Conversion Price in effect immediately before such issuance shall be decreased as of the time of such issuance such that the number of shares of Common Stock into which shares of Series H Preferred Stock may be converted pursuant to this Section 10.5 of this Article Four following such issuance represents the same percentage of the issued and outstanding Common Stock of the Corporation, calculated on an as-converted and Fully Diluted Basis, as the holders of Series H Preferred Stock held immediately prior to such issuance, calculated on an as-converted and Fully Diluted Basis.

(ii) Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization, or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series H

Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Series H Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(iii) Reorganization, Mergers, Consolidations, or Sales of Assets. Subject to Section 10.2(c) of this Article Four, if at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this Section 10.5 of this Article Four) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation, or sale, provision shall be made so that the holders of the Series H Preferred Stock shall, after such reorganization, merger, consolidation, or sale, be entitled to receive upon conversion of the Series H Preferred Stock, the number of shares of stock or other securities or property of the Corporation (including cash), or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon such conversion would have been entitled with respect to such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 10.5 of this Article Four, with respect to the rights of the holders of the Series H Preferred Stock after the reorganization, merger, consolidation, or sale to the effect that the provisions of this Section 10.5 of this Article Four (including adjustment of the Series H Conversion Price and the number of shares issuable upon conversion of Series H Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(iv) Automatic Adjustment of Anti-dilution Protections. If at any time or from time to time after the Series H Original Issue Date any adjustment to any conversion price is made pursuant to Section 2.5(b)(ii), 3.5(b)(ii), 4.5(b)(ii), 5.5(b)(ii), 6.5(b)(ii), 7.5(b)(ii), 8.5(b)(ii) or 9.5(b)(ii) of this Article Four, the Series H Conversion Price in effect immediately before such adjustment shall be decreased as of the time of such adjustment such that the number of shares of Common Stock into which shares of Series H Preferred Stock may be converted pursuant to this Section 10.5 of this Article Four following such adjustment represents the same percentage of the issued and outstanding Common Stock of the Corporation, calculated on an as-converted and Fully Diluted Basis, as the holders of Series H Preferred Stock held immediately prior to such adjustment, calculated on an as-converted and Fully Diluted Basis. For purposes of calculating the number of shares on a Fully Diluted Basis held by the holders of the Series H Preferred Stock prior to an adjustment pursuant to this Section 10.5(b)(iv) of this Article Four, the Additional Shares of Common Stock that cause the adjustment under Section 2.5(b)(ii), 3.5(b)(ii), 4.5(b)(ii), 5.5(b)(ii), 6.5(b)(ii), 7.5(b)(ii), 8.5(b)(ii) or 9.5(b)(ii) of this Article Four shall be deemed to be outstanding and taken into account in determining the percentage on a Fully Diluted Basis.

(c) No Impairment. The Corporation shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Certificate by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section 10.5 of this Article Four and in the taking of all actions that may be necessary or appropriate to protect the rights of the holders of the Series H Preferred Stock against impairment.

(d) Notices.

(i) Promptly after any adjustment of the Series H Conversion Price (but in no event more than five (5) business days thereafter), the Corporation shall give written notice of such adjustment to all holders of shares of Series H Preferred Stock.

(ii) Other than in connection with the Initial Stock Dividend(s), the Corporation shall give written notice to all holders of shares of Series H Preferred Stock at least ten (10) days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, or (b) with respect to any pro rata subscription offer to holders of Common Stock.

(e) Automatic Conversion. All of the outstanding shares of Series H Preferred Stock shall be converted into Common Stock at the Series H Conversion Price then in effect without any further action on the part of the Corporation or any holder of Series H Preferred Stock, upon the earliest to occur of (i) immediately prior to the time of and subject to the closing and funding of a Qualified Public Offering, (ii) upon the election of the holders of at least a majority of the then outstanding shares of Series H Preferred Stock or (iii) after December 31, 2012 upon the election of the holders of a majority of the outstanding shares of Common Stock; provided that the holders of the Common Stock shall be entitled to make such election only if there are no shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G1 Preferred Stock or Series G2 Preferred Stock outstanding at the time of such election; and provided further that the shares of Series H Preferred Stock shall not be entitled to participate in such vote of the holders of Common Stock and the holders of Common Stock shall vote separately as a class.

10.6 Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of shares of Series H Preferred Stock. Upon the surrender of any certificate representing shares of Series H Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange for such surrendered certificate representing in the aggregate the number of shares of Series H Preferred Stock represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of Series H Preferred Stock as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the shares of Series H Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such shares of Series H Preferred Stock represented by the surrendered certificate.

10.7 Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit without bond of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction, or mutilation of any certificate evidencing shares of Series H Preferred Stock and, in the case of any such loss, theft, or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation or, in the case of any mutilation, upon surrender of such certificate the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series H Preferred Stock represented by such lost, stolen, destroyed, or mutilated certificate, and dividends shall accrue on the shares of Series H Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed, or mutilated certificate.

10.8 Amendment and Waiver. No amendment, modification, or waiver shall be binding or effective with respect to any provision of this Section 10 of this Article Four or Section 11 of this Article Four without the affirmative vote of the holders of at least a majority of the shares of Series H Preferred Stock then outstanding, voting separately as a class; provided, however, that with respect to amendments, modifications or waivers relating to Section 11 of this Article Four, the affirmative vote of the holders of at least a majority of the shares of the Series H Preferred Stock then outstanding, voting separately as a class, shall only be required if such amendments, modifications or waivers relate to the definition of “Abbott,” “Affiliate,” “Change of Control,” “Fair Market Value,” Fully Diluted Basis,” “Series H Dividend Parity Stock,” “Series H Liquidation Junior Stock,” “Series H Liquidation Senior Stock,” “Series H Original Issue Date,” “Series H Securities Purchase Agreement” or “Qualified Public Offering” and such amendments, modifications or waivers would materially and adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of, the Series H Preferred Stock. Without limiting the foregoing, (i) if any such amendment, modification, or waiver is to a provision in this Certificate that requires a specific vote (such as requiring the vote of a specified percentage of a particular class of voting securities) to take an action under such provision or to take an action with respect to the matters described in such provision, such amendment, modification, or waiver shall not be binding or effective unless such specific vote is obtained to approve such amendment, modification, or waiver; and (ii) no change in the terms of this Certificate may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the applicable class(es) of securities that would be necessary to approve such change in terms other than in connection with such merger or consolidation.

10.9 Notices. Except as otherwise expressly provided, all notices referred to in this Certificate shall be in writing and shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service to (i) the Corporation, at its principal executive offices and (ii) any stockholder, at such stockholder’s address as it appears in the stock records of the Corporation (unless otherwise indicated in writing by any such holder), and shall be deemed to have been given upon delivery, if delivered personally, three business days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service.

Section 11. DEFINITIONS. As used in Section 2, Section 3, Section 4, Section 5, Section 6, Section 7, Section 8, Section 9 and Section 10 of this Article Four, the following terms have the following meanings:

“Abbott” means Abbott Pharmaceuticals PR Ltd., a Bermuda corporation.

“Additional Shares of Common Stock” means:

(i) as used in Section 2 of this Article Four, with respect to each issuance of shares, all shares of Common Stock issued (or, pursuant to Section 2.5(b)(iii) of this Article Four, deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

(a) upon conversion of shares of Preferred Stock issued and outstanding as of the date 90 days after the date this Certificate is filed with the Secretary of State of the State of Delaware (the “Issued Preferred Stock”);

(b) as a dividend or distribution on Issued Preferred Stock;

(c) pursuant to any Approved Plan;

(d) upon conversion or exercise of any Options or Convertible Securities (other than Issued Preferred Stock) outstanding as of September 5, 2003;

(e) effected in a Qualified Public Offering;

(f) in connection with an acquisition transaction, building or equipment lease transaction, bank loan transaction, or strategic alliance or partnering arrangement that is not primarily for equity financing purposes and that is approved by the Board;

(g) in connection with any strategic transaction approved by the Board involving the Corporation and other entities, including joint ventures, manufacturing, marketing or distribution arrangements; and

(h) in connection with any contract arrangement approved by the Board for the provision of advisory services, technology transfers or development arrangements with respect to the development of the Corporation’s products, in-licensed technologies, and/or knowledge and expertise related thereto.

(ii) as used in Section 3 of this Article Four, with respect to each issuance of shares, all shares of Common Stock issued (or, pursuant to Section 3.5(b)(iii) of this Article Four, deemed to be issued) by the Corporation after the Series B Original Issue Date, other than shares of Common Stock issued or issuable:

(a) upon conversion of shares of Series A or Series B Preferred Stock;

(b) as a dividend or distribution on the Series A or Series B Preferred Stock;

(c) pursuant to any Approved Plan;

(d) upon conversion or exercise of any Options or Convertible Securities outstanding as of the Series B Original Issue Date;

(e) effected in a Qualified Public Offering;

(f) in connection with an acquisition transaction, building or equipment lease transaction, bank loan transaction, or strategic alliance or partnering arrangement that is not primarily for equity financing purposes and that is approved by the Board;

(g) in connection with any strategic transaction approved by the Board involving the Corporation and other entities, including joint ventures, manufacturing, marketing or distribution arrangements; and

(h) in connection with any contract arrangement approved by the Board for the provision of advisory services, technology transfers or development arrangements with respect to the development of the Corporation’s products, in-licensed technologies, and/or knowledge and expertise related thereto.

(iii) as used in Section 4 of this Article Four, with respect to each issuance of shares, all shares of Common Stock issued (or, pursuant to Section 4.5(b)(iii) of this Article Four, deemed to be issued) by the Corporation after the Series C Original Issue Date, other than shares of Common Stock issued or issuable:

(a) upon conversion of shares of Series A, Series B or Series C Preferred Stock;

(b) as a dividend or distribution on the Series A, Series B or Series C Preferred Stock;

(c) pursuant to any Approved Plan;

(d) upon conversion or exercise of any Options or Convertible Securities outstanding as of the Series C Original Issue Date;

(e) effected in a Qualified Public Offering;

(f) in connection with an acquisition transaction, building or equipment lease transaction, bank loan transaction, or strategic alliance or partnering arrangement that is not primarily for equity financing purposes and that is approved by the Board;

(g) in connection with any strategic transaction approved by the Board involving the Corporation and other entities, including joint ventures, manufacturing, marketing or distribution arrangements; and

(h) in connection with any contract arrangement approved by the Board for the provision of advisory services, technology transfers or development arrangements with respect to the development of the Corporation’s products, in-licensed technologies, and/or knowledge and expertise related thereto.

(iv) as used in Section 5 of this Article Four, with respect to each issuance of shares, all shares of Common Stock issued (or, pursuant to Section 5.5(b)(iii) of this Article Four, deemed to be issued) by the Corporation after the Series D Original Issue Date, other than shares of Common Stock issued or issuable:

(a) upon conversion of shares of Series A, Series B, Series C or Series D Preferred Stock;

(b) as a dividend or distribution on the Series A, Series B, Series C or Series D Preferred Stock;

(c) pursuant to any Approved Plan;

(d) upon conversion or exercise of any Options or Convertible Securities outstanding as of the Series D Original Issue Date;

(e) effected in a Qualified Public Offering;

(f) in connection with an acquisition transaction, building or equipment lease transaction, bank loan transaction, or strategic alliance or partnering arrangement that is not primarily for equity financing purposes and that is approved by the Board;

(g) in connection with any strategic transaction approved by the Board involving the Corporation and other entities, including joint ventures, manufacturing, marketing or distribution arrangements; and

(h) in connection with any contract arrangement approved by the Board for the provision of advisory services, technology transfers or development arrangements with respect to the development of the Corporation’s products, in-licensed technologies, and/or knowledge and expertise related thereto.

(v) as used in Section 6 of this Article Four, with respect to each issuance of shares, all shares of Common Stock issued (or, pursuant to Section 6.5(b)(iii) of this Article Four, deemed to be issued) by the Corporation after the Series E Original Issue Date, other than shares of Common Stock issued or issuable:

(a) upon conversion of shares of Series A, Series B, Series C, Series D or Series E Preferred Stock;

(b) as a dividend or distribution on the Series A, Series B, Series C, Series D or Series E Preferred Stock;

(c) pursuant to any Approved Plan;

(d) upon conversion or exercise of any Options or Convertible Securities outstanding as of the Series E Original Issue Date;

(e) effected in a Qualified Public Offering;

(f) in connection with an acquisition transaction, building or equipment lease transaction, bank loan transaction, or strategic alliance or partnering arrangement that is not primarily for equity financing purposes and that is approved by the Board;

(g) in connection with any strategic transaction approved by the Board involving the Corporation and other entities, including joint ventures, manufacturing, marketing or distribution arrangements; and

(h) in connection with any contract arrangement approved by the Board for the provision of advisory services, technology transfers or development arrangements with respect to the development of the Corporation’s products, in-licensed technologies, and/or knowledge and expertise related thereto.

(vi) as used in Section 7 of this Article Four, with respect to each issuance of shares, all shares of Common Stock issued (or, pursuant to Section 7.5(b)(iii) of this Article Four, deemed to be issued) by the Corporation after the Series F Original Issue Date, other than shares of Common Stock issued or issuable:

(a) upon conversion of shares of Series A, Series B, Series C, Series D, Series E or Series F Preferred Stock;

(b) as a dividend or distribution on the Series A, Series B, Series C, Series D, Series E or Series F Preferred Stock;

(c) pursuant to any Approved Plan;

(d) upon conversion or exercise of any Options or Convertible Securities outstanding as of the Series F Original Issue Date;

(e) effected in a Qualified Public Offering;

(f) in connection with an acquisition transaction, building or equipment lease transaction, bank loan transaction, or strategic alliance or partnering arrangement that is not primarily for equity financing purposes and that is approved by the Board;

(g) in connection with any strategic transaction approved by the Board involving the Corporation and other entities, including joint ventures, manufacturing, marketing or distribution arrangements; and

(h) in connection with any contract arrangement approved by the Board for the provision of advisory services, technology transfers or development arrangements with respect to the development of the Corporation’s products, in-licensed technologies, and/or knowledge and expertise related thereto.

(vii) as used in Section 8 of this Article Four, with respect to each issuance of shares, all shares of Common Stock issued (or, pursuant to Section 8.5(b)(iii) of this Article Four, deemed to be issued) by the Corporation after the Series G1 Original Issue Date, other than shares of Common Stock issued or issuable:

(a) upon conversion of shares of Series A, Series B, Series C, Series D, Series E, Series F, Series G1 or Series G2 Preferred Stock;

(b) as a dividend or distribution on the Series A, Series B, Series C, Series D, Series E, Series F, Series G1 or Series G2 Preferred Stock;

(c) pursuant to any Approved Plan;

(d) upon conversion or exercise of any Options or Convertible Securities outstanding as of the Series G1 Original Issue Date;

(e) effected in a Qualified Public Offering;

(f) in connection with an acquisition transaction, building or equipment lease transaction, bank loan transaction, or strategic alliance or partnering arrangement that is not primarily for equity financing purposes and that is approved by the Board;

(g) in connection with any strategic transaction approved by the Board involving the Corporation and other entities, including joint ventures, manufacturing, marketing or distribution arrangements; and

(h) in connection with any contract arrangement approved by the Board for the provision of advisory services, technology transfers or development arrangements with respect to the development of the Corporation’s products, in-licensed technologies, and/or knowledge and expertise related thereto.

(viii) as used in Section 9 of this Article Four, with respect to each issuance of shares, all shares of Common Stock issued (or, pursuant to Section 9.5(b)(iii) of this Article Four, deemed to be issued) by the Corporation after the Series G2 Original Issue Date, other than shares of Common Stock issued or issuable:

(a) upon conversion of shares of Series A, Series B, Series C, Series D, Series E, Series F, Series G1 or Series G2 Preferred Stock;

(b) as a dividend or distribution on the Series A, Series B, Series C, Series D, Series E, Series F, Series G1 or Series G2 Preferred Stock;

(c) pursuant to any Approved Plan;

(d) upon conversion or exercise of any Options or Convertible Securities outstanding as of the Series G1 Original Issue Date;

(e) effected in a Qualified Public Offering;

(f) in connection with an acquisition transaction, building or equipment lease transaction, bank loan transaction, or strategic alliance or partnering arrangement that is not primarily for equity financing purposes and that is approved by the Board;

(g) in connection with any strategic transaction approved by the Board involving the Corporation and other entities, including joint ventures, manufacturing, marketing or distribution arrangements; and

(h) in connection with any contract arrangement approved by the Board for the provision of advisory services, technology transfers or development arrangements with respect to the development of the Corporation’s products, in-licensed technologies, and/or knowledge and expertise related thereto.

“Affiliate” means, with respect to any Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Person and, in the case of an individual, includes any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” shall mean (i) the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise, or (ii) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a business entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity).

“Approved Plan” means the Reata Pharmaceuticals, Inc. Amended and Restated 2002 Stock Option Plan, the Reata Pharmaceuticals, Inc. Employee Series D Preferred Stock Purchase Plan, the Reata Pharmaceuticals, Inc. 2007 Long Term Incentive Plan, and any other written stock option, stock purchase, stock incentive, or stock appreciation plan or arrangement and any increase in the number of shares of Equity Securities reserved for issuance pursuant to any of the foregoing.

“Bylaws” means the bylaws of the Corporation, as amended, amended and restated or modified from time to time.

“Change of Control” means (1) any “person” (including a “person” as defined in Section 13(d)(3) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation’s then outstanding securities, (2) a consolidation or merger of the Corporation with or into one or more other corporations or other business organizations, (3) the sale, lease, or transfer of all or substantially all of the assets of the Corporation, (4) the exclusive licensing of all or substantially all of the Corporation’s intellectual property in a single transaction or series of related transactions or (5) any other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for or converted into cash or securities of another corporation or business organization, or other property, unless, in the case of clause (2) and clause (5), the Corporation’s stockholders of record immediately prior to such event shall (by virtue of the securities issued as a part of such event) hold greater than 50% of the voting power of the surviving or acquiring Person immediately following such event; provided, that a “Change of Control” shall not be deemed to have occurred pursuant to clause (1) of this definition if a stockholder of the Corporation that beneficially owns, directly or indirectly, in the aggregate, at least 40% of the issued and outstanding Common Stock of the Corporation, as of immediately prior to the Series H Original Issue Date, calculated on an as-converted and Fully Diluted Basis, increases its ownership after the Series H Original Issue Date by no more than an amount equal to 10% of the issued and outstanding Common Stock of the Corporation, calculated on an as-converted and Fully Diluted Basis.

“Equity Security” means any stock or similar security, including, without limitation, securities containing equity features and securities containing profit participation features, or any security convertible or exchangeable, with or without consideration, into or for any stock or similar security, or any security carrying any warrant or right to subscribe for or purchase any stock or similar security, or any such warrant or right.

“Fair Market Value” means the fair market value as determined in good faith by a majority of the entire Board (including at least one non-employee member of the Board).

“Fully Diluted Basis” means, with respect to a calculation of the number of outstanding shares of Common Stock of the Corporation, the number of shares of Common Stock of the Corporation that would be outstanding assuming (i) the conversion of all Preferred Stock and other Equity Securities convertible or exchangeable, with or without consideration, into or for shares of Common Stock, assuming that the holder thereof receives the maximum number of shares of Common Stock issuable at such time under the terms of the respective instrument, (ii) exercise of all outstanding options, warrants or similar rights to purchase or acquire Common Stock or other Equity Securities convertible or exchangeable, with or without consideration, into or for shares of Common Stock, assuming the acceleration and lapse (without forfeiture) of all vesting or other restrictions on exercise and that the holder thereof receives the maximum number of shares of Common Stock issuable at such time under the terms of the respective instrument and (iii) the lapse without forfeiture of all restrictions on all outstanding restricted Common Stock.

“Investors’ Rights Agreement” means that certain Sixth Amended and Restated Investors’ Rights Agreement, by and among the Corporation and certain of its stockholders, as such agreement may from time to time be amended, restated or modified in accordance with its terms.

“Liquidation Senior Stock” means any Equity Securities that by their respective terms rank senior to the Series A Preferred Stock with respect to distributions on liquidation.

“Original Issue Date” means the date on which shares of Series A Preferred Stock were initially sold by the Corporation.

“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

“Qualified Public Offering” shall mean the closing of the sale by the Corporation of Common Stock in an underwritten public offering registered under the Securities Act (other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or pursuant to an employee benefit plan of the Corporation or any of its subsidiaries), or any series of such sales, with aggregate gross proceeds to the Corporation in excess of twenty million dollars ($20,000,000) (before underwriters discounts and commissions and other expenses related to the offering have been deducted).

“Series B Dividend Parity Stock” means any Equity Securities that by their respective terms rank on a parity with the Series B Preferred Stock with respect to dividends.

“Series B Liquidation Junior Stock” means any Equity Securities that by their respective terms rank junior to the Series B Preferred Stock with respect to distribution of assets on liquidation.

“Series B Liquidation Senior Stock” means any Equity Securities that by their respective terms rank senior to the Series B Preferred Stock with respect to distribution of assets on liquidation.

“Series B Original Issue Date” means the date on which shares of Series B Preferred Stock were initially sold by the Corporation.

“Series C Dividend Parity Stock” means any Equity Securities that by their respective terms rank on a parity with the Series C Preferred Stock with respect to dividends.

“Series C Liquidation Junior Stock” means any Equity Securities that by their respective terms rank junior to the Series C Preferred Stock with respect to distribution of assets on liquidation.

“Series C Liquidation Senior Stock” means any Equity Securities that by their respective terms rank senior to the Series C Preferred Stock with respect to distribution of assets on liquidation.

“Series C Original Issue Date” means the date on which shares of Series C Preferred Stock were initially sold by the Corporation.

“Series D Dividend Parity Stock” means any Equity Securities that by their respective terms rank on a parity with the Series D Preferred Stock with respect to dividends.

“Series D Liquidation Junior Stock” means any Equity Securities that by their respective terms rank junior to the Series D Preferred Stock with respect to distribution of assets on liquidation.

“Series D Liquidation Senior Stock” means any Equity Securities that by their respective terms rank senior to the Series D Preferred Stock with respect to distribution of assets on liquidation.

“Series D Original Issue Date” means the date on which shares of Series D Preferred Stock were initially sold by the Corporation.

“Series E Dividend Parity Stock” means any Equity Securities that by their respective terms rank on a parity with the Series E Preferred Stock with respect to dividends.

“Series E Liquidation Junior Stock” means any Equity Securities that by their respective terms rank junior to the Series E Preferred Stock with respect to distribution of assets on liquidation.

“Series E Liquidation Senior Stock” means any Equity Securities that by their respective terms rank senior to the Series E Preferred Stock with respect to distribution of assets on liquidation.

“Series E Original Issue Date” means the date on which shares of Series E Preferred Stock were initially sold by the Corporation.

“Series F Dividend Parity Stock” means any Equity Securities that by their respective terms rank on a parity with the Series F Preferred Stock with respect to dividends.

“Series F Liquidation Junior Stock” means any Equity Securities that by their respective terms rank junior to the Series F Preferred Stock with respect to distribution of assets on liquidation.

“Series F Liquidation Senior Stock” means any Equity Securities that by their respective terms rank senior to the Series F Preferred Stock with respect to distribution of assets on liquidation.

“Series F Original Issue Date” means the date on which shares of Series F Preferred Stock were initially sold by the Corporation.

“Series G1 Dividend Parity Stock” means any Equity Securities that by their respective terms rank on a parity with the Series G1 Preferred Stock with respect to dividends.

“Series G1 Liquidation Junior Stock” means any Equity Securities that by their respective terms rank junior to the Series G1 Preferred Stock with respect to distribution of assets on liquidation.

“Series G1 Liquidation Senior Stock” means any Equity Securities that by their respective terms rank senior to the Series G1 Preferred Stock with respect to distribution of assets on liquidation.

“Series G1 Original Issue Date” means the date on which shares of Series G1 Preferred Stock were initially sold by the Corporation.

“Series G2 Dividend Parity Stock” means any Equity Securities that by their respective terms rank on a parity with the Series G2 Preferred Stock with respect to dividends.

“Series G2 Liquidation Junior Stock” means any Equity Securities that by their respective terms rank junior to the Series G2 Preferred Stock with respect to distribution of assets on liquidation.

“Series G2 Liquidation Senior Stock” means any Equity Securities that by their respective terms rank senior to the Series G2 Preferred Stock with respect to distribution of assets on liquidation.

“Series G2 Original Issue Date” means the date on which shares of Series G2 Preferred Stock were initially sold by the Corporation.

“Series H Dividend Parity Stock” means any Equity Securities that by their respective terms rank on a parity with the Series H Preferred Stock with respect to dividends.

“Series H Liquidation Junior Stock” means any Equity Securities that by their respective terms rank junior to the Series H Preferred Stock with respect to distribution of assets on liquidation.

“Series H Liquidation Senior Stock” means any Equity Securities that by their respective terms rank senior to the Series H Preferred Stock with respect to distribution of assets on liquidation.

“Series H Original Issue Date” means the date on which shares of Series H Preferred Stock were initially sold by the Corporation

“Series H Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of September 21, 2010, and as it may be amended, restated or modified from time to time, by and between the Corporation and Abbott.

“Warrants” means the Warrants to Purchase Stock dated February 15, 2008, between the Corporation and each of Comerica Bank and Oxford Finance Corporation.

“Subsidiary” means any corporation more than 50% of the outstanding voting securities of which are owned by the Corporation or any Subsidiary, directly or indirectly, or a partnership or limited liability company in which the Corporation or any Subsidiary is a general partner or manager or holds interests entitling it to receive more than 50% of the profits or losses of the partnership or limited liability company.

Section 12. RIGHTS AND PREFERENCES OF THE COMMON STOCK.

12.1 Priority. All voting powers, preferences, relative participation, optional, or other special rights and privileges and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Series A Preferred Stock and any other Equity Securities ranking on a parity with, or senior to, the Series A Preferred Stock with respect to the foregoing.

12.2 Voting Rights. Except as otherwise required by law or this Certificate, each holder of Common Stock shall have one vote in respect of each share of stock held by such stockholder of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of the stockholders of the Corporation. Except as may be otherwise provided in this Certificate or by law, the Common Stock shall vote together with all other classes and series of stock of the Corporation (including the Series A, Series B, Series C,

Series D, Series E, Series F, Series G1, Series G2 and Series H Preferred Stock) as a single class on all actions to be taken by the stockholders of the Corporation. Subject to Section 2.4(b), Section 3.4(b), Section 4.4(b), Section 5.4(b), Section 6.4(b), Section 7.4(b), Section 8.4(b) and Section 9.4(b) of Article Four, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding or reserved for the exercise of options or warrants or conversion of the Series A, Series B, Series C, Series D, Series E, Series F, Series G1, Series G2 or Series H Preferred Stock or other authorized Convertible Securities) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon, voting as a single class (and not as a separate individual class of solely holders of Common Stock, excluding those holders of Equity Securities who may be entitled to vote thereon as provided in this Certificate), as provided by Section 242(b)(2) of the DGCL.

12.3 Dividends. Subject to the preferential rights of the Series A, Series B, Series C, Series D, Series E, Series F, Series G1, Series G2 and the Series H Preferred Stock and any other Equity Securities ranking on a parity with, or senior to, the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G1 Preferred Stock, Series G2 Preferred Stock or Series H Preferred Stock with respect to dividends, the holders of shares of Common Stock shall be entitled to receive, when, as, and if declared by the Board, out of the assets of the Corporation which are by law available for payment of dividends, dividends payable either in cash, in property, or in shares of capital stock.

ARTICLE FIVE

The business and affairs of the Corporation shall be managed by and under the direction of the Board. The exact number of directors of the Corporation shall be fixed by or in the manner provided in the Bylaws.

ARTICLE SIX

Except as otherwise provided in this Certificate, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to adopt, amend or repeal in any respect any or all of the Bylaws.

ARTICLE SEVEN

Elections of directors need not be by written ballot unless the Bylaws shall so provide.

ARTICLE EIGHT

Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws.

ARTICLE NINE

A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided in this Certificate, shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. No amendment to or repeal of this Article Nine shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE TEN

The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall inure to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Ten is in effect. Any repeal or amendment of this Article Ten shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Ten. Such right shall include the right to be paid by the Corporation expenses (including without limitation attorneys’ fees) actually and reasonably incurred by him in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the DGCL, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the DGCL, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor any actual determination by the Corporation (including its Board or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advance is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

ARTICLE ELEVEN

The Corporation reserves the right, subject to any express provisions or restrictions contained in this Certificate or the bylaws of the Corporation from time to time to amend, alter, change, or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by applicable laws, and all rights conferred upon stockholders in this Certificate are granted subject to this reservation.

[Remainder of Page Intentionally Left Blank]

The undersigned, being the duly elected Chief Executive Officer of the Corporation, for the purpose of amending and restating the Certificate of Incorporation, does make this Certificate, hereby declaring and certifying that this is the act and deed of the Corporation and the facts stated in this Certificate are true, and accordingly has hereunto executed this Certificate as a duly authorized officer of the Corporation this 27th day of October, 2010.

/s/ J. Warren Huff
J. Warren Huff, Chief Executive Officer

S-1